UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MANAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

1311
(Primary Standard Industrial Classification Code Number)

91-1918324
(I.R.S. Employer Identification Number)

Bahnhofstrasse 9
6341 Baar, Switzerland
Telephone: +41 (44) 718 10 30
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Nevada Corporate Services, Inc.
8883 West Flamingo Road, Suite 102
Las Vegas, NV 89147
Telephone: (702) 947-4100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy of Communications To:
Clark Wilson LLP
Attention: Ethan Minsky
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 643-3151

As soon as practicable after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock	$34,500,000(2)	$4,005.45

(1)	Estimated solely for the purposes of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2)	The proposed maximum aggregate offering price includes amounts attributable to shares that may be issued upon exercise of the over-allotment option by the placement agents.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectus: one to be used in connection with the offering of the securities described herein in the United States and one to be used in connection with the offering of such securities in Canada. The form of the U.S. prospectus is included herein and is followed by the alternate and additional pages to be used in the Canadian prospectus. Each of the alternate pages for the Canadian prospectus included herein is labeled “Alternate Page for Canadian Prospectus.” Each of the additional pages for the Canadian prospectus included herein is labeled “Additional Page for Canadian Prospectus”. The form of the U.S. prospectus is identical to the form of the Canadian prospectus except for these alternate and additional pages.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion
______________, 2011

Minimum Offering: <> Shares
Maximum Offering: <> Shares

Manas Petroleum Corporation

Common Stock
_________________________________

We are offering a minimum of <> shares of our common stock and a maximum of <> shares of our common stock.

Our placement agents, Raymond James Ltd. in Canada and its registered broker-dealer affiliate, Raymond James (USA) Ltd. in the United States, are selling the shares of our common stock on a “reasonable commercial efforts all or nothing” basis as to the minimum number of shares to be sold and a “reasonable commercial efforts” basis thereafter up to the maximum amount. The placement agents must sell the minimum number of shares of our common stock offered (<> shares) if any are sold. The placement agents have agreed to use their reasonable commercial efforts to sell the shares of our common stock being offered. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our placement agents after the minimum offering is sold or (ii) <>. Until we sell at least <> shares of our common stock, all subscription proceeds will be held in a separate bank account of the placement agents in trust. If we do not sell at least <> shares of our common stock by <>, all funds will be promptly returned to investors within three business days without interest or deduction.

Our common stock is traded on the OTC Bulletin Board under the symbol “MNAP.OB”. On January 28, 2011, the closing price (last sale of the day) for one share of our common stock was $0.60. We have applied to list the shares of our common stock on the TSX Venture Exchange. Such listing will be subject to our fulfillment of all requirements of the TSX Venture Exchange. There can be no assurance that the shares of our common stock will be listed on the TSX Venture Exchange.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 17.

		Per Share	Minimum Offering	Maximum Offering

Public offering price	$	<>	$20,000,000	$30,000,000

Placement commissions	$	<>	$1,400,000	$2,100,000

Proceeds to us, before expenses	$	<>	$18,600,000	$27,900,000

The placement agents may also sell up to an additional <> shares at the public offering price within 30 days from the date of closing of this offering to cover over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2011.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

A copy of this preliminary prospectus has been filed with the securities regulatory authorities in every province of Canada except Québec, but has not yet become final for the purpose of the sale of securities. Information contained in this prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the prospectus is obtained from the securities regulatory authorities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. We have filed a registration statement on Form S-1 with the United States Securities and Exchange Commission under the United States Securities Act of 1933 with respect to these securities. See “Plan of Distribution”.

PRELIMINARY PROSPECTUS

New Issue	January 31, 2011

Minimum Offering: US$20,000,000 (<> Shares)
Maximum Offering: US$30,000,000 (<> Shares)

Manas Petroleum Corporation

Common Stock
_________________________________

This prospectus qualifies the distribution of a minimum of <> shares of our common stock and a maximum of <> shares of our common stock at a price of US$<> per share for gross proceeds of a minimum of US$20,000,000 and a maximum of US$30,000,000. We have engaged Raymond James Ltd. to act as our agent in connection with the sale of shares of our common stock on a “reasonable commercial efforts” basis.

Our common stock is traded on the OTC Bulletin Board under the symbol “MNAP.OB”. On January 28, 2011, the closing price (last sale of the day) for one share of our common stock on the OTC Bulletin Board was $0.60. We have applied to list the shares of our common stock on the TSX Venture Exchange. Such listing will be subject to our fulfillment of all requirements of the TSX Venture Exchange. There can be no assurance that the shares of our common stock will be listed on the TSX Venture Exchange.

We are offering our common stock for sale concurrently in Canada under the terms of this prospectus and in the United States under the terms of a registration statement on Form S-1 filed with the United States Securities and Exchange Commission. Our common stock is being offered in Canada by Raymond James Ltd. and in the United States by its registered broker-dealer affiliate, Raymond James (USA) Ltd.

_________________________________

Price: US$<> per Share
_________________________________

		Price to Public(1)(2)		Agent’s Commission(3)(4)		Net Proceeds to Our Company(5)(6)

Per Share	US$	<>	US$	<>	US$	<>

Minimum Offering	US$	20,000,000	US$	1,400,000	US$	18,600,000

Maximum Offering	US$	30,000,000	US$	2,100,000	US$	27,900,000

(1)	The proceeds from subscriptions will be deposited in a separate bank account of the placement agents in trust until subscriptions for a minimum of <> shares of our common stock are received.
(2)	The public offering price for the shares of our common stock being offered was determined by us with input from Raymond James Ltd.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

(3)

Pursuant to the terms and conditions of an agency agreement dated <>, 2011 between our company and Raymond James Ltd., we have agreed to pay Raymond James Ltd. a cash commission of seven percent (7%) of the gross proceeds of this offering and warrants to purchase up to that number of shares of our common stock as is equal to three and one-half percent (3.5%) of the number of shares sold in the offering, exercisable at US$<> per share, for a period of 24 months from the date of closing of this offering. See “Plan of Distribution” for more information about the warrants to be issued to Raymond James Ltd.

(4)	We will pay all of the reasonable expenses (including legal expenses) of Raymond James Ltd. relating to this offering.
(5)	Before deduction of the expenses of this offering, estimated to be approximately US$363,000.
(6)

We have granted the placement agents an over-allotment option, exercisable at any time for a period of 30 days from the date of closing of this offering, to purchase at the offering price up to that number of additional shares of common stock equal to 15% of the number of shares of common stock sold in this offering solely to cover over-allotments, if any, and for market stabilization purposes. If the over-allotment option is exercised in full, the total price to public, the placement agents’ commission and net proceeds to us will be US$<>, US$2,415,000 and US$32,085,000, respectively. A purchaser who acquires common stock forming part of the placement agents’ over-allocation position acquires such securities under this prospectus regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. This prospectus qualifies the grant of the over-allotment option and the distribution of the shares of common stock issuable upon exercise of the over-allotment option. See “Plan of Distribution”.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 17.

Our placement agents, Raymond James Ltd. in Canada and its registered broker-dealer affiliate, Raymond James (USA) Ltd. in the United States, conditionally offer the shares of our common stock on a “reasonable commercial efforts” basis, subject to prior sale, if, as and when issued by us and accepted by our placement agents in accordance with the conditions contained in the agency agreement between our company and Raymond James Ltd. referred to under “Plan of Distribution” subject to approval of certain legal matters on our behalf by Clark Wilson LLP and on behalf of our placement agents by Fraser Milner Casgrain LLP.

The following table summarizes the securities granted by us to our placement agents:

Placement Agent’s Position	Maximum Number of Securities Available	Exercise Period	Exercise Price
Warrants	<>	24 months following the closing of the offering	US$<>
Over-allotment option	<>	30 days following the closing of the offering	US$<>

A minimum subscription amount of US$25,000 is required from each subscriber. Subscriptions for the shares of our common stock will be subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. There may be one or more closings for this offering. We expect the initial closing of this offering to occur on or about <>, 2011. We will not close this offering unless we receive subscriptions for a minimum of <> shares of our common stock. If we have not received subscriptions for a minimum of <> shares of our common stock within 90 days after the declaration of the effectiveness of our registration statement by the United States Securities and Exchange Commission or the issuance of a receipt of this prospectus by Canadian securities regulators, whichever is earlier, we will discontinue this offering. Until the initial closing, all subscription proceeds will be held in a separate bank account of the placement agents in trust. If we have not received subscriptions for a minimum of <> shares of our common stock within the above mentioned 90 days, we will cause our placement agents to return the subscription proceeds to subscribers within three business days without interest or deduction. If there is the initial closing of this offering, one or more additional closings, if necessary, may occur until the earlier of the time that we receive subscriptions for a maximum of <> shares of our common stock and the expiry of the above mentioned 90 days.

In connection with the sale of the shares of our common stock, our placement agents may over-allot or effect transactions which stabilize or maintain the market price of the shares of our common stock at levels other than those which might otherwise prevail in the open market. Such transactions may have the effect of preventing or mitigating a decline in the market price of the shares of our common stock. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

We are incorporated under the laws of the state of Nevada in the United States. Some of our directors and all of our officers, and some of the experts named in this prospectus, reside outside of Canada and all or a substantial portion of their assets, and all of our assets, are located outside of Canada. As a result, although we have appointed Michael Velletta as our agent for service of process in Canada, it may not be possible for investors in Canada to bring an action in Canada against directors, officers or experts who are not resident in Canada. It may not be possible for an investor to enforce a judgment obtained in a Canadian court predicated upon the civil liability provisions of Canadian securities laws against our company or those persons.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

FINANCIAL STATEMENTS	96

EXCHANGE RATE INFORMATION

Unless otherwise indicated, all reference to “dollars”, “$”, “USD” or “US$” are to United States dollars and all reference to “CDN$” are to Canadian dollars.

We measure and report our financial results in United States dollars. The following table sets forth, for the periods indicated, the high, low, average and period-end noon buying rates of United States dollars published by the Bank of Canada. Although obtained from sources believed to be reliable, the data is only for informational purposes, and the Bank of Canada does not guarantee that the data is accurate or complete. No representation is made that the United States dollar amounts have been, could have been or could be converted into Canadian dollars at the noon buying rates on such dates or any other dates.

	Noon Buying Rate (CDN$)
Year Ended December 31	Period Ended	Average	High	Low
2006	$1.17	$1.13	$1.17	$1.10
2007	$0.99	$1.07	$1.19	$0.92
2008	$1.22	$1.07	$1.30	$0.97
2009	$1.05	$1.14	$1.30	$1.03
2010	$0.99	$1.03	$1.08	$0.99

On January 28, 2011, the noon buying rate of the Bank of Canada was $1.00 = CDN$1.00.

Unless otherwise indicated, foreign currencies are converted to United States dollars using the following exchange rates on January 28, 2011:

Foreign Exchange Rates on January 28, 2011

Canadian dollars	CDN$/$	1.0010
Swiss francs	CHF/$	1.0616

PROSPECTUS SUMMARY

As used in this prospectus, the terms “we”, “us”, and “our” refer to Manas Petroleum Corporation, its wholly-owned subsidiaries DWM Petroleum AG, a Swiss company, Manas Petroleum A.G., a Swiss company, Manas Energia Chile Limitada, a Chilean company, Manas Petroleum of Chile Corporation, a Canadian company, and Manas Management Services Ltd., a Bahamian company, and its partially owned subsidiaries CJSC Somon Oil Company, a Tajikistan company, Gobi Energy Partners GmbH, a Swiss company, and Gobi Energy Partners LLC, a Mongolian company, and its 25% ownership interest in CJSC South Petroleum Company, a Kyrgyz company and its 32.06% ownership interest in Petromanas Energy Inc., a British Columbia company listed on the TSX Venture Exchange in Canada (TSXV: PMI), as the context may require.

The following is a summary of the principal features of this distribution and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus.

The Offering

We have engaged Raymond James Ltd. and its U.S. affiliate, Raymond James (USA) Ltd., to conduct this offering on a “reasonable commercial efforts all or nothing” basis as to the minimum number of shares to be sold and a “reasonable commercial efforts” basis as to the balance. The offering is being made without a firm commitment by the placement agents, which have no obligation or commitment to purchase any of the shares of our common stock. See “Plan of Distribution”.

Minimum shares offered	<> shares of our common stock

Maximum shares offered	<> shares of our common stock

Shares to be outstanding, if minimum offering is sold(1)	<> shares of our common stock

Shares to be outstanding, if maximum offering is sold(1),(2)	<> shares of our common stock

Offering price per share	$<>

Expected net proceeds, if minimum offering is sold	$18,600,000

Expected net proceeds, if maximum offering is sold(3)	$27,900,000

Use of proceeds	Proceeds will be used primarily for seismic, drilling, geological and geophysical works, production sharing contract costs and working capital. See “Use of Proceeds”.

Closing of offering

The offering contemplated by this prospectus will terminate upon the earlier of (i) a date mutually acceptable to us and our placement agents after the minimum offering is sold or (ii) <>. We will not close the offering if we do not receive subscriptions to purchase at least the minimum offering amount. See “Plan of Distribution”.

Subscription proceeds	Subscription proceeds will be held in a separate bank account of the placement agents in trust until the earlier of our receipt of commitments to purchase <> shares of our common stock or <>.

Lock-up agreements

We anticipate that our officers and directors will enter into lock-up agreements with our company and Raymond James Ltd. which provide that such officers and directors will not, directly or indirectly, sell any shares of our common stock held by them for a period beginning on <>, 2011 and ending 120 days from the closing of this offering.

(1)

The calculation of the number of shares of our common stock that will be outstanding after completion of this offering is based on 125,911,710 shares issued and outstanding as of January 31, 2011 and excludes the shares issuable upon exercise of the over-allotment option or any other outstanding warrants or options as of January 31, 2011.

(2)

If the over-allotment option is exercised in full, the number of shares of our common stock that will be outstanding after completion of the maximum offering will be <>, excluding the shares issuable upon exercise of any other outstanding warrants or options as of January 31, 2011.

(3)	If the over-allotment option is exercised in full, the expected net proceeds to our company after completion of the maximum offering will be $32,085,000.

Our Business

We are in the business of exploring for oil and gas, primarily in Central and East Asia and the Balkans. In particular, we focus on the exploration of large under-thrust light oil prospects in areas where, though there has often been shallow production, their deeper potential has yet to be evaluated. Although we are currently focused primarily on projects located in certain geographic regions, we remain open to attractive opportunities in other areas.

We carry out our operations both directly and through participation in ventures with other oil and gas companies. We have or were involved in projects in Mongolia, Tajikistan and Chile. In addition, we own shares of Petromanas Energy Inc., which is involved in oil and gas activities in Albania, and shares of CJSC South Petroleum Company, which is involved in a project in the Kyrgyz Republic.

To date, we do not have any known reserves on any of our properties, we have no operating income and, as a result, depend upon funding from various sources to continue operations and to implement our growth strategy. Because of our lack of operating revenues, operating losses since inception and need to raise additional funds, our independent registered public accounting firm included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern in their report on our financial statements for the year ended December 31, 2009.

See “Description of Business”.

Corporate Information

Our principal executive offices are located at Bahnhofstrasse 9, 6341 Baar, Switzerland, and our telephone number is +41 (44) 718 1030. Our website is www.manaspetroleum.com. Information contained on, or that can be accessed through our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

The following chart reflects our organizational structure as of the date of this prospectus:

* We are in the process of restructuring our organization: Currently, DWM Petroleum AG holds record title to 100% of Gobi Energy Partners LLC, of which 26% is held in trust for others (8% is held in trust for each of two investor groups and 10% is held in trust for Shunkhlai Group LLC, a Mongolian oil and gas company). After restructuring, DWM Petroleum AG is to hold 74% of Gobi Energy Partners GmbH and Gobi Energy Partners GmbH is to hold 100% of Gobi Energy Partners LLC.

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Position Held with the Company

Heinz J. Scholz	Executive Director and Chairman of the Board of Directors

Michael J. Velletta	Executive Director

Dr. Richard Schenz	Director

Dr. Werner Ladwein	Director

Peter-Mark Vogel	President and Chief Executive Officer

Ari Muljana	Chief Financial Officer and Treasurer

See “Directors and Executive Officers”.

Share Capital

We are authorized to issue 300,000,000 shares of common stock with a par value of $0.001 per share and no shares of preferred stock. Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. See “Description of Securities”.

Summary of Financial Data

The following information represents selected financial information for our company for the years ended December 31, 2009 and 2008 and selected financial information for our company for the nine month period ended September 30, 2010. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 58 of this prospectus.

See “Financial Statements.”

Statements of Operations Data	Nine Month Period Ended September 30, 2010	Nine Month Period Ended September 30, 2009	From May 25, 2004 (Inception) to September 30, 2010
Total Revenues	Nil	Nil	$1,375,728
Total Operating Expenses	$(6,099,437)	$(7,426,013)	$(55,198,205)
Net Income (Loss)	$65,530,401	$(18,792,985)	$(269,476)
Basic Earnings/(Loss) Per Share	$0.54	$(0.16)	$(0.00)

Statements of Operations Data	Year Ended December 31, 2009	Year Ended December 31, 2008
Total Revenues	Nil	$635,318
Total Operating Expenses	$(9,501,901)	$(20,956,481)
Net Loss	$(21,618,015)	$(30,296,106)
Basic Earnings/(Loss) Per Share	$(0.18)	$(0.26)

Balance Sheet Data	At September 30, 2010	At December 31, 2009	At December 31, 2008
Cash and Cash Equivalents	$3,318,465	$804,663	$225,993
Working Capital	$3,558,073	$(7,528,797)	$5,502,560
Total Assets	$64,366,898	$2,753,648	$9,163,608
Total Liabilities	$458,047	$9,782,835	$9,349,419
Total Stockholders’ Equity (Deficit)	$58,392,304	$(7,029,187)	$(185,811)
Retained Earnings (Accumulated Deficit)	$8,798,794	$(56,731,607)	$(44,200,563)

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the information set out under “Risk Factors” and other information in this prospectus before purchasing shares of our common stock. The risks we face include the following:

  We engage in a significant portion of our operations through ventures (farm-outs and other non-operating interests) that we do not control. We may not be able to materially affect the success of those ventures;

  There may be ongoing doubt about our ability to continue as a going concern. If we cannot continue to operate our business, you could lose your entire investment in our company;

  Our lack of diversification increases the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify;

  We may not effectively manage the growth necessary to execute our business plan;

  We may be forced to liquidate one or more subsidiaries due to regulatory requirements which could have a material adverse effect on our business and operations;

  We are subject to various risks of foreign operations;

  Substantially all of our assets are located outside the United States and Canada and all but one of our directors and all of our officers are nationals and/or residents of countries other than the United States and Canada, with the result that it may be difficult for investors to enforce within the United States or Canada any judgments obtained against us or our officers or directors.

  Our articles of incorporation exculpate our officers and directors from any liability to our company or our stockholders;

  The loss of certain key management employees could have a material adverse effect on our business;

  There are potential conflicts of interest between our company and some of our directors and officers;

  We have not discovered any oil and gas reserves, and we cannot assure you that we ever will;

  Even if we discover and then develop oil and gas reserves, we may have difficulty distributing our production;

  The oil and natural gas industry is highly competitive and there is no assurance that we will be successful in acquiring leases, equipment and personnel;

  Prices and markets for oil are unpredictable and tend to fluctuate significantly, which could reduce profitability, growth and the value of our business if we ever begin exploitation of reserves;

  Our business will suffer if we cannot obtain or maintain necessary licenses or if there is a defect in the chain of title;

  Amendments to current laws and regulations governing our proposed operations could have a material adverse impact on our proposed business;

  Penalties we may incur could impair our business;

  Our inability to obtain necessary facilities could hamper our operations;

  Emerging markets are subject to greater risks than more developed markets, including significant legal, economic and political risks;

  Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations;

  Environmental risks may adversely affect our business;

  Losses and liabilities arising from uninsured or under-insured hazards could have a material adverse effect on our business;

  Fluctuations in currency exchange rates could have a material adverse impact on our operations;

  The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation;

  If we obtain additional financing through the sale of additional equity in our company, the issuance of additional shares of common stock will result in dilution to our existing stockholders;

  Our directors and executive officers own approximately 31.3% of our outstanding common stock;

  We do not expect to pay dividends in the foreseeable future;

  Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock;

  The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information set forth in the prospectus is accurate as of any date other than the date on the front of this prospectus.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Associated with Our Company

We engage in a significant portion of our operations through ventures (farm-outs and other non-operating interests) that we do not control. We may not be able to materially affect the cost or success of those ventures.

We participate in an oil and gas exploration project in Albania through our ownership interest in Petromanas Energy Inc. In relation to this ownership interest, we are deemed to be a control person as we own approximately 32% of Petromanas Energy Inc’s issued and outstanding common shares; shareholders that own 20% or more of an issuer’s shares are deemed to be a “control person” by regulatory authorities absent evidence to the contrary. We also have minority representation on its board of directors, but we do not control its activities and we believe we do not control Petromanas Energy Inc. We cannot provide any assurance that Petromanas Energy Inc. will make decisions about its business that are reasonable, profitable or in our best interest.

We participate in an oil and gas exploration project in the Kyrgyz Republic through our 25% interest in CJSC South Petroleum Company. Santos Limited, an Australian public company, owns 70% of CJSC South Petroleum Company through its wholly-owned subsidiary, Santos International Holdings Pty Ltd., and Santos International Holdings Pty Ltd. operates the project pursuant to a farm-in agreement. As the operator, Santos International Holdings Pty Ltd. makes most of the decisions about the exploration and development of this project. We cannot assure you that Santos International Holdings Pty Ltd. or its subsidiaries, affiliates, agents or management will make decisions concerning this project that are reasonable, profitable or in our best interest. In addition, if Santos International Holdings Pty Ltd. spends more than $42 million on this project, we may be responsible for 30% of any expenditure in excess of that amount. As a result, we cannot control our potential costs.

There may be ongoing doubt about our ability to continue as a going concern. If we cannot continue to operate our business, you could lose your entire investment in our company.

As described in the audit report of our independent registered public accounting firm for the year ended December 31, 2009 and in note 2 to our consolidated financial statements for the years ended December 31, 2009 and 2008, included in this prospectus, the circumstances raised substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not reflect any adjustments that might result if we are unable to continue our business. As of the date of this prospectus, management believes that there is no substantial doubt about our ability to continue as a going concern.

We anticipate that we will continue to incur substantial operating losses unless and until we are able to sell or farm out additional resource properties or identify and develop oil and/or natural gas reserves in commercially exploitable quantities on one or more of our properties and begin production. Based on our business plan for the next 12 months ending December 31, 2011, we anticipate that we will need approximately $8,280,000 to fund our operations (including our monthly operating expenses of approximately $265,000 for basic operational activities and approximately $5,100,000 for our exploration activities). We believe that we have sufficient cash on hand to fund our basic operational activities until December 2011, but we will require further funds in order to conduct our planned exploration activities and/or continue our operations beyond December 2011. As we cannot assure a lender that we will be able to discover oil or gas in commercially feasible quantities or that we would be able to successfully develop any such discovery, we will probably find it difficult to raise debt financing from traditional sources. We have historically depended upon the sale of debt and equity securities to provide the cash needed to fund our operations, but we cannot assure you that we will be able to continue to do so. In light of our operating history, we may not be able to obtain additional equity or debt financing on acceptable terms if and when we need it. Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results, and compete effectively. More importantly, if we are unable to raise further financing when required, our operations may have to be scaled back or even ceased altogether and our business would be negatively affected.

Our lack of diversification increases the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

We have or were involved in projects in Mongolia, Tajikistan and Chile. In addition, we own shares of Petromanas Energy Inc., which is involved in oil and gas activities in Albania, and shares of CJSC South Petroleum Company, which is involved in a project in the Kyrgyz Republic. We lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified.

We may not effectively manage the growth necessary to execute our business plan.

Our business plan anticipates an increase in the number of our strategic partners, equipment suppliers, manufacturers, dealers, distributors and customers. This growth will place significant strain on our current personnel, systems and resources. We expect that we will be required to hire qualified employees to help us manage our growth effectively. We believe that we will also be required to improve our management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems to support our desired growth. If we fail to manage our anticipated growth effectively, our business could be adversely affected.

We may be forced to liquidate one or more subsidiaries due to regulatory requirements which could have a material adverse effect on our business and operations.

Substantially all of our licenses and assets are owned by our subsidiaries. These subsidiaries are formed in various countries pursuant to local law and regulation. In some cases, local regulation could result in the forced liquidation of one or more of these subsidiary companies. If any of our subsidiaries is liquidated before we can transfer its assets, the licenses and assets held by it could revert to the respective government. If this happens, our business could be harmed.

We are subject to various risks of foreign operations.

None of our projects are located in the United States or Canada. We have or were involved in projects in Mongolia, Tajikistan and Chile. In addition, we own shares of Petromanas Energy Inc., which is involved in oil and gas activities in Albania, and shares of CJSC South Petroleum Company, which is involved in a project in the Kyrgyz Republic. As such, our business is subject to governmental, political, economic, and other uncertainties in Mongolia, Tajikistan, the Kyrgyz Republic, Chile and Albania including, by way of example and not in limitation, expropriation of property without fair compensation, changes in energy policies or the personnel administering them, delays caused by the extensive bureaucracy, nationalization, currency fluctuations and devaluations, exchange controls and royalty increases, changes in oil or natural gas pricing policy, renegotiation or nullification of existing concessions and contracts, changes in taxation policies, economic sanctions, restrictions on the repatriation of currency and the imposition of specific drilling obligations and the other risks arising out of foreign governmental sovereignty over the areas in which our operations (or those of our venture partners) are conducted, as well as risks of loss due to civil strife, acts of war, guerrilla activities, insurrections, the actions of national labour unions, terrorism and abduction.

Our operations (and those of our venture partners) may also be adversely affected by laws and policies of the United States affecting foreign trade, taxation and investment. In the event of a dispute arising in connection with our operations (and those of our venture partners) in foreign countries, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdictions of the courts of the United States or enforcing judgments in such other jurisdictions. We may also be hindered or prevented from enforcing our rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity. Accordingly, our exploration, development and production activities (or those of our venture partners) could be substantially affected by factors beyond our control, any of which could have a material adverse effect on our business or our company.

Substantially all of our assets are located outside the United States and Canada and all but one of our directors and all of our officers are nationals and/or residents of countries other than the United States and Canada, with the result that it may be difficult for investors to enforce within the United States or Canada any judgments obtained against us or our officers or directors.

Substantially all of our assets are located outside the United States and Canada. In addition, all but one of our directors and all of our officers are nationals and/or residents of countries other than the United States and Canada, and all or a substantial portion of such persons’ assets are located outside of North America. As a result, it may be difficult for investors to enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States and Canada. Consequently, you may be effectively prevented from pursuing remedies against us or them under applicable securities laws.

Our articles of incorporation exculpate our officers and directors from any liability to our company or our stockholders.

Our articles of incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our company.

The loss of certain key management employees could have a material adverse effect on our business.

The nature of our business, to perform technical exploration and development depends, in large part, on our ability to attract and maintain qualified key personnel. Competition for such personnel is intense, and we cannot assure you that we will be able to attract and retain them. Our development now and in the future will depend on the efforts of key management figures, such as Heinz Scholz, the Chairman of our board of directors, Peter-Mark Vogel, President and Chief Executive Officer, and Michael J. Velletta, Executive Director. The loss of any of these key people could have a material adverse effect on our business. We do not currently maintain key-man life insurance on any of our key employees.

There are potential conflicts of interest between our company and some of our directors and officers.

Some of our directors and officers are also directors and officers of other companies. Conflicts of interest could arise as a result of this. In addition, one of our officers and one of our directors have informed our company that they propose to pursue non-petroleum resource opportunities in Mongolia. As of the date of this prospectus and to the knowledge of our directors and officers, there are no existing conflicts of interest between our company and any of these individuals but situations may arise where directors and/or officers of our company may be in competition with our company. Any conflicts of interest will be subject to and governed by the law applicable to directors’ and officers’ conflicts of interest. In the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict is required to abstain from any discussion and vote for or against the approval of such participation or such terms. As a result, our board of directors will be deprived of that person’s experience and expertise, which could adversely affect the outcome.

Risks Associated with Our Business

We have not discovered any oil and gas reserves, and we cannot assure you that that we ever will.

We are in the business of exploring for oil and natural gas and the development and exploitation of any oil and gas that we might find in commercially exploitable quantities. Oil and gas exploration involves a high degree of risk that the exploration will not yield positive results. These risks are more acute in the early stages of exploration. We have not discovered any reserves, and we cannot guarantee that we ever will. Even if we succeed in discovering oil or gas reserves, these reserves may not be in commercially viable quantities or locations. Until we discover such reserves, we will not be able to generate any revenues from their exploitation and development. If we are unable to generate revenues from the development and exploitation of oil and gas reserves, we will be forced to change our business or cease operations.

Even if we discover and then develop oil and gas reserves, we may have difficulty distributing our production.

If we are able to produce oil and gas, we will have to make arrangements for storage and distribution of that oil and gas. We would have to rely on local infrastructure and the availability of transportation for storage and shipment of oil and gas products, but any readily available infrastructure and storage and transportation facilities may be insufficient or not available at commercially acceptable terms. This could be particularly problematic to the extent that operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping or pipeline facilities. Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we will operate, or labor disputes may impair the distribution of oil and gas. These factors may affect the ability to explore and develop properties and to store and transport oil and gas and may increase our expenses to a degree that has a material adverse effect on operations.

The oil and natural gas industry is highly competitive and there is no assurance that we will be successful in acquiring leases, equipment and personnel.

The oil and natural gas industry is intensely competitive. Although we do not compete with other oil and gas companies for the sale of any oil and gas that we may produce, as there is sufficient demand in the world market for these products, we compete with numerous individuals and companies for desirable oil and natural gas leases, suitable properties for drilling operations and necessary drilling equipment, qualified personnel and access to capital. Many of these individuals and companies with whom we compete have substantially greater technical, financial and operational resources and staff than we have. If we cannot compete for personnel, equipment and oil and gas properties, our business could be harmed.

Prices and markets for oil are unpredictable and tend to fluctuate significantly, which could reduce profitability, growth and the value of our business if we ever begin exploitation of reserves.

Our revenues and earnings, if any, will be highly sensitive to the price of oil and gas. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors beyond our control. These factors include, without limitation, governmental fixing, pegging, controls or any combination of these and other factors, changes in domestic, international, political, social and economic environments, worldwide economic uncertainty, the availability and cost of funds for exploration and production, the actions of the Organization of Petroleum Exporting Countries, governmental regulations, political stability in the Middle East and elsewhere, war, or the threat of war, in oil producing regions, the foreign supply of oil, the price of foreign imports and the availability of alternate fuel sources. Significant changes in long-term price outlooks for crude oil or natural gas could, if we ever discover and exploit any reserves of oil or natural gas, have a material adverse effect on revenues as well as the value of our licenses or other assets.

Our business will suffer if we cannot obtain or maintain necessary licenses or if there is a defect in the chain of title.

Our operations require that we obtain and maintain licenses and permits from various governmental authorities. Our ability to obtain, maintain or renew such licenses and permits on acceptable terms is subject to extensive regulation and to changes, from time-to-time, in those regulations. Also, the decision to grant or renew a license or permit is frequently subject to the discretion of the applicable government. If we cannot obtain, maintain, extend or renew these licenses or permits our business could be harmed.

Also, although title reviews have been conducted on our existing properties, such reviews do not guarantee or certify an unforeseen defect in the chain of title will not arise to defeat our claim which could result from the loss of title and a reduction of the revenue received, if any.

Amendments to current laws and regulations governing our proposed operations could have a material adverse impact on our proposed business.

We are subject to substantial regulation relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of, oil and gas. Amendments to current laws and regulations governing operations and activities of oil and gas exploration and extraction operations could have a material adverse impact on our proposed business. In addition, we cannot assure you that income tax laws, royalty regulations and government incentive programs related to the oil and gas industry generally or to us specifically will not be changed in a manner which may adversely affect us and cause delays, inability to complete or abandonment of projects.

Penalties we may incur could impair our business.

Failure to comply with government regulations could subject us to civil and criminal penalties, could require us to forfeit property rights or licenses, and may affect the value of our assets. We may also be required to take corrective actions, such as installing additional equipment, which could require substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Our inability to obtain necessary facilities could hamper our operations.

Oil and gas exploration and development activities depend on the availability of equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited. To the extent that we conduct our activities in remote areas or in under-developed markets, needed facilities may not be readily available, which could increase our expenses. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment and may delay exploration and development activities. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise.

Emerging markets are subject to greater risks than more developed markets, including significant legal, economic and political risks.

In recent years Mongolia, Tajikistan, the Kyrgyz Republic, Chile and Albania have all undergone substantial political, economic and social change. As in any emerging market, Mongolia, Tajikistan, the Kyrgyz Republic, Chile and Albania do not possess as sophisticated and efficient business, regulatory, power and transportation infrastructures as generally exist in more developed market economies. Investors in emerging markets should be aware that these markets are subject to greater risks than more developed markets, including in some cases significant legal, economic and political risks. Investors should also note that emerging economies are subject to rapid change and that the information set out herein may become outdated relatively quickly. We cannot predict what economic, political, legal or other changes may occur in these or other emerging markets, but such changes could adversely affect our ability to carry out exploration and development projects.

Particularly, the legal systems of Mongolia, Tajikistan, the Kyrgyz Republic, Chile and Albania are less developed than those of more established jurisdictions, which may result in risk such as: the lack of effective legal redress in the courts, whether in respect of a breach of law or regulation, or, in an ownership dispute, a higher degree of discretion on the part of governmental authorities, the delays caused by the extensive bureaucracy, the lack of judicial or administrative guidance on interpreting applicable laws and regulations, inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions, or relative inexperience of the judiciary and courts in such matters.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements depends on developing and maintaining close working relationships with industry participants and government officials and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. We may not be able to establish these strategic relationships or, if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to undertake in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Environmental risks may adversely affect our business.

All phases of the oil and gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. The application of environmental laws to our business may cause us to curtail our production or increase the costs of any production, development or exploration activities.

Losses and liabilities arising from uninsured or under-insured hazards could have a material adverse effect on our business.

If we develop and exploit oil and gas reserves, those operations will be subject to the customary hazards of recovering, transporting and processing hydrocarbons, such as fires, explosions, gas leaks, migration of harmful substances, blowouts and oil spills. An accident or error arising from these hazards might result in the loss of equipment or life, as well as injury, property damage or other liability. We have not made a determination as to the amount and type of insurance that we will carry. We cannot assure you that we will obtain insurance on reasonable terms or that any insurance we may obtain will be sufficient to cover any such accident or error. Our operations could be interrupted by natural disasters or other events beyond our control. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on our business, financial condition and results of operations.

Fluctuations in currency exchange rates could have a material adverse impact on our operations.

All of our current operations are located in foreign countries. Domestic oil and natural gas product sales are denominated in the currency of the nation where the product is produced, as are operating and capital costs incurred.

Fluctuations in the value of the U.S. dollar or the local currency may cause a negative impact on revenue and costs. These types of fluctuations could have a material adverse impact on our operations.

Risks Associated with Our Common Stock

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

  actual or anticipated variations in our operating results;

  announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, or other business developments, such as oil or gas discoveries;

  adoption of new accounting standards affecting our industry;

  additions or departures of key personnel;

  sales of our common stock or other securities in the open market;

  conditions or trends in our industry; and

  other events or factors, many of which are beyond our control.

The stock market has experienced significant price and volume fluctuations, and the market prices of stock in exploration stage companies have been highly volatile. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

If we obtain additional financing through the sale of additional equity in our company, the issuance of additional shares of common stock will result in dilution to our existing stockholders.

We are authorized to issue 300,000,000 shares of common stock and, as of January 31, 2011, 125,911,710 shares of our common stock were issued and outstanding. Our board of directors has the authority to issue additional shares of common stock up to the authorized capital without the consent of any of our stockholders. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our company.

Our directors and executive officers own approximately 31.3% of our outstanding common stock.

In the aggregate, our directors and executive officers own approximately 31.3% of our outstanding common stock and they have the right to exercise options and warrants that would permit them to acquire, in the aggregate, up to an additional 3.2% of our common stock within the next 60 days. As a result, our directors and executive officers as a group may have a significant effect in delaying, deferring or preventing any potential change in control of our company, be able to strongly influence the actions of our board of directors even if they were to cease being our directors and control the outcome of actions brought to our stockholders for approval. Such a high level of ownership may adversely affect the voting and other rights of other stockholders.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, or “FINRA”, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for shares of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are statements that relate to future events or future financial performance. In some cases, you can identify forward looking statements by the use of terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “project”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements speak only as of the date of this prospectus. Examples of forward-looking statements made in this prospectus include statements pertaining to, among other things:

  the quantity of potential natural gas and crude oil resources;

  potential natural gas and crude oil production levels;

  capital expenditure programs;

  projections of market prices and costs;

  supply and demand for natural gas and crude oil;

  our need for, and our ability to raise, capital; and

  treatment under governmental regulatory regimes and tax laws.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

  our ability to establish or find resources or reserves;

  our need for, and our ability to raise, capital;

  volatility in market prices for natural gas and crude oil;

  liabilities inherent in natural gas and crude oil operations;

  uncertainties associated with estimating natural gas and crude oil resources or reserves;

  competition for, among other things, capital, resources, undeveloped lands and skilled personnel;

  political instability or changes of laws in the countries in which we operate and risks of terrorist attacks;

  incorrect assessments of the value of acquisitions;

  geological, technical, drilling and processing problems;

  other factors discussed under the section entitled “Risk Factors” beginning on page 17 of this prospectus.

These risks, as well as risks that we cannot currently anticipate, could cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward looking statements to conform these statements to actual results.

USE OF PROCEEDS

The gross proceeds from this offering will be $20,000,000 if we sell the minimum number of shares of our common stock and $30,000,000 if we sell the maximum number of shares of our common stock that we are offering (assuming no exercise of the over-allotment option). After deducting the cash commission of 7% of the gross proceeds from this offering and the estimated offering expenses of $363,000 payable by us, we expect to receive net proceeds of approximately $18,237,000 from this offering if we sell the minimum number of shares of our common stock and $27,537,000 if we well the maximum number of shares of our common stock offered (assuming no exercise of the over-allotment option).

We intend to use the net proceeds of this offering as follows, and we have ordered the specific uses of proceeds in order of priority. We do not expect that our priorities for fund allocation would change if the amount we raise in this offering exceeds the size of the minimum offering but is less than the maximum offering. To the extent we raise an amount between the maximum offering and the minimum offering, we expect to utilize the net proceeds from this offering in order of such priority.

	Minimum Offering		Maximum Offering

Description of Use	Dollar Amount	Percentage of	Dollar Amount	Percentage of
		Net Proceeds		Net Proceeds
Seismic	$5,550,000	30%	$5,550,000	20%
Drilling	$6,400,000	35%	$12,260,000	45%
Geological and Geophysical	$250,000	1%	$450,000	2%
Production Sharing Contract Costs (environmental, education, etc.)	$1,242,600	6%	$1,863,900	7%
Working Capital	$4,794,400	26%	$7,413,100	27%
Totals(1)	$18,237,000	100%	$27,537,000	100%

(1)	Assuming no exercise of the over-allotment option. Any proceeds received from the exercise of the over-allotment option will be used to provide general working capital to fund ongoing operations.

Seismic

We intend to use $5.55 million for seismic in Mongolia. In 2011, we anticipate that the seismic program will comprise the acquisition of 833 km of additional 2-D data at a cost of $3.35 million in the first phase. This includes 303 km on Block XIII and 530 km on Block XIV. A second phase of 2-D seismic acquisition in 2011 to 2012 would include a total of 232 km with 138 km on Block XIII and 94 km on Block XIV.

Drilling

Drilling costs primarily consist of mobilization, well heads, operational costs of the drilling crew and rental of drill rig as well as supporting material. We are currently in negotiations with three rig providers.

Maximum Offering

We intend to use $12.26 million for drilling in Mongolia, allowing us to complete one of the two production sharing contract commitments (three exploration wells). The drilling prospects have not been determined yet.

Minimum Offering

We intend to use $6.40 million for drilling in Mongolia, allowing us to complete one exploration well in one of our blocks in Mongolia. The drilling prospects have not been determined yet.

Geological and Geophysical

Some of the proceeds are intended to be used for geological and geophysical campaign including seismic processing and interpretation.

Maximum Offering

$450,000 is intended to be used in Mongolia for geological surveys, field work, data processing, mapping conducted through the office in Mongolia which is planned to be registered and for independent technical and environmental reports.

Minimum Offering

$250,000 is intended to be used in Mongolia for geological surveys, field work, data processing, mapping conducted through the office in Mongolia which is planned to be registered and for independent technical and environmental reports.

Production Sharing Contract Costs

Production sharing contract costs include environmental and educational costs.

Maximum Offering

We intend to use $1.24 million for costs related to environmental and education purposes.

Minimum Offering

We intend to use $1.86 million for costs related to environmental and education purposes.

Working Capital

Cash funds which are planned to be used within 3 months will be held on our fiduciary call bank account to which we have access within 24 hours. We plan to invest funds that we believe will be needed within the next three to 12 months in highly rated (AA or more) and liquid interest-bearing government securities, and we plan to invest funds that we believe will not be needed during the next 12 months in highly rated (AA or more) and liquid interest bearing government or corporate securities. In general, the investment policy that we propose to follow is intended to secure the amount of the funds. The supervision of the investment of these funds is planned to be provided by Peter-Mark Vogel, our President and Chief Executive Officer and Ari Muljana, our Chief Financial Officer.

Due to the nature of the oil and gas industry, budgets are regularly reviewed in light of the success of the expenditures and other opportunities which may become available to us. In addition, our ability to carry out operations will depend upon the decisions of other venture partners. Accordingly, while we intend to spend funds available as stated above, there may be circumstances where, for sound business reasons, a reallocation of funds may be necessary. Also, if we require funds in excess of the amounts raised in this offering, we may consider opportunities to partner with third parties at a project level. For our business objectives that we expect to accomplish using the net proceeds of this offering, see “Description of Business.”

Any proceeds received from exercise of the warrants issued to Raymond James Ltd. as compensation and exercise of the over-allotment option will be used to provide general working capital to fund ongoing operations.

Business Objectives and Milestones

Business Objectives

We are an exploration stage company. Our growth strategy is focused on petroleum exploration and development primarily in selected Central Asian countries of the former Soviet Union and in the Balkan region. In addition to our focus on these regions, we also take an opportunistic view on projects outside the above regions.

Our goal is to increase shareholder value through the successful acquisition and exploration of oil and gas resources. We intend to acquire or explore oil and gas resources either through our own operations or through participation in focused partnerships and joint ventures.

We have no operating income and, as a result, depend upon continued funding from other sources to continue operations and to implement our growth strategy.

Milestones

Significant milestones for measuring success of our operation and activities planned by our company in 2011 include:

  The finalization of the production sharing contract negotiations with the Tajik governmental authorities resulting in the exercise of the option to farm-in to CJSC Somon Oil Company’s prospecting licenses by Santos International Ventures Pty Ltd.

  Seismic interpretation, geological modeling and spudding of the first wildcat well in Mongolia, based on the results of the geological data. The number of wells and the complexity of the drillings depend on the structures found and the costs associated are estimated to range from $6,000,000 to $18,000,000.

  The spudding of one wildcat well on the Nanai license in the Kyrgyz Republic, based on the farm-in agreement signed with Santos International Operations PTY Ltd. dated October 4, 2006.

  The spudding of one wildcat well in the second half of 2011 in Tajikistan.

DETERMINATION OF OFFERING PRICE

Our common stock is traded on the OTC Bulletin Board under the symbol “MNAP.OB”. On January 28, 2011, the closing price for one share of our common stock was $0.60. The public offering price for the shares of our common stock being offered was determined by us with input from Raymond James Ltd., our placement agent, and we gave great weight to prevailing market conditions.

CONSOLIDATED CAPITALIZATION

The following table sets forth our capitalization:

  as at September 30, 2010;

  as at September 30, 2010 on a pro forma as adjusted basis to give effect to the issuance of <> shares of our common stock (the minimum that may be sold by us in the offering) at a public offering price of $<> per share and the anticipated application of the net proceeds from this offering; and

  as at September 30, 2010 on a pro forma as adjusted basis to give effect to the issuance of <> shares of our common stock (the maximum that may be sold by us in the offering) at a public offering price of $<> per share and the anticipated application of the net proceeds from this offering.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

Description	As at September 30, 2010	As at September 30, 2010 after giving effect to the minimum offering	As at September 30, 2010 after giving effect to the maximum offering(3)
Common Stock	$122,984 (122,983,866 Shares)	$<> (<> Shares)	$<> (<> Shares)
Additional Paid-In Capital	$49,419,525	$<>	$<>
Retained Earnings/(Deficit Accumulated During the Exploration Stage)	$8,798,794	$8,798,794	$8,798,794
Currency Translation Adjustment	$51,001	$51,001	$51,001
Total Current Liabilities(1)	$428,543	$428,543	$428,543
Total Liabilities(2)	$458,047	$458,047	$458,047

(1)	consist of accounts payable of $211,166, accrued expenses for professional fees of $100,576, other accrued expenses of $62,838 and refundable deposits of $53,962.

(2)	consist of total current liabilities of $428,543 and pension liabilities of $29,504.

(3)	Assuming no exercise of the over-allotment option.

There have been no material changes in our share and loan capital since September 30, 2010.

DILUTION

If you invest in shares of our common stock, your interest will be diluted to the extent of the difference between the offering price per share and the pro forma net tangible book value per share after the offering. Dilution results when the per share offering price is substantially in excess of the book value per share attributable to outstanding shares of common stock. The net tangible book value attributable to the shares of our common stock that were outstanding on September 30, 2010 was $58,392,304 or $0.48 per share. Net tangible book value per share as of September 30, 2010 represents the amount of total tangible assets less goodwill, acquired intangible assets net, and total liabilities, divided by the number of shares of our common stock outstanding.

If the minimum offering is sold and assuming that the over-allotment option is not exercised by our placement agents, we will have <> shares of our common stock outstanding upon completion of the minimum offering. Our post-offering pro forma net tangible book value, which gives effect to receipt of the gross proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after September 30, 2010, will be $78,392,304 or $<> per share. This would result in dilution to investors in this offering of approximately $<> per share or approximately <>% from the offering price of $<> per share. Net tangible book value per share would increase to the benefit of present stockholders by $<> per share attributable to the purchase of the shares of our common stock by investors in this offering.

If the maximum offering is sold and assuming that the over-allotment option is not exercised by our placement agents, we will have <> shares of our common stock outstanding upon completion of the maximum offering. Our post-offering pro forma net tangible book value, which gives effect to receipt of the gross proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after September 30, 2010, will be $88,392,304 or $<> per share. This would result in dilution to investors in this offering of approximately $<> per share or approximately <>% from the offering price of $<> per share. Net tangible book value per share would increase to the benefit of present shareholders by $<> per share attributable to the purchase of the shares of our common stock by investors in this offering.

The following table sets forth the estimated net tangible book value per share after the closing of the offering and the dilution to persons purchasing shares of our common stock based on the foregoing minimum offering and maximum offering assumptions.

		Minimum		Maximum
		Offering(1)		Offering(2)
Offering price per share	$	<>	$	<>
Net tangible book value per share before the offering (unaudited)	$	<>	$	<>
Increase in net tangible book value per share attributable to payments by new investors	$	<>	$	<>
Pro forma net tangible book value per share after the offering	$	<>	$	<>
Dilution per share to new investors	$	<>	$	<>

(1)	Assumes gross proceeds from offering of <> shares of our common stock.
(2)	Assumes gross proceeds from offering of <> shares of our common stock.

PLAN OF DISTRIBUTION

We have engaged Raymond James Ltd. to conduct this offering on a “reasonable commercial efforts all or nothing” basis as to the minimum number of shares to be sold and a “reasonable commercial efforts” basis as to the balance of the shares offered, subject to the terms and conditions described in an agency agreement dated <>, 2011 between Raymond James Ltd. and our company. The offering is being made without a firm commitment by the placement agent, which has no obligation or commitment to purchase any of shares of our common stock.

A minimum subscription amount of $25,000 is required from each subscriber. Subscriptions for the shares of our common stock will be subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. There may be one or more closings for this offering. We expect the initial closing of this offering to occur on or about <>, 2011. We will not close this offering unless we receive the subscriptions for a minimum of <> shares of our common stock. If we have not received subscriptions for a minimum of <> shares of our common stock within 90 days after the declaration of the effectiveness of our registration statement by the United States Securities and Exchange Commission or the issuance of a receipt for this prospectus by Canadian securities regulators, whichever is earlier, we will discontinue this offering. Until the initial closing, all subscription proceeds will be held in a separate bank account of the placement agents in trust. If we have not received subscriptions for a minimum of <> shares of our common stock within the above mentioned 90 days, we will cause our placement agents to return the subscription proceeds to subscribers within three business days without interest or deduction. If there is the initial closing of this offering, one or more additional closings, if necessary, may occur until the earlier of the time that we receive the subscriptions of a maximum of <> shares of our common stock and the expiry of the above mentioned 90 days.

We have granted our placement agents, Raymond James Ltd. in Canada and its registered broker-dealer affiliate, Raymond James (USA) Ltd. in the United States an over-allotment option, exercisable for a period of 30 days from the date of the closing of this offering, to purchase at the offering price up to that number of additional shares of common stock equal to 15% of the number of shares of common stock issued pursuant to this offering. The over-allotment option is exercisable in whole or in any part only for the purpose of covering over-allotments, if any, made by our placement agents in connection with this offering and for market stabilization purposes. This prospectus qualifies in each of the provinces of Canada other than Québec the grant of the over-allotment option and the distribution of the shares of common stock issuable upon exercise of the over-allotment option. A purchaser who acquires common stock forming part of the placement agents’ over-allocation position acquires such securities under this prospectus regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. Our placement agents will receive a fee of $<> per additional share of common stock purchased pursuant to the exercise of the over-allotment option. If the over-allotment option is exercised in full, the additional gross proceeds to us will be $<>.

Our placement agents will offer the shares of our common stock on a “reasonable commercial efforts all or nothing” basis as to the minimum number of shares offered and a “reasonable commercial efforts” basis as to the balance of the shares offered, subject to prior sale, if, as and when issued by us and accepted by our placement agents in accordance with the conditions contained in the agency agreement between our company and Raymond James Ltd. and subject to approval of all legal matters on our behalf by Clark Wilson LLP and on behalf of our placement agents by Fraser Milner Casgrain LLP.

The shares of our common stock are being offered concurrently in the United States and in each of the provinces of Canada other than Québec. Subject to applicable law, the placement agent or its affiliates may also offer these shares of our common stock for sale outside of the United States and Canada, mainly the United Kingdom and Switzerland.

The shares of our common stock will be offered by the placement agent either directly or through its U.S. registered broker-dealer affiliates or agents, as applicable. The placement agent may offer the shares of our common stock for sale in jurisdictions outside of Canada and the United States provided such offer and sale will not require our company to comply with the registration, prospectus, filing, continuous disclosure or other similar requirements under the applicable securities laws of such other jurisdictions or pay any additional governmental filing fees which relate to such other jurisdictions. You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

The public offering price for the shares of our common stock offered in this offering is payable in U.S. dollars only.

The terms of this offering, including the offering price, were determined by negotiation between our company and the placement agent in the context of prevailing market conditions.

We are offering the shares of our common stock subject to prior sale, withdrawal, cancellation or modification of the offer, including its structure, terms and conditions, without notice. We are offering the shares of our common stock at the public offering price set forth on the cover page of this prospectus. The placement agents intend to offer shares of our common stock to its retail customers in states or provinces where we have qualified the offer and sale of such shares. In satisfying their obligations under the agency agreement, the placement agents may utilize sub-agents. Subscriptions for the shares of our common stock will be subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice

Listing Application

We have applied to list shares of our common stock, including the shares that will be distributed under this prospectus, on the TSX Venture Exchange. Listing will be subject to our fulfilling all the listing requirements of the TSX Venture Exchange, and there can be no assurance that we will be able to fulfill those listing requirements.

Commissions

The following table shows the public offering price, placement commissions to be paid by us to the placement agents and the proceeds, before expenses, to us.

		Per Share	Minimum Offering	Maximum Offering

Public offering price	$	<>	$20,000,000	$30,000,000

Placement commissions	$	<>	$1,400,000	$2,100,000

Proceeds to us, before expenses	$	<>	$18,600,000	$27,900,000

The agency agreement provides that we will pay a cash commission of seven percent of the gross subscription proceeds of this offering. The expenses of this offering, not including the placement commissions, are estimated at $363,000 and are payable by us. In satisfying their obligations under the agency agreement, the placement agents may utilize sub-agents. The placement agents will determine the percentage fee payable to sub-agents, which fee will be paid by the placement agents. The agency agreement further provides that if the TSX Venture Exchange requires a sponsorship letter, we will pay a sponsorship fee to the placement agent in the amount of $150,000, to be paid upon delivery of a sponsorship letter by the placement agent to the TSX Venture Exchange. We have also agreed to reimburse the placement agents for all of their reasonable expenses (including legal fees) relating to this offering and listing on the TSX Venture Exchange.

Placement Agent’s Warrants

Subject to the approval of the TSX Venture Exchange, we have agreed to issue share purchase warrants to the placement agent entitling the placement agent to acquire shares of our common stock equal to 3.5 percent of the number of shares of our common stock sold in this offering. The placement agent’s warrants will be exercisable at $ <> for a period of 24 months from the closing of the offering.

Relationship with the Placement Agent

The placement agent and its affiliates have in the past and may in the future provide various financial advisory, investment banking and commercial banking services for us and our affiliates in the ordinary course of business for which they have received and will receive customary fees and commissions.

Indemnification

We have agreed to indemnify the placement agents against liabilities relating to the offering, including liabilities under the Securities Act of 1933 and liabilities arising from breaches of the representation and warranties contained in the agency agreement, and to contribute to payments that the placement agents may be required to make for these liabilities.

Stabilization

Pursuant to the rules and policy statements of certain Canadian provincial securities commissions, the placement agents may not, throughout the period of distribution, bid for or purchase shares of our common stock except in accordance with certain permitted transactions, including market stabilization and passive market-making activities. In connection with the sale of the shares of our common stock, the placement agents may over-allot or effect transactions which stabilize or maintain the market price of the shares of our common stock at levels other than those which might otherwise prevail in the open market. Such transactions may have the effect of preventing or mitigating a decline in the market price of the shares of our common stock. Such transactions, if commenced, may be discontinued at any time.

Under applicable rules and regulations under the United States Securities Exchange Act of 1934 and subject to certain exemptions, any person engaged in the distribution of shares of our common stock offered under this prospectus may not simultaneously engage in market making activities with respect to the shares of our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution of the shares of our common stock. Further, any stabilizing or other related activities in relation to this offering are prohibited, excepted as specifically allowed under Regulation M for the purpose of preventing or retarding a decline in the market price of the shares of our common stock. During the restricted period, as defined in Regulation M, it is unlawful for any person to sell short the shares of our common stock and purchase the shares of our common stock from the placement agents or any broker or dealer participating in this offering.

Lock-Up Agreements

We anticipate that our officers and directors will enter into lock-up agreements with our company and Raymond James Ltd. which provide that such officers and directors will not, directly or indirectly, sell any shares of our common stock held by them for a period beginning on <>, 2011 and ending 120 days from the closing of this offering.

State Blue Sky Information

We are not making any offer of the shares of our common stock in any jurisdiction where the offer is not permitted. We intend to offer and sell the shares of our common stock only in California, Connecticut, Illinois, Massachusetts, New York, Texas, and Tennessee. In these states, we have applied to have the shares of our common stock registered for sale and will not sell the shares of our common stock in these states until such registration is effective.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 300,000,000 shares of common stock with a par value of $0.001 per share and no shares of preferred stock. The authorized shares of our common stock are available for issuance without further action or approval by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

As of January 31, 2011, there were 125,911,710 shares of our common stock issued and outstanding held by approximately 172 holders of record of our common stock.

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power. According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum), except for the election of directors, is to be the act of our stockholders. Our bylaws provide that stockholders holding at least 10% of the shares entitled to vote, represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Dividend Rights

The holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Our common stock, after the fixed consideration thereof has been paid or performed, are not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors including any bylaws adopted by our stockholders, but our stockholders may from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest of certain Nevada corporations. These provisions provide generally that any person or entity that acquires in excess of a specified percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

  20% or more but less than 33 1/3%;

  33 1/3% or more but less than or equal to 50%; or

  more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

  has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

  does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company nor do we conduct any business in Nevada, either directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing the combination of any Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of January 31, 2011, we had approximately 172 stockholders of record. Therefore, we believe that these provisions do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

  the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

  the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

  if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

  an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

  an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

  representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

EXPERTS AND COUNSEL

The financial statements as of December 31, 2009 and for the year ended December 31, 2009 and the period from May 25, 2004 (date of inception) to December 31, 2009 included in this prospectus have been so included in reliance on the report of BDO Visura International AG, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our company’s ability to continue as a going concern), appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of our company as of December 31, 2008, and for the year ended December 31, 2008 and for the period from May 25, 2004 (date of inception) to December 31, 2008 (not presented herein) included in this prospectus have been audited by Deloitte AG, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the preparation of the consolidated financial statements assuming that our company will continue as a going concern), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Clark Wilson LLP, of Suite 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in this prospectus as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with this prospectus) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of this prospectus or that part of this prospectus to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

CORPORATE STRUCTURE

Manas Petroleum Corporation was incorporated in the State of Nevada pursuant to the Nevada Revised Statutes on July 9, 1998 as “Express Systems Corporation”. On April 2, 2007, we amended our articles of incorporation to increase our authorized capital from 25,000,000 to 300,000,000 shares of common stock and to change our name from “Express Systems Corporation” to “Manas Petroleum Corporation”.

Our principal executive offices are located at Bahnhofstrasse 9, 6341 Baar, Switzerland, and our telephone number is +41 (44) 718 10 30. Gobi Energy Partners LLC has an office in Ulan Bator, the capital of Mongolia, which serves as a base camp for geological expeditions for our operations in Mongolia. CJSC Somon Oil Company has offices in Dushanbe, the capital of Tajikistan, and Kudjant, which serve as base camps for geological expeditions for our operations in Tajikistan.

We maintain a registered office for service in the State of Nevada, located at Nevada Corporate Services, Inc., 8883 West Flamingo Road, Suite 102, Las Vegas. Nevada 89147, U.S.A. In addition, the offices of Velletta and Company, located in Victoria, British Columbia, serves as our registered office in the Province of British Columbia. Velletta and Company’s address is 4th Floor – 931 Fort Street, Victoria, British Columbia V8V 3K3, Canada.

The following chart reflects our organizational structure as of the date of this prospectus:

* We are in the process of restructuring our organization: Currently, DWM Petroleum AG holds record title to 100% of Gobi Energy Partners LLC, of which 26% is held in trust for others (8% is held in trust for each of two investor groups and 10% is held in trust for Shunkhlai Group LLC, a Mongolian oil and gas company). After restructuring, DWM Petroleum AG is to hold 74% of Gobi Energy Partners GmbH and Gobi Energy Partners GmbH is to hold 100% of Gobi Energy Partners LLC.

The following table provides additional information about our subsidiaries.

Name	Date of Incorporation	Type and Jurisdiction	Authorized and Issued Share Capital	Nature of Business	% of votes attaching to all voting securities beneficially owned, or controlled or directed, directly or indirectly, by Manas Petroleum Corporation
Petromanas Energy Inc. (TSXV:PMI)	March 6, 1998	Corporation (British Columbia)	unlimited common shares authorized As of September 30, 2010, 619,381,466 shares issued and outstanding	Oil and Gas Exploration in Albania – owns 100% of Petromanas Albania GmbH	DWM Petroleum AG owns approximately 32.06%; the balance is widely distributed to members of the public (DWM Petroleum AG is the largest shareholder)

Name	Date of Incorporation	Type and Jurisdiction	Authorized and Issued Share Capital	Nature of Business	% of votes attaching to all voting securities beneficially owned, or controlled or directed, directly or indirectly, by Manas Petroleum Corporation
CJSC Somon Oil Company	Initially registered June 28, 2005; re- registered December 15, 2006	Closed Joint Stock Company (Tajikistan)	130,000 Somoni(1); 1,000 shares with a par value of Tajik Somoni 130 As of December 31, 2010, 1,000 shares issued and outstanding	Oil and gas exploration in Tajikistan	90% owned by DWM Petroleum AG and 10% owned by Anavak LLC
DWM Petroleum AG	July 17, 1992	Corporation, Joint Stock Company (Switzerland)	CHF 100,000(2) – 1,000,000 shares at CHF 0.10 per share As of December 31, 2010, 1,000,000 shares issued and outstanding	Oil & Gas exploration, Management of petroleum licenses in Mongolia, Kyrgyz Republic and Tajikistan	100% owned by Manas Petroleum Corporation
Manas Petroleum AG	August 29, 2008	Corporation, Joint Stock Company (Switzerland)	CHF 1,000,000(2) – 1,000 shares at CHF 1,000 per share As of December 31, 2010, 1,000 shares issued and outstanding	Not active in business at current time	100% owned by Manas Petroleum Corporation, 0.1% is held by Peter-Mark Vogel and another 0.1% is held by Heinz J. Scholz on behalf of Manas Petroleum Corporation
CJSC South Petroleum Company	April 27, 2004	Closed Joint Stock Company (Kyrgyz Republic)	100,000 soms. – 1,000 ordinary shares at 100 som(3) per share As of December 31, 2010, 1,000 shares issued and outstanding	Exploration for oil and gas in Kyrgyz Republic.	25% owned by DWM Petroleum AG, 70% owned by Santos International Holdings Pty Ltd., 5% owned by Kyrgyzneftegas
Gobi Energy Partners GmbH	October 25, 2010	Limited liability Company by Articles of Incorporation (Switzerland)	CHF 20,000(2) – 200 shares at CHF 100 per share As of December 31, 2010, 200 shares issued and outstanding	Oil and Gas Exploration in Mongolia	100% owned by DWM Petroleum AG
Gobi Energy Partners LLC	April 30, 2009	Limited liability Company by Articles of Incorporation (Mongolia)	$101,880 – authorized capital No shares	Exploration for oil and gas in Mongolia	100% owned by DWM Petroleum AG
Manas Management Services Ltd.	March 25, 2008	Memorandum of Association under International Business Companies Act (Bahamas)	$50,000 – 50,000 shares at $1 per share As of December 31, 2010, 50,000 ordinary shares issued and outstanding	Management services, financing and equipment for parent and sister companies.	100% owned by Manas Petroleum Corporation

Name	Date of Incorporation	Type and Jurisdiction	Authorized and Issued Share Capital	Nature of Business	% of votes attaching to all voting securities beneficially owned, or controlled or directed, directly or indirectly, by Manas Petroleum Corporation
Manas Petroleum of Chile Corporation	November 27, 2007	Corporation (Canada)	$100 – 100,000 shares at $0.001 per share As of December 31, 2010, 100,000 Class “A” Common Voting Shares issued and outstanding	Inactive	100% owned by Manas Petroleum Corporation
Manas Chile Energia Limitada	April 7, 2008	Limited liability Company by Articles of Incorporation (Chile)	$12,000 – authorized capital No shares	Oil & gas exploration in Latin America	99% Capital Stock owned by Manas Management Services Ltd. 1% Capital Stock owned by Manas Petroleum Corporation

(1)	Somoni is the currency of Tajikistan.
(2)	Swiss franc is the currency of Switzerland (abbreviation: CHF).
(3)	Som is the currency of the Kyrgyz Republic.

You are cautioned that we do not have any direct or indirect interest in or right to the properties or resources owned by either of Petromanas Energy Inc. (in Albania) or CJSC South Petroleum Company (in the Kyrgyz Republic), nor does our company have any direct or indirect obligation in respect of, or liability for the costs or expenditures incurred by either of, these companies. Our wholly-owned subsidiary, DWM Petroleum AG, is a minority shareholder of these companies. We do not direct management of either company and we are not the operator of any oil and gas projects owned by either of them.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated in the State of Nevada on July 9, 1998 as “Express Systems Corporation”.

On November 23, 2006, we entered into a share exchange agreement with DWM Petroleum AG, a Swiss company, and the shareholders of DWM Petroleum AG. Under the share exchange agreement, the shareholders of DWM Petroleum AG received 80,000,000 shares of our common stock, equal to 79.9% of our outstanding common stock at the time, in exchange for 100% of the shares of DWM Petroleum AG. In addition, we agreed to issue an aggregate of up to an additional 500,000 shares of our common stock over time to the former shareholders of DWM Petroleum AG for every 50 million barrels of P50 oil reserves net to us from our Kyrgyz Republic assets and “the potential Albanian and Tajikistan assets” up to a maximum of 2.5 billion barrels of P50 oil reserves. This share exchange was completed April 10, 2007.

We amended our articles of incorporation on April 2, 2007 to increase our authorized capital from 25,000,000 to 300,000,000 shares of common stock and to change our name from “Express Systems Corporation” to “Manas Petroleum Corporation”. At the completion of the share exchange transaction on April 10, 2007, all of the Express Systems’ directors and officers resigned and were replaced by the officers and directors of DWM Petroleum AG.

Contemporaneously with the share exchange transaction, we sold our wholly-owned subsidiary, Masterlist Inc. to its sole employee for a nominal cash payment and five annual payments equal to 5% of the gross sales of Masterlist Inc. for each respective year. As a result of the share exchange and the sale of Masterlist Inc., we abandoned our prior businesses and DWM Petroleum AG became our wholly-owned subsidiary.

Our Current Business

Our wholly-owned subsidiary, DWM Petroleum AG, is a Swiss registered company based in Baar, Switzerland. DWM Petroleum AG was founded in 2004 to focus on the exploration for oil and gas in Central Asia. On April 7, 2004, DWM Petroleum AG acquired a 90% interest in CJSC South Petroleum Company in the Kyrgyz Republic. Between April 2004 and August 2006, CJSC South Petroleum Company was awarded six exploration licenses in the Kyrgyz Republic, five of which were subsequently renewed. On June 28, 2006, DWM Petroleum AG and Anawak LLC founded CJSC Somon Oil Company in Tajikistan.

On November 28, 2007, DWM Petroleum AG opened a branch office in Albania to run our operations in the Balkan region. Effective February 24, 2010, and in connection with the sale of our Albanian project, Petromanas Energy Inc. and Petromanas Albania GmbH (formerly Manas Adriatic GmbH) have assumed the responsibility for rent and maintenance of this office.

On August 29, 2007, we formed Manas Petroleum A.G., a Swiss registered company also based in Baar, Switzerland. We intended to use this wholly-owned subsidiary to consolidate properties in the Balkans at a later stage of our business development. In light of our recent sale to Petromanas Energy Inc. of Petromanas Albania GmbH, we are currently reassessing the purpose for and the need to maintain this subsidiary.

On March 25, 2008, we incorporated Manas Management Services Ltd. in the Bahamas, which controls 99% of Manas Energia Chile Limitada, which was incorporated on April 7, 2008. Both subsidiaries were formed to consolidate our property in Chile. The remaining 1% of Manas Energia Chile Limitada is owned directly by Manas Petroleum Corporation.

On April 29, 2008, Improved Petroleum Recovery and we entered into a farm-out agreement with GeoPark Holdings Ltd. and Pluspetrol S.A. Pursuant to this agreement, IPR and we each hold 20% of the project relating to the onshore Tranquilo block in Chile and GeoPark Holdings Ltd. and Pluspetrol S.A. each hold 30%. A joint operating contract has been signed between Improved Petroleum Recovery, Pluspetrol S.A., GeoPark Holdings Ltd. and us, under which the operatorship will be transferred from Improved Petroleum Recovery to GeoPark Holdings Ltd.

On April 21, 2009, DWM Petroleum AG signed two production sharing contracts with the Petroleum Authority of Mongolia for blocks 13 and 14. We have established an office in Mongolia and commenced preparing a seismic exploration campaign.

On November 19, 2009, we entered into an arms length letter of intent with Petromanas Energy Inc. (formerly WWI Resources Ltd.), a Canadian public company whose common shares are listed on the Canadian TSX Venture Exchange, pursuant to which we agreed to sell all of the shares of DWM Petroleum AG or another subsidiary of our company that would own, at the closing, 100% of our Albanian project, in exchange for cash and common shares of Petromanas Energy Inc.

On December 7, 2009, DWM Petroleum AG formed Petromanas Albania GmbH, a Swiss company, and thereafter DWM Petroleum AG transferred title to our Albanian project to Petromanas Albania GmbH. Also in December of 2009, Petromanas Energy Inc. advanced $917,723 to Petromanas Albania GmbH for use by Petromanas Albania GmbH and our company as working capital until the parties could complete the transaction.

On February 24, 2010, we completed the sale of all of the issued and outstanding shares of Petromanas Albania GmbH to Petromanas Energy Inc. pursuant to a share purchase agreement dated February 12, 2010. As consideration for these shares, DWM Petroleum AG received CDN$2,000,000 ($1,937,396) in cash on March 3, 2010 and 100,000,000 Petromanas Energy Inc. common shares. Pursuant to the share purchase agreement, DWM Petroleum AG was entitled to receive an aggregate of up to an additional 150,000,000 Petromanas Energy Inc. common shares as follows:

  100,000,000 Petromanas Energy Inc. common shares upon completion of the first well on the Albanian project by Petromanas Albania GmbH, or on the date that is 16 months after the closing date, whichever occurs first;

  25,000,000 Petromanas Energy Inc. common shares if, on or before the tenth anniversary of the closing date, Petromanas Albania GmbH receives a report prepared pursuant to Canada’s National Instrument 51-101, Standards of Disclosure for Oil and Gas Activities, confirming that the Albanian project has 2P reserves of not less than 50,000,000 barrels of oil (BOE); and

  if, on or before the tenth anniversary of the closing date, Petromanas Albania GmbH receives a report prepared pursuant to Canada’s National Instrument 51-101, Standards of Disclosure for Oil and Gas Activities, confirming that the Albanian project has 2P reserves in excess of 50,000,000 BOEs, then for each 50,000,000 BOEs over and above 50,000,000 BOEs, Petromanas Energy Inc. will be required to issue 500,000 Petromanas Energy Inc. common shares to DWM Petroleum AG to a maximum of 25,000,000 Petromanas Energy Inc. common shares.

In addition, at closing Petromanas Energy Inc. funded Petromanas Albania GmbH with $8,500,000 to be used by Petromanas Albania GmbH to repay advances made by DWM Petroleum AG and its predecessors in respect of the Albanian project.

At closing, WWI Resources Ltd. changed its name to Petromanas Energy Inc. (TSXV: PMI.V) and it appointed to its six member board of directors three directors nominated by our company (Michael J. Velletta, Heinz Scholz and Peter-Mark Vogel). In addition, and also at closing, the board of directors of Petromanas Energy Inc. appointed Erik Herlyn (our Chief Executive Officer) and Ari Muljana (our Chief Financial Officer) as the Chief Executive Officer and Chief Financial Officer, respectively, of Petromanas Energy Inc.

Contemporaneously with the completion of its purchase of Petromanas Albania GmbH, Petromanas Energy Inc. completed a private placement offering in which it sold 100,000,000 of its common shares for gross proceeds of CDN$25,000,000 (approximately $25,025,000). After adjustment for the 100,000,000 common shares issued to DWM Petroleum AG at the completion of the sale of Petromanas Albania GmbH and the 100,000,000 common shares issued in this private placement, Petromanas Energy Inc. had 328,231,466 common shares issued and outstanding, of which DWM Petroleum AG owned 100,000,000, or approximately 30.47% at that time.

We have analyzed whether we have obtained control over Petromanas Energy Inc. by considering the resulting management of Petromanas Energy Inc., governing body of Petromanas Energy Inc., undiluted and diluted voting interest, the terms of the exchange of equity interest and the relative size of Petromanas Energy Inc. and Petromanas Albania GmbH. Based on this analysis we concluded that:

  We do not have majority voting interest in Petromanas Energy Inc. (DWM Petroleum AG, our wholly- owned subsidiary, holds 200,000,000 outstanding common shares of Petromanas Energy Inc., or approximately 32.06% of current outstanding common shares of Petromanas Energy Inc.). We also determined that our stockholders do not represent the majority shareholders of Petromanas Energy Inc. We do not have a majority in the board of Petromanas Energy Inc., nor do we have the ability to appoint, elect or remove a director.

  None of the executive officers of Petromanas Energy Inc. are current officers of Manas Petroleum Corporation.

  Regarding the terms of the exchange of equity interests we concluded that no assessment can be made concerning whether or not a significant premium was paid by either party.

  Regarding the relative size of Petromanas Energy Inc. and Petromanas Albania GmbH, we concluded that both entities are small and have not yet generated any revenue and that neither one of the entities is significantly larger than the other.

Based on the above, we do not have control over Petromanas Energy Inc.

The transaction therefore is accounted for in accordance with ASC 810-10-40, which results in a derecognition of the subsidiary Petromanas Albania GmbH in exchange for cash consideration received, liabilities assumed and 200,000,000 of Petromanas Energy Inc. common shares. The Petromanas Energy Inc. common shares are traded on the TSX-V, which we deem an active market and we therefore believe that the quoted market price of the Petromanas Energy Inc. shares (PMI.V) is generally a readily determinable fair value and it can be taken as a basis for the calculation of the fair value.

We reached this conclusion based on an assessment on the following criteria:

  The Petromanas Energy Inc. shares are traded in a foreign market of breadth and scope comparable to the OTCBB, which according to ASC 820 provides readily determinable fair value for equity securities;

  Bid/ask-spreads are narrow; and

  Trading activity is regular and frequent.

Since the shares are held in escrow and are subject to a four months holding period and an escrow release schedule, we deem the shares as a Level 2 input for the calculation of the fair value in accordance with ASC 820 (Fair value measurements and disclosures). We apply an annual discount rate of 12% on the quoted market price (represents an initial estimate for purpose of this pro forma statement) based on the time before the shares become freely tradable.

Months after closing	Issuance	Cumulative free tradable
1	100,000,000	-
2		-
3		-
4		-
5		10,000,000
6		10,000,000
7		25,000,000
8		25,000,000
9		25,000,000
10		25,000,000
11		25,000,000
12		25,000,000
13		40,000,000
14		40,000,000
15		40,000,000
16		40,000,000
17	100,000,000	40,000,000
18		40,000,000
19		55,000,000
20		55,000,000
21		110,000,000
22		110,000,000
23		110,000,000
24		110,000,000
25		140,000,000
26		140,000,000
27		140,000,000
28		140,000,000
29		140,000,000
30		140,000,000
31		170,000,000
32		170,000,000
33		170,000,000
34		170,000,000
35		170,000,000
36		170,000,000
37		200,000,000

Each escrowed and issued share entitles our company to exercise voting rights and each escrowed and issued share corresponds to one vote.

The 50,000,000 additional Petromanas Energy Inc. common shares which are issuable upon achievement of certain conditions will be accounted for in accordance with ASC 450 (Contingencies). These are contingent and will only be recognized when realized.

A gain on sale of asset is recognized on the income statement under non-operating income and is calculated according to ASC 810-10-40 as the difference between the fair value of the consideration received and the carrying amount of Petromanas Albania GmbH’s assets and liabilities resulting in a gain on sale of subsidiary of $57,850,918.

On May 25, 2010, Petromanas Energy Inc., Petromanas Albania GmbH and DWM Petroleum AG amended the share purchase agreement entered into on February 12, 2010 to accelerate the release of these additional 100,000,000 common shares of Petromanas Energy Inc. to May 26, 2010. Petromanas Energy Inc. has issued to DWM Petroleum AG these additional 100,000,000 common shares of Petromanas Energy Inc., and DWM Petroleum AG now has ownership and control over 200,000,000 common shares of Petromanas Energy Inc., which represents approximately 32.06% of the issued and outstanding common shares of Petromanas Energy Inc., and the right to acquire a further 50,000,000 common shares of Petromanas Energy Inc. On December 14, 2010, Manas Adriatic GmbH was renamed to Petromanas Albania GmbH.

We have signed an agreement dated January 29, 2010, pursuant to which we have agreed to assign our interest in our Chilean project in exchange for a return of all of the money (i.e. approximately $70,000) that we have invested in this project to date and relief from all currently outstanding and future obligations in respect of the project. The transfer of our participation in this Chilean project to the new owners has been approved by the Chilean ministry and is now subject to approval by the new parties.

Overview of Our Projects

We are in the business of exploring for oil and gas, primarily in Central and East Asia and the Balkans. In particular, we focus on the exploration of large under-thrust light oil prospects in areas where, though there has often been shallow production, their deeper potential has yet to be evaluated. If we discover sufficient reserves of oil or gas, we intend to exploit them. Although we are currently focused primarily on projects located in certain geographic regions, we remain open to attractive opportunities in other areas. We do not have any known reserves on any of our properties.

We carry out our operations both directly and through participation in ventures with other oil and gas companies. We have or were involved in projects in Mongolia, Tajikistan and Chile. In addition, we own shares of Petromanas Energy Inc., which is involved in oil and gas activities in Albania, and shares of CJSC South Petroleum Company, which is involved in a project in the Kyrgyz Republic.

The following is a brief description of each of our current projects:

Mongolia

DWM Petroleum AG, our wholly-owned subsidiary, is the record owner of the exploration licenses for Blocks 13 and 14, but 26% of the beneficial interest in these blocks is held in trust for the benefit of others (eight percent is held in trust for each of two investor groups and ten percent is held in trust for Shunkhlai Group LLC, a Mongolian oil and gas company). We are in the process of restructuring our ownership of this project. To this end, we have formed a new Swiss company, Gobi Energy Partners GmbH, which will hold record title to all of the interest in Gobi Energy Partners LLC. After restructuring, DWM Petroleum AG is to hold 74% of Gobi Energy Partners GmbH and Gobi Energy Partners GmbH is to hold 100% of Gobi Energy Partners LLC. The remaining 26% of the ownership interest in Gobi Energy Partners GmbH is to be held by the two investor groups (each as to eight percent) and Shunkhlai Group LLC’s subsidiary, Wit Alliance Limited. Gobi Energy Partners LLC, a Mongolian company, is to be the operator of the oil and gas project on Blocks 13 and 14.

Blocks 13 and 14 cover an aggregate of over 20,000 km2 (almost five million acres) of land located on Mongolia’s southern border in the central part of the East Gobi Rift oil and gas basin southeastern Mongolia. Block 13, also known as Tsagaan-Els, contains 11,590 km2 (2,863,951 acres) and Block 14, also known as Zuunbayan, contains 8,731 km2 (2,157,477 acres). DWM Petroleum AG entered into a production sharing contract for each block with the Mongolian government. These production sharing contracts, dated April 21, 2009, provide for a five-year exploration period (with two optional six month extensions allowed) that began on April 21, 2009, and a twenty-year exploitation period (with two five year extensions allowed).

The location of these blocks within Mongolia is set out in the map below.

The ten percent interest in Blocks 13 and 14 that we hold in trust for Shunkhlai Group LLC results from a joint venture agreement with Shunkhlai Group LLC dated July 1, 2008 and the subsequent provision of advisory and consulting services to our company in the negotiation of the production sharing agreements for Blocks 13 and 14. On November 5, 2010, we entered into a cooperation agreement with Shunkhlai Group LLC pursuant to which we cancelled the July, 2008 joint venture agreement and agreed to that Shunkhlai Group LLC would own ten percent of Gobi Energy Partners GmbH after we restructured ownership of Blocks 13 and 14. The cooperation agreement contemplates that Shunkhlai Group LLC will continue to provide consulting services to us on an ongoing basis and that we will issue ten percent of the total issued and outstanding common shares of Gobi Energy Partners GmbH to Wit Alliance Limited, a subsidiary of Shunkhlai Group LLC. We expect that these shares of Gobi Energy Partners GmbH will be subject to a unanimous shareholders’ agreement which will set out the rights and obligations of the shareholders, including restrictions on share transfers.

In our November 5, 2010 cooperation agreement with Shunkhlai Group LLC, we agreed to pay all of the exploration and overhead expenses contemplated in the work program and budget agreed upon between the parties during a five-year exploration period consisting of a first phase of one year, a second phase of two years and a third phase of two years. In the event of a commercial discovery, trade sale and/or a corporate market transaction, Shunkhlai Group LLC/Wit Alliance Limited has agreed to repay its proportionate share (10%) of exploration and overhead expenses incurred during phases 2 and 3, together with interest at a rate of eight percent per annum, provided, however, that we have agreed not to charge interest during 2010. Also, if Shunkhlai Group LLC or Wit Alliance Limited transfers its interest in Gobi Energy Partners GmbH to a third party, or if there is a change in control of Shunkhlai Group LLC or Wit Alliance Limited, Shunkhlai Group LLC is required to repay its proportionate share of exploration and overhead expenses incurred during phases 2 and 3 together with all accrued interest.

The financial and work commitment of each production sharing contract for Blocks 13 and 14 is as follows:

Period	Contract Year	THE WORK PLAN	Cost	Investment per year (US$)
I	1	Collection and processing of geological data	150,000	625,000
		Reconnaissance of work of the block, 4000 km	40,000
		Geological Mapping 500 km2	50,000
		Geological Mapping 100 km2	30,000
		Geologic structural sections 400 km	140,000
		Lithologic-stratigraphical sections 1900m	95,000
		Paleontologic stratigraphical works	40,000
		Sampling 300	15,000
		Laboratory analytical works	35,000
		Data Processing	30,000
II	2	Geological Mapping 850 km2	85,000	825,000
		Geological Mapping 400 km2	120,000
		Lithologic-stratigraphical sections 3200m	160,000
		Paleontologic stratigraphical works	80,000
		Sampling 800	40,000
		Laboratory analytical works	75,000
		Data Processing	55,000
	3	Data Processing	15,000	1,740,000
		Topographic geodesic works	50,000
		Exploration seismology 2D, 200 km	1,600,000
		Exploration seismology 3D, 5 km	75,000
III	4	Data Processing	40,000	4,360,000
		Topographic geodesic works	20,000
		Exploration seismology 2D, 100 km	800,000
		Exploration seismology 3D, 20 km	300,000
		Preparation to drilling, well 1	30,000
		Well Drilling, 1 well	2,870,000
		Log survey, 1 well	300,000
III	5	Data Processing	50,000	6,900,000
		Preparation to drilling, well 2	60,000
		Well Drilling, 2 well	5,740,000
		Log survey, 1 well	600,000
		Well test, 3 well	450,000
		TOTAL		14,450,000

There are no known reserves on either block. The primary exploration targets are anticipated to be sandstone reservoirs located between 425 meters (1,394 feet) and 2,500 meters (8,203 feet) below the surface.

Operating Activities

During 2009, our geologists, supported by experts from the Geological Institute of Israel, A.P. Karpinsky Russian Geological Research Institute (St. Petersburg) and the University of Novosibirsk completed the Phase 1 field work program, defining structural trends with potential petroleum accumulations. Based on these results and previous data we are currently designing a seismic acquisition program. Also during 2009, we opened an office in Ulan Bator, the capital of Mongolia. The office serves as a base camp for geological expeditions within our blocks in Mongolia. Our geologists performed several geological field trips within our Blocks 13 and 14.

By the end of December, 2009, we completed and over-fulfilled our work commitment for both production sharing contracts for the first period ending on April 21, 2010. Each contract comprised a minimum investment of $625,000. As a consequence, a deposit of $2 million was released and used to pay back the loan with the Mongolian Trade and Development Bank.

In 2009, we prepared a 5 year plan for environmental protection and restoration, which was approved by the Mongolian Ministry of Environment. The plan has to be updated on an annual basis as the work program evolves.

In 2010, we began to re-interpret existing geological data and plan for a gravity survey. This was to further define the location of lines for the recently completed seismic campaign on Blocks 13 and 14, in which we acquired approximately 300 linear km. Also, we collected data from a total of 451 existing wells drilled in the Zuunbayan and Tsagaan Els oil fields area and in prospects. All well data was translated from Russian and Mongolian into English for analysis by international experts.

On August 31, 2010, we entered into a contract with DQE International Tamsag (Mongol) LLC, a subsidiary of CNPC Daqing Petroleum, for the acquisition of 300 km of 2D seismic on Blocks 13 and 14 for an aggregate total of $1,050,000, payable according to a specific schedule. We were required to provide a bank guarantee over the outstanding amount, which is to be reduced according to the same schedule.

On November 10, 2010, we announced the completion of the 2010 seismic acquisition program for block 13 and 14 without incident. We intend to use the additional 300 km of 2D seismic data to improve our technical database and our chance of drilling a successful exploration well. After interpretation of the full dataset, we intend to decide whether we are ready to drill one or more exploration wells or we need to acquire 3D seismic to define the drill prospects in better detail. Depending on this decision, we hope to spud the first well in 2011.

Our plans for 2011 call for the acquisition of another 833 km (517.6 miles) of data at a cost of approximately $3.35 million, including 303 km (188.3 miles) on Block 13 and 530 km (329.3 miles) on Block 14.

Tajikistan

Through our wholly-owned subsidiary, DWM Petroleum AG, we own 90% of the issued and outstanding shares of CJSC Somon Oil Company, a Tajikistan company originally formed in 2005. Anavak LLC owns the remaining 10%. CJSC Somon Oil Company owns two exploration licenses located in Tajikistan. One of these licenses, known as Zapadnaya, or the West license, was granted by the Tajikistan government on July 25, 2007; the other, known as Severo-Zapadnaya, or the North-West license, was granted by the Tajikistan government on July 27, 2009.

The location of these licenses are shown on the map below:

In an option agreement dated December 10, 2007, Santos International Ventures Pty Ltd. agreed to pay an amount equivalent to the seismic acquisition costs in the Tajik area (approximately $1.3 million) in consideration for an option to farm-in to CJSC Somon Oil Company’s prospecting licenses. Santos International Ventures Pty Ltd. has funded the entire amount of this option premium. Under the terms of our option agreement, Santos International Ventures Pty Ltd. had the right to exercise the option until June 10, 2008, subject to extension if we had not fulfilled certain obligations imposed on us. We have not yet fulfilled those obligations and the right to exercise the option remains open until we do so. If Santos International Ventures Pty Ltd. were to exercise its option to enter into a farm in agreement in respect of these licenses, Santos International Ventures Pty Ltd. would acquire a 70% interest in CJSC Somon Oil Company from us in exchange for certain future expenditure commitments for the exploration and development of the licenses.

Currently, Santos International Ventures Pty Ltd. continues to fund current capital expenditures, as well as certain general and administrative costs of CJSC Somon Oil Company.

The West License

The West license, which expires in October 2014, is located in the Fergana Basin and contains approximately 303,198 acres (approximately 1,227 km2). It contains a number of under-thrust leads and prospects including the Khodja-Bakirgan which is several kilometres north of CJSC South Petroleum Company’s South Tuzluk prospect in Kyrgyzstan (we own 25% of CJSC South Petroleum Company). Approximately 60% of the block in this license area is covered by former Soviet era seismic data. It is within this area that our targeted leads and prospects are found and the geological and structural setting appears to be very similar to CJSC South Petroleum Company’s Tuzluk prospect in Kyrgyzstan. CJSC Somon Oil Company has identified seven large under-thrust prospects that are located close to existing oil fields, all of which were originally identified by Soviet seismic and in 123 kilometers of 2-D seismic acquired by CJSC Somon Oil Company in late 2007 and the first six months of 2008.

The North-West License

In July 2009 CJSC Somon Oil Company was granted the North-west petroleum license which covers 2492 km2 (615,784 acres) of exploration area and entitles the company to explore the area for a seven year term expiring in July 2016. The license area is located in the north part of the Sugd region, bordering on Uzbekistan and the Uzbek pipeline network. To the south-west the license area is adjacent with CJSC Somon Oil Company’s West license area. The seven year work program for the North West license contains 400 km of 2-D seismic, 100 km2 of 3-D seismic and 2 deep wells. Existing exploration data within the North-West license area includes six wells and 1,100 km of 2D seismic which was acquired during Soviet exploration campaigns between 1964 and 1992. In case of discovery CJSC Somon Oil Company will have the exclusive right to develop and exploit the discovery. CJSC Somon Oil Company has targeted large four-way closure prospects in the North-West license area at a depth of 3.5 -4.5 km.

There are no known reserves on either the West license or the North-West license areas.

Operating Activities

Starting in late December 2007, operations across the border from the Kyrgyz Republic into Tajikistan were conducted on the first of a number of seismic line extensions with the aim of obtaining long receiver offset data to improve imagery of the Tuzluk subthrust leads. These data were made available to CJSC South Petroleum Company through a trade agreement with CJSC Somon Oil Company. A total of 123 km of 2D seismic data were acquired in the CJSC Somon Oil Company block by the end of June 2008.

During the first quarter of 2009, we prepared a business plan for the northern Tajik area and the report for carrying out the first phase 2D seismic exploratory work. In October 2009 CJSC Somon Oil Company established an office in the center of Khudjant City from which it can stage future field and seismic work. In December 2009 CJSC Somon Oil Company signed an agreement with DANK Scientific Industrial Firm (Kazakhstan) for the acquisition of 250 km of 2D seismic in 2010 in the Western license area. During 2009, Santos International Ventures Pty Ltd. paid $760,752 in connection with the seismic program. DANK Scientific Industrial Firm (Kazakhstan) commenced the seismic acquisition work on February 13, 2010 and completed the work on June 4, 2010.

The 2D seismic acquisition in the Novobod-Obchai Kalachi and North-West license areas, amounted to 104 km recorded in March 2010; 105 km recorded in May 2010; 11 km recorded in June 2010 and survey complete (June 4, 2010). The seismic acquisition that commenced in the southern license areas (and locally across the Kyrgyz-Tajik border) on February 13, 2010 was completed on June 4, 2010.

Objectives relating to definition (to drill ready status) of the Chkalovsk and North Auchi prospects are likely to be met following final processing and mapping, on current indications. Objectives relating to lead definition in the West Digmai area appear disappointing at this stage, however, the same part of the dataset is encouraging with respect to the Yangiabad area (additional prospectivity). Lines additional to the initial program in the North-West license area are of good quality (field data and initial stacks) and have been valuable in terms of the contribution to understanding of the technical issues and prospectivity in the area.

Technical database compilation and integration is ongoing.

The results have been submitted, together with a draft of a production sharing agreement, to Tajikistan’s Geological Agency and its Ministry of Energy.

First analysis of the data from the 2010 seismic program confirmed the existing prospects (two prospects are now considered mature for drilling) and reconnaissance data has revealed several large undrilled structures in the Northwest license. During the last few months of 2010, CJSC Somon Oil Company focused on drafting a drill program for a wildcat well at the Chkalovsk structure in the Bobodjon Gafurovskiy region. In this regard, it has submitted drilling location data to the government and has submitted an application to the regional government requesting the allocation of a four hectare site on which it can locate a drilling rig and field camp.

During the last few months of 2010, representatives of CJSC Somon Oil Company have continued to negotiate the terms of the proposed production sharing agreement with the government. The final production sharing agreement is expected to include a proposed work program. The form of the production sharing agreement is continued to be negotiated with various interested agencies of the government of Tajikistan. The finalization and ratification of the production sharing agreement is the last hurdle in order for Santos International Ventures Pty Ltd. to exercise its farm-in option.

Kyrgyz Republic (Project owned by CJSC South Petroleum Company)

Our wholly-owned subsidiary, DWM Petroleum AG, owns 25% of issued shares of CJSC South Petroleum Company, a Kyrgyz company incorporated in 2004. Through its wholly-owned subsidiary, Santos International Holding Pty Ltd., Santos Limited owns 70% of CJSC South Petroleum Company and a Kyrgyz government entity, Kyrgyzneftgaz, owns the remaining five percent. Santos International Holding Pty Ltd. and DWM Petroleum AG are parties to a farm-in agreement dated October 4, 2006, as amended, and a majority shareholder agreement dated November 13, 2006.

CJSC South Petroleum Company owns five exploration licenses that cover a total area of approximately 569,578 acres (or 2,305 km2). In the farm-in agreement dated October 4, 2006, as amended, Santos International Holding Pty Ltd. agreed to fund and carry out petroleum exploration and appraisal activities on this license area in a two-phase work program. The overall commitment by Santos International Holding Pty Ltd. for Phase 1 ($11.5 million) and Phase 2 ($42 million) of this work program is $53.5 million. In addition, Santos International Holding Pty Ltd. is responsible for general administration and office overhead costs incurred by it in undertaking the work, which is estimated at $1,000,000 per year. Further details on the work programs are as follows:

  Phase 1 of the work program included the undertaking of geological studies at an estimated cost of $500,000, the reprocessing of up to 5,000 km of 2D seismic, if available and of high enough quality, at an estimated expenditure of $1,000,000 and the acquisition and processing of either 1,000 km of 2D seismic or a combination of 2D seismic and 3D seismic, up to a maximum expenditure of $10,000,000. Santos International Holding Pty Ltd. completed Phase 1 of the work program on October 24, 2008 and elected to begin Phase 2; and

  Phase 2 of the work program, which Santos International Holding Pty Ltd. commenced on December 2, 2008, includes drilling three exploration and three appraisal wells to a maximum expenditure of $7,000,000 per well. If Santos International Holding Pty Ltd. spends more than $43 million on these exploration and appraisal wells, we are required to pay 30% of the excess expenditure. Santos International Holding Pty Ltd. agreed to consult with, and endeavor to reach agreement with, us on the location of the wells to be drilled during Phase 2. If we are unable to agree on any such location, Santos International Holding Pty Ltd. has the right to determine that location. Santos International Holding Pty Ltd. drilled the first two exploration wells during 2009. Santos International Holding Pty Ltd. had the right, to be exercised within 60 days of the completion of the second exploration well, to withdraw from the farm-in agreement. Santos International Holding Pty Ltd.did not exercise this right to withdraw.

Licenses

CJSC South Petroleum Company’s five exploration licenses lie in the Fergana Basin. The Fergana Basin is an intermontane basin, the greater part of which lies mainly in the eastern part of Uzbekistan. CJSC South Petroleum Company has no known reserves on lands covered by these licenses.

The five existing licenses are set to expire between January and May of 2013 but are automatically renewable for up to ten years once a report has been submitted to the Kyrgyz government detailing the progress of a work program and once the associated minimum expenditures have been made. Upon the discovery of reserves that may be commercially exploited, licenses can be exclusively converted into exploitation licenses.

Exploitation licenses are granted for 20 years with subsequent extensions depending on the depletion of the resource. There is a yearly fee payable to the government of approximately $150 per license and a minimum annual work program of $50 per km2 (approximately $115,250 per year for the land covered by the licenses). All taxes and work commitments on the five licenses are current. The current fiscal framework requires a 3% royalty, an exercise tax of $1.90/bbl (exchange rate dependent), a local tax of 3% on gross revenues and a corporate tax of 10% payable to the Kyrgyz government on revenue from production from the areas covered by these licenses. The proposed fiscal framework will include a royalty of $0.145/mcf or $1.06/bbl, an exercise tax of $4.94/bbl (exchange rate dependent), a bonus of 0.05% of reserve value ($350,000 for 10 MMBO, at $70/bbl),

The table below summarizes the licenses; the map below sets out their locations and a brief description of each active license follows.

License	Area (km2)	Date of Award	Date Renewed	Current Expiry Date
Nanai	999	July 9, 2004	February 5, 2009	January 28, 2013
Soh	631	April 29, 2004	June 21, 2010	May 12, 2013
West Soh	160	April 29, 2004	June 21, 2010	May 12, 2013
Tuzluk	474	April 29, 2004	June 21, 2010	May 12, 2013
Naushkent	41	April 29, 2004	February 5, 2009	January 28, 2013

Nanai Exploration License

The Nanai exploration license is located in the northern zone of the Fergana Basin bordering Uzbekistan to the south. CJSC South Petroleum Company has identified three structures in this zone called Alabuka 1, 2 and 3. CJSC South Petroleum Company believes that the target structures are situated in a footwall of a large shallow-dipping thrust bringing the Paleozoic rocks on the top of the tertiary and quaternary sequence. The seismic database consists of seven dip and four strike lines although only the ends of three of these lines cover any part of the structures. The structural definition therefore relies heavily on the use of analogies to proven structures mapped in Uzbekistan to the south. The current mapping covers only approximately 10% of the available area, and we believe similar structures may exist elsewhere within the license. As a result, we cannot quantify the potential in this license with the current database. Between 1993 and 1996 Kyrgyzneftgaz drilled the Alabuka-1 well on the license. Kyrgyzneftgaz aimed this well at a shallower target in the upper thrust sheet and did not penetrate into the lower thrust sheet. This well encountered in excess of 1,000 meters of Paleozoic rocks thrust over Paleocene to Pliocene rocks and proved the presence of tertiary reservoir rocks beneath the Paleozoic rocks in the hanging wall of the thrust.

Naushkent Exploration License

The Naushkent exploration license is located in the northern zone of the Fergana Basin bordering Uzbekistan to the south. Currently, there is no seismic or well data for this license. The only available data is an old Soviet map showing a closed structure. Seismic exploration is required to get volumetric characteristics for the structure shown on the Soviet map.

Soh and West Soh Exploration Licenses

The Soh and West Soh exploration licenses are located in the southern zone of the Fergana Basin bordering Uzbekistan to the north. We have identified two deep lower thrust sheet structures called Burdalyk and Kyzyl Kurgan as well as a number of other structures, including un-drilled fourway dip closures at the upper thrust sheet level (Katran, Kan) and a shallow structure with a topseal provided by a tar mat (West Chaur). There are several producing oil and gas fields within the region that are excluded from the exploration license.

The seismic database consists of eleven dip and four strike lines. Of these lines only seven are relevant to the Kyzyl Kurgan structure and none relate to the Burdalyk structure. Data from the North Soh field indicates that in this area the Oligocene and Eocene pay beds are predominantly oil prone and that the Cretaceous pay beds are predominantly gas prone.

Tuzluk Exploration License

The Tuzluk exploration license is located in the southern zone of the Fergana Basin bordering Tajikistan to the north. There are a number of established oilfields in this area (Beshkent-Togap, Tashravat, Tamchi, Karagachi) that have produced from the upper thrust sheet. These fields are excluded from the exploration license. More significant for the exploration potential is the North Karakchikum field which straddles the Tajikistan/Kyrgyz Republic border and is analogous to the South and West Tuzluk prospects. Five structures called Selkan, Arka, West Tuzluk, South Tuzluk and the Tashravat Monocline have been identified. The seismic database is relatively large but rather uneven in coverage. Five deep stratigraphic wells were drilled at a depth of over four kilometers by the Soviets in the area of Tuzluk structures. The wells intersected thrust faults and proved the structural concept. Two of them intersected oilwater contact at the South Tuzluk structure.

Operating Activities

Seismic operations in the Tuzluk license began on September 30, 2007 and were completed on June 27, 2008 with a total of 315.4 km of seismic data acquired. Following completion of operations in the Tuzluk license, seismic operations on the Nanai license began on July 18, 2008 and completed by the end of October 2008. During the third quarter of 2008, 100.2 km of seismic data was acquired for this license. During the first quarter of 2009, seismic operations were initiated on the Soh license. So far CJSC South Petroleum Company has acquired a total of 352.83 km of 2D seismic data on the Soh license. In addition, it has acquired a total of 19.62 km of 2D seismic data on the Naushkent license since and a total of 31.47 km of 2D seismic data on the West Soh license. Also, several initiatives have been undertaken in relation to the seismic program including data exchange agreements for neighboring licenses.

In June 2009, CJSC South Petroleum Company and Caspian Oil and Gas Limited, through its subsidiary Closed Joint Stock Company Sherik, commenced a shallow drilling program in the Soh and Tuzluk licenses with the drilling of an exploration well at the North Aizar-1 prospect (on the Tuzluk license). CJSC Sherik carried out the drilling operations. During 2009, two wells were drilled as follows:

  North Aizar well within the Tuzluk license area was drilled to a total depth of 1,860 m (between June 2009 and July 2009). Minor hydrocarbon shows were encountered and the well was plugged. After drilling the North Aizar well the rig was moved to the Soh license area.

  Within the Soh license area the Khudai-Nazar SPC #1 well was drilled. The drilling started in August 2009 with the projected depth 2,405 m and finalized on September 23, 2009 at 2,202 m depth. Minor hydrocarbon shows were encountered and the well was plugged.

According to the above data CJSC South Petroleum Company has completed its commitments according to license agreements: Field seismic acquisition works in 2D format (403,92 km), their complete processing and partial interpretation; drilling in an aggregate depth of 4,062 meters; CJSC South Petroleum Company obtained, digitized and analyzed a significant amount of field geophysical survey data of wells of previous years (>150 wells); regional models of possible hydrocarbon migrations were designed; elaborated preliminary structural maps along the roof of the Paleogene sediments; petrophysical data of principal reservoirs and screen horizons were obtained and generalized.

CJSC South Petroleum Company has contracted the Kazak seismic crew, DANK Scientific Industrial Firm (Kazakhstan), to perform further seismic work. As part of the Tajik seismic program, around 20 km of 2D seismic lines reaching into the Kyrgyz license area were acquired in the first quarter of 2010. CJSC South Petroleum Company fulfilled its seismic commitment in the Tuzluk license area for 2010.

In April of 2010, Kyrgyz President Kurmanbek Bakiyev resigned and a provisional government assumed control of the country during a period of violent political unrest. A state of emergency was declared in June, 2010, and CJSC South Petroleum has temporarily suspended drilling operations in the country.

Albania (Owned by Petromanas Energy Inc.)

On February 24, 2010, our wholly-owned subsidiary, DWM Petroleum AG, completed the sale of all of the issued and outstanding shares of its subsidiary, Manas Adriatic GmbH, to Petromanas Energy Inc., an Alberta incorporated in 1998 (formerly known as WWI Resources Ltd.). Through DWM Petroleum AG, we own approximately 32.06% of the common shares of Petromanas Energy Inc.

Petromanas Energy Inc. now owns all of the outstanding shares of Petromanas Albania GmbH (formerly Manas Adriatic GmbH). Petromanas Albania GmbH owns a 100% interest in three onshore oil and gas production sharing contracts containing six licenses located in Albania.

Licenses

In December 2007, Petromanas Albania GmbH was granted two production sharing contracts by the Ministry of Economy, Trade and Energy of Albania; one of these production sharing contracts covers licenses for the areas referred to as Blocks A and B, the other covers licenses for the areas referred to as Blocks D and E.

In July 2009, Petromanas Albania GmbH was granted another production sharing contract by the Ministry of Economy, Trade and Energy of Albania covering the licenses for the areas referred to as Blocks 2 and 3.

These production sharing contracts set out minimum work and expenditure requirements for three phases that must be complied with in order to maintain exploration rights. Failure to comply with the work and financial requirements in any one phase would lead to the termination of the exploration rights on that specific contract. After each phase, Petromanas Albania GmbH has the option to either continue or relinquish the exploration rights. Petromanas Energy Inc. has announced the completion of the Phase 1 work program for Blocks A, B, D and E on October 16, 2010.

There are no known reserves on these blocks.

The location of these blocks is set out in the map below.

The work programs for these blocks is substantially as follows:

Blocks A and B

The production sharing contract for Blocks A and B requires the following minimum work and financial programs to maintain them in good standing:

Phase 1 Minimum Work and Financial Program

Petromanas Albania GmbH commenced the Phase 1 work program on December 26, 2007 and completed it on October 16, 2010. After Phase 1, Petromanas Albania GmbH has the option to either continue pursuing or relinquish the exploration rights.

The Phase 1 minimum work and financial program required the following:

  the undertaking of a minimum of $400,000 in geological and geophysical studies;

  the re-processing of at least 200 km of seismic data at a minimum cost of $120,000; and

  the acquisition and processing of either 300 km of 2D seismic at a minimum cost of $2,500,000 or the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of US$6,000,000.

The Albanian National Agency of Natural Resources approved a reduction in the minimum seismic work commitment for the Phase 1 minimum work and financial program on Blocks A and B from 300 km to 190 km (from a minimum of $2,500,000 to $1,583,270).

Phase 2 Minimum Work and Financial Program

Petromanas Albania GmbH has two years from the completion of Phase 1 to complete Phase 2. The Phase 2 minimum work and financial program requires the following:

  the undertaking of a minimum of $300,000 in geological and geophysical studies; and

  the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of $6,000,000.

Phase 3 Minimum Work and Financial Program

Petromanas Albania GmbH has two years from the completion of Phase 2 to complete the requirements in Phase 3. The Phase 3 minimum work and financial program requires the following:

  the undertaking of a minimum of $300,000 in geological and geophysical studies; and

  the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of $6,000,000.

Blocks D and E

The production sharing contract for Blocks D and E require the following minimum work and financial programs to maintain them in good standing:

Phase 1 Minimum Work and Financial Program

Petromanas Albania GmbH commenced the Phase 1 work program on December 26, 2007 and completed it on October 16, 2010. After Phase 1, Petromanas Albania GmbH has the option to either continue pursuing or relinquish the exploration rights.

The Phase 1 minimum work and financial program required the following:

  the undertaking of a minimum of $400,000 in geological and geophysical studies;

  the re-processing of at least 200 km of seismic data at a minimum cost of $150,000; and

  the acquisition and processing of either 300 km of 2D seismic at a minimum cost of $2,500,000 or the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of $6,000,000.

The Albanian National Agency of Natural Resources has approved a reduction in the minimum seismic work commitment for the Phase 1 Minimum Work and Financial Program on Blocks D and E, from 300 km to 105 km (from a minimum of $2,500,000 to $875,000)

Phase 2 Minimum Work and Financial Program

Petromanas Albania GmbH has two years from the completion of Phase 1 to complete Phase 2. The Phase 2 minimum work and financial program requires the following:

  the undertaking of a minimum of $300,000 in geological and geophysical studies; and

  the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of $6,000,000.

Phase 3 Minimum Work and Financial Program

Petromanas Albania GmbH has two years from the completion of Phase 2 to complete the requirements in Phase 3. The Phase 3 minimum work and financial program requires the following:

  the undertaking of a minimum of $300,000 in geological and geophysical studies; and

  the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of US$6,000,000.

Blocks 2 and 3

The production sharing contract for Blocks 2 and 3 require the following minimum work and financial programs to maintain them in good standing:

Phase 1 Minimum Work and Financial Program

Petromanas Albania GmbH has until July 30, 2012 to complete the requirements in Phase 1. After Phase 1, Petromanas Albania GmbH has the option to either continue pursuing or relinquish the exploration rights. The Phase 1 minimum work and financial program requires the following:

  the undertaking of a minimum of $400,000 in geological and geophysical studies;

  the re-processing of at least 150 km of seismic data at a minimum cost of $100,000; and

  the drilling of an exploration well to a depth of at least 4,000 meters at a minimum cost of $8,000,000.

Phase 2 Minimum Work and Financial Program

Petromanas Albania GmbH has two years from the completion of Phase 1 to complete Phase 2. The Phase 2 minimum work and financial program requires the following:

  the undertaking of a minimum of $300,000 in geological and geophysical studies; and

  the drilling of an exploration well to a depth of at least 4,000 meters at a minimum cost of $8,000,000.

Phase 3 Minimum Work and Financial Program

Petromanas Albania GmbH has two years from the completion of Phase 2 to complete the requirements in Phase 3. The Phase 3 minimum work and financial program requires the following:

  the undertaking of a minimum of $300,000 in geological and geophysical studies; and

  the drilling of an exploration well to a depth of at least 4,000 meters at a minimum cost of $8,000,000.

The Phase 1 work program was commenced on July 31, 2009.

Requirements Applicable to all of the Licenses

The production sharing contracts governing each of the licenses also include the following additional terms:

  The Phase 1, Phase 2 and Phase 3 minimum work and financial programs will be automatically extended for a period of time necessary to allow for: (i) completion of drilling or testing of a well; and/or (ii) evaluation of results from the drilling or testing of a well; provided that the evaluation period will not exceed six months after the date drilling or testing ceases.

  If Petromanas Albania GmbH elects to commence drilling of a Phase 1, Phase 2 or Phase 3 exploration well and fails to timely commence drilling or after commencing drilling abandons the well without having completed it or meeting the minimum expenditures for that well, it must pay the Albanian National Agency of Natural Resources the difference between the minimum expenditures and the expenditures actually incurred.

  If Petromanas Albania GmbH elects to conduct a Phase 2 or Phase 3 minimum work and financial program, it must, within 180 days after the end of the previous program, relinquish to the Albanian National Agency of Natural Resources 25% of the License area, less any portion of the License area previously relinquished.

  Each production sharing contract provides for recovery of Petromanas Albania GmbH’s costs and expenses, profit sharing with the Albanian National Agency of Natural Resources ranging from nil to 15%, an allocation on production to the Albanian National Agency of Natural Resources (ranging from 10% to 15% on Blocks A, B, D and E and nil to 5% on Blocks 2 and 3), a 50% profit tax and, on Blocks 2 and 3, a 10% royalty tax.

  Each production sharing contract provides for payment of $100,000 per contract year for training of Albanian National Agency of Natural Resources’ personnel and purchase of technical data.

Chile

On August 10, 2007, we created a consortium with Improved Petroleum Recovery, a Texas company. A joint operating agreement signed on April 16, 2008 formalized the governance of the consortium and the legal entity that will carry out its operations.

On November 21, 2007, the consortium was awarded a license to explore and exploit the onshore Tranquilo block by Empresa Nacional del Petróleo-Chile. The contract relating to this license was ratified by the Council of Ministers in July 2008. The block, the largest among the 10 exploration blocks offered (6,760 km2) is situated in the Magallanes Basin in the southern part of Chile, with high exploration potential acreage with fields and infrastructure nearby. We incorporated Manas Energia Chile Limitada, a Chilean company, to hold the license. Improved Petroleum Recovery was the designated operator.

The July 2008 contract relating to the license establishes three exploration periods of three, two and two years, respectively, and a production period of 25 years. We believe that the minimum exploration commitment by the consortium in Phase I will be a minimum of $14,360,000, of which we and Improved Petroleum Recovery each were responsible for half. We anticipate that the total minimum outlay for the exploration project in Chile will be $33,260,000.

On April 29, 2008, Improved Petroleum Recovery and we entered into a farm-out agreement with GeoPark Holdings Ltd. and Pluspetrol S.A. GeoPark Holdings Ltd. is a publicly traded Bermuda company (its shares trade on the AIM market of the London Stock Exchange) with extensive oil and gas holdings in Chile, while Pluspetrol S.A. is a privately owned oil and gas exploration company headquartered in Argentina with oil and gas interests in Argentina, Peru, Bolivia and Chile. Pursuant to the agreement, Improved Petroleum Recovery and we will each hold 20% of the project and GeoPark Holdings Ltd. and Pluspetrol S.A. each hold 30%. An application for the transfer of the shares to the ministry was made after the first operations meeting with the Chilean ministry on August 26, 2008. A joint operating contract has been signed between Improved Petroleum Recovery, Pluspetrol S.A., GeoPark Holdings Ltd. and us, under which the operatorship will be transferred from Improved Petroleum Recovery to GeoPark Holdings Ltd..

Under the farm-out agreement we are carried for 8.6% and have to fund the remaining 11.4% of the capital expenditures during the first phase of work. We are responsible to finance our 20% share of all capital expenditures exceeding $ 14,360,000 of the first phase.

There are no known reserves on this property.

Sale of Our Chilean Project

On January 29, 2010, we signed an agreement to assign our interest in our Chilean project in exchange for a return of all of the money that we have invested in this project to date and relief from all currently outstanding and future obligations in respect of the project. This agreement and the assignment of our interest in this project have been approved by the Ministry of Energy in Chile. The transfer of our participation in this project to the new owners is now subject to approval by the parties.

Competition

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies that have substantially greater technical, financial and operational resources and staff. We compete with these individuals and companies for desirable oil and gas leases, exploration and exploitation licenses, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds.

We believe several factors that differentiate us from our competitors include our extensive personal network among public officials and private employees in the oil and gas industry in the Commonwealth of Independent States and the Balkan countries, an ability to increase value through exploration of known structures and our command of modern geological knowledge and new concepts implemented to existing seismic and well data bases.

Need for Government Approval

Our business depends on the approval of different governments for various matters, including land tenure, prices, royalties, production rates, environmental protection, income, the grant of exploration and exploitation rights for oil and gas projects and the imposition of drilling obligations in connection with these grants, and the exportation of crude oil, natural gas and other products. Government regulations may change from time-to-time in response to economic or political conditions. The exercise of discretion by governmental authorities under existing regulations, the implementation of new regulations or the modification of existing regulations affecting the oil and gas industry could reduce demand for crude oil and natural gas, increase our costs and have a material adverse impact on our operations. Before proceeding with a project, the participants in the project must obtain all required regulatory approvals. The process of obtaining these approvals can involve stakeholder consultation, environmental impact assessments and public hearings, among other things. In addition, regulatory approvals can involve conditions, including the payment of security deposits and other financial commitments.

We have an interest in a venture that has licenses from the Kyrgyzstan government for the exploration and possible exploitation on land covering approximately 3,153 km2, we have an interest in a company that has entered into production sharing contracts with an agency of the Albanian government for the exploration and possible exploitation of land covering approximately 3,100 km2, we have licenses from the government of Tajikistan for the exploration of approximately 1,227 km2 of land and we have licenses from the government of Mongolia for the exploration and exploitation of land covering 20,957 km2.

Regulation

Our industry is affected by numerous laws and regulations, including discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, pooling of properties, taxation and other laws and regulations relating generally to the energy industry. These laws and regulations vary according to where each project is located. Changes in any of these laws and regulations or the denial or vacating of permits and licenses could have a material adverse effect on our business.

Our operations are in, and our focus will continue to be on, operations in emerging markets. Generally, legal structures, codes and regulations in emerging markets are not as well defined as they can be in more developed markets and they are therefore more likely to change rapidly. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

We believe that our operations currently comply in all material respects with applicable laws and regulations. There are no pending or threatened enforcement actions related to any such laws or regulations. We believe that the existence and enforcement of such laws and regulations will have no more restrictive effect on our operations than on other similar companies in the energy industry.

Environmental Matters

We and the projects that we have invested in are subject to national and local environmental laws and regulations relating to water, air, hazardous substances and wastes, and threatened or endangered species that restrict or limit our business activities for purposes of protecting human health and the environment. Compliance with the multitude of regulations issued by the appropriate administrative agencies can be burdensome and costly. We believe that our operations currently comply in all material respects with applicable national and local environmental laws and regulations.

Research and Development

Our business plan is focused on a strategy to maximize the long-term exploration and development of our oil and gas projects. To date, the execution of our business plan has largely focused on acquiring prospective oil and gas licenses and negotiating production sharing and farm-out agreements, in addition to some exploration work on our properties. Except in connection with the exploration of our properties or the conduct of due diligence on properties that we might be interested in acquiring, we do not conduct research and development.

Employees

We have 22 full time employees, including our directors. Of our 22 employees, three are located in Switzerland and the rest are located in Canada, Mongolia and Tajikistan. Although we do not expect to increase our number of employees over the next twelve months, we are not currently able to predict if new employees will be employed in the coming twelve months. We outsource contract employment as needed and will continue to do so.

DESCRIPTION OF PROPERTY

Our principal executive office address is Bahnhofstrasse 9, 6341 Baar, Switzerland. Its telephone number is +41 (44) 718 10 30. Gobi Energy Partners LLC has an office in Ulan Bator, the capital of Mongolia, which serves as a base camp for geological expeditions for our operations in Mongolia. CJSC Somon Oil Company has offices in Dushanbe, the capital of Tajikistan, and Kudjant, which serve as base camps for geological expeditions for our operations in Tajikistan.

We maintain a registered office for service in the State of Nevada, located at Nevada Corporate Services, Inc., 8883 West Flamingo Road, Suite 102, Las Vegas. Nevada 89147, U.S.A. In addition, the offices of Velletta and Company, located in Victoria, British Columbia, serves as our registered office in the Province of British Columbia. Velletta and Company’s address is 4th Floor – 931 Fort Street, Victoria, British Columbia V8V 3K3, Canada.

The description of our oil and gas property interests is under the section entitled “Description of Business.”

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

Except as disclosed below, there have been no material legal proceedings that we are or were a party to, or that any of our properties is or was the subject of, since January 1, 2008. We do not know any legal proceedings contemplated by any governmental authority or any other party involving us or our properties. We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to us or has a material interest adverse to us.

Except as disclosed below, there have not been any:

  penalties or sanctions imposed against our company by a court relating to securities legislation or by a securities regulatory authority within the three years immediately preceding the date of this prospectus;

  other penalties or sanctions imposed by a court or regulatory body against our company necessary for this prospectus to contain full, true and plain disclosure of all material facts relating to the securities being distributed; and

  settlement agreements that we entered into before a court relating to securities legislation or with a securities regulatory authority within the three years immediately preceding the date of this prospectus.

On October 9, 2007, the British Columbia Securities Commission of Canada issued a cease trader order against our company in British Columbia, Canada pursuant to section 164(1) of the Securities Act (British Columbia). At the time of the order, we were not a reporting issuer in British Columbia, Canada and had our securities quoted on the OTC Bulletin Board. We distributed securities to residents of British Columbia and failed to file a Report of Exempt Distribution with the British Columbia Securities Commission according to National Instrument 45-106. As a result, the British Columbia Securities Commission ordered that trading in our securities cease in British Columbia until the order was revoked. We filed the Report of Exempt Distribution and on April 1, 2008, the British Columbia Securities Commission partially revoked the cease trade order to permit trading in our securities except by certain offshore entities. The British Columbia Securities Commission left the order in effect with respect to those offshore entities because it was unable to determine the beneficial ownership of the shares registered in the name of those entities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Our management’s discussion and analysis of financial condition and results of operations provides a narrative about our financial performance and condition that should be read in conjunction with the audited and unaudited consolidated financial statements and related notes thereto included in this prospectus. This discussion contains forward looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this prospectus titled “Risk Factors” beginning at page 17 above and “Forward-Looking Statements” beginning at page 24 above.

Overview

We are in the business of exploring for oil and gas, primarily in Central and East Asia and the Balkans. In particular, we focus on the exploration of large under-thrust light oil prospects in areas where, though there has often been shallow production, their deeper potential has yet to be evaluated. If we discover sufficient reserves of oil or gas, we intend to exploit them. Although we are currently focused primarily on projects located in certain geographic regions, we remain open to attractive opportunities in other areas. We do not have any known reserves on any of our properties.

We carry out our operations both directly and through participation in ventures with other oil and gas companies. We have or were involved in projects in Mongolia, Tajikistan and Chile. In addition, we own shares of Petromanas Energy Inc., which is involved in oil and gas activities in Albania, and shares of CJSC South Petroleum Company, which is involved in a project in the Kyrgyz Republic.

We have no operating income yet and, as a result, depend upon funding from various sources to continue operations and to implement our growth strategy.

Results of Operations

Years Ended December 31, 2009 and 2008

For the year ended December 31, 2009 we had a net loss of $21,618,015 as compared to a net loss of $30,296,106 for the year ended December 31, 2008.

In the year ended December 31, 2009 our operating expenses decreased to $9,501,901 from $20,956,481 reported for the same period in 2008. The 55% decrease in our total operating expenses is attributable, firstly, to personnel changes and reduction of administrative costs due to management’s decision to cut down costs, and secondly, to reduced exploration costs. 47% of the total operating expenses, or $4,475,953 for the year ended December 31, 2009, is related to stock-based or stock option-based compensation payments, which are non-cash. In the same period in 2008, we recorded stock-based or stock option-based compensation of $9,790,874.

Finally, we had non-operating losses of $12,111,713, significantly affected by a non-cash charge of $10,974,312 for the adjustment of the fair values of warrants in the year ended December 31, 2009, compared to non-operating losses in the year ended December 31, 2008 of $9,973,078, also significantly affected by a non-cash charge for the subsequent equity sales adjustment clause of $9,439,775.

Personnel costs

In the year ended December 31, 2009 our personnel costs have decreased to $5,586,429 from $10,476,663 reported for the same period in 2008. This 45% decrease in our personnel cost is due to management’s decision to cut down costs from the beginning of 2009 by reducing the number of employees from 9 to 4 and replacing several employee contracts with consulting agreements.

In the year ended December 31, 2009 77% of the total personnel costs, or $4,296,079, is related to a non-cash charge for stock compensation and our stock option plan to obtain and retain qualified management. In the same period in 2008, 71% of the total personnel costs, or $7,399,063, is related to a non-cash charge for stock compensation and our stock option plan to obtain and retain qualified management.

Exploration costs

For the year ended December 31, 2009, we incurred exploration costs of $1,067,986 as compared to $4,649,549 for the corresponding period in 2008. This decrease of 77% is mostly attributable to reduced exploration activity in Albania and Tajikistan. We have started geological and geophysical in Mongolia during the second half of 2009. The $1,067,986 cover the expenses for our projects in Albania, Tajikistan, Mongolia and Chile, the major positions being, firstly, the start of our exploration activities in Mongolia with $930,310 which includes geological and geophysical work, environmental studies, training and signing fees and, secondly, the continuation of our exploration activities in Albania with $692,654, which included demobilization fee for the seismic team, training and signing fees and a Gustavson research report. Exploration costs were positively affected by a non-cash charge of $640,000 through the reduction of the Participation Liability in Mongolia (see note 14 to our financial statements contained in this prospectus).

For the year ended December 31, 2008, the exploration costs in Albania amount to $3,231,780 and include an environmental study, a volumetric and an economic report by an independent engineering consulting agency, reprocessing of data as well as a payment for the seismic work by Geological Institute of Israel. The costs in Tajikistan amount to $792,125 for the year ended December 31, 2008. The costs in Mongolia amount to $227,233 for the year ended December 31, 2008,

Consulting fees

For the year ended December 31, 2009, we paid consulting fees in the amount of $1,109,121 as compared to consulting fees of $3,052,920 for the year ended December 31, 2008. This decrease of 64% is related to non-cash charges for stock compensation and our stock option plan to obtain and retain qualified management.

Administrative costs

For the year ended December 31, 2009, our administrative costs declined to $1,670,678 from $2,724,471 during the same period in 2008. This decrease of 39% or $1,053,793 is attributable to management’s decision to cut down costs from the beginning of 2009, these measures included the change of the audit company, the change of the securities counsel firm, the reduction of out-of-pocket expenses and the reduced use of the outside accounting firm.

Three Month Periods Ended September 30, 2010 and 2009

Net income for the three-month period ended September 30, 2010 was $9,618,213 as compared to a net income of $132,775 for the comparable period in 2009. This increase of $9,485,438 is mainly due to an increase in the fair value of our investment in Petromanas Energy Inc., which accounted for $10,700,583.

Operating expenses for the three-month period ended September 30, 2010 decreased to $1,110,270 from $2,382,852 reported for the same period in 2009. This decrease of 53% or $1,272,582 in our total operating expenses is mainly attributable to lower personnel costs and lower consulting fees.

Personnel costs

For the three-month period ended September 30, 2010 our personnel costs decreased to $255,045 from $1,080,601 for the corresponding period in 2009. This decrease of 76% or $825,556 in the three-month period comparison is mainly the consequence of lower charges related to equity awards granted under the stock compensation and stock option plans. For such grants $74,481 were recorded during the quarter ended September 30, 2010 versus $784,453 for the comparable period in 2009.

Exploration costs

For the three-month period ended September 30, 2010 we incurred exploration costs of $268,345 as compared to $539,468 for the corresponding period in 2009. This decrease of 50% or $271,123 is mainly attributable to the sale of our Albanian subsidiary.

Consulting fees

For the three-month period ended September 30, 2010 we paid consulting fees in the amount of $277,948 as compared to consulting fees of $208,182 for the comparable period ended September 30, 2009. This is an increase of 34% or $69,766. Higher stock-based compensation expenses were the major driver of this increase.

Administrative costs

For the three-month period ended September 30, 2010, we recorded administrative costs of $295,737 compared to $539,821 for the three-month period ended September, 2009. This decrease of 45% and $244,084 is mainly attributable to lower legal, audit and accounting fees.

Non-operating income/expense

Non-operating income for the three-month period ended September 30, 2010 increased from $2,515,983 for the corresponding period in 2009 to $10,729,107. This increase of $8,213,124 is mainly due to a gain in fair value of our investment in Petromanas Energy Inc. of $10,700,583. On the other hand, we recorded during the three month period ended September 30, 2009 an income in changes of fair value of warrants of $2,809,589 and $0 for the corresponding period in 2010.

Nine Month Periods Ended September 30, 2010 and 2009

Net income for the nine-month period ended September 30, 2010 was $65,530,401 as compared to a net loss of $18,792,985 for the comparable period ended September 30, 2009. This increase is basically attributable to three components. Firstly, we realized a gain from the sale of our subsidiary in Albania of $57,850,918. Secondly, the value of our investment in associate, i.e. Petromanas Energy Inc., increased during this reporting period by $13,635,119. Thirdly, we had a charge of $10,592,637 during the nine-month period ended September 30, 2009 due to changes in the fair value of warrants. For the nine-month period ended September 30, 2010, we reported a gain of $533,223 due to changes in the fair value of warrants.

Operating expenses for the nine-month period ended September 30, 2010 decreased to $6,099,437 from $7,426,013 reported for the same period in 2009. This is a decrease of 18% or $1,326,576. This decrease is mainly attributable to lower personnel costs and lower administrative costs.

Personnel costs

For the nine-month period ended September 30, 2010 personnel costs decreased to $3,293,175 from $4,596,455 for the corresponding period in 2009. This decrease of 28% or $1,303,280 in the nine-month period comparison is mainly a result of reduced personnel and the sale of our Albanian subsidiary.

Exploration costs

For the nine-month period ended September 30, 2010 we incurred exploration costs of $880,367 as compared to $870,544 for the corresponding period in 2009. This is an increase of 1% or $9,823 and relates to increased exploration activity in Mongolia.

Consulting fees

For the nine-month period ended September 30, 2010 we incurred consulting fees in the amount of $938,967 as compared to consulting fees of $762,312 for the comparable period ended September 30, 2009. This increase of 23% or $176,655 is mainly attributable to a non-cash charge for stock options for a consultant (approximately $140,000).

Administrative costs

For the nine-month period ended September 30, 2010, our administrative costs decreased to $943,939 from $1,119,864. This decrease of 16% or $175,925 is mainly due to a lower cost base following the sale of our Albanian subsidiary.

Non-operating income/expense

Non-operating income for the nine-month period ended September 30, 2010 increased to income of $71,631,867 in contrast to an expense of $11,364,680 for the corresponding period in 2009. This increase of $82,996,547 has three major components. Firstly, we recorded a gain from the sale of our subsidiary in Albania of $57,850,918. Secondly, the value of our investment in associate, i.e. Petromanas Energy Inc., increased during this reporting period by $13,635,119. Thirdly, we had a charge of $10,592,637 during the nine-month period ended September 30, 2009 due to changes in the fair value of warrants. For the nine month period ended September 30, 2010, we reported a gain of $533,223 due to changes in the fair value of warrants.

Liquidity and Capital Resources

Our cash balance as of December 31, 2009 was $1,713,551 of which $908,888 was restricted to finance the bank guarantees for the first phase of our work program in Albania (covering the seismic and geological and geophysical costs for Block D&E in Albania), leaving a balance of $804,663.

Our cash balance as of September 30, 2010 was $3,416,976 of which $98,511 were restricted. Our total current assets as of September 30, 2010 amounted to $3,986,616 and total current liabilities were $428,543 resulting in net working capital of $3,558,073. In addition, of the 200,000,000 common shares of Petromanas Energy Inc. held by us, 25,000,000 were freely tradable as of September 30, 2010. The market value of these freely tradable shares was over $8,000,000.

On January 22, 2009, the restricted cash in Mongolia was reduced from $4,000,000 to $2,000,000 in agreement with the Mongolian authorities. We immediately paid our bank loan of $1,220,000 and accumulated interest of $34,248. As a result, we were able to free up cash in the amount of $745,752 net of all costs and charges at our own disposal (no restriction or limitation of these funds after release).

On March 6, 2009, we negotiated new work programs for the two production sharing contracts for Blocks A, B and D, E with the Albanian National Petroleum Agency (which has since changed its name to the National Agency of Natural Resources and referred to as AKBN). On April 3, 2009, we successfully ratified the new work programs for these exploration blocks A, B and D, E in Albania and had them approved with the Albanian authorities (AKBN), which allowed us to reduce the bank guarantee, held as restricted cash on our accounts on behalf of exploration work in Albania, by $2,541,800 at our own disposal without any restrictions or limitations to these funds after the release, which took place by April 23, 2009 following completion of the procedural formalities. In addition, we finalized negotiation for an additional loan of $1,300,000, which will be secured by the remaining escrow funds in Mongolia. On May 1, 2009, $1,000,000 of this loan was made available to our company. On September 7, 2009 the remaining $300,000 was made available to our company.

On December 18, 2009, the Petroleum Authority of Mongolia approved the fulfillment of the work commitment for the first phase in Mongolia and the bank escrow of $2,000,000 was released. The proceeds were used to repay the $1,300,000 bank loan and its interest and the proceeds of $687,573 were available to our company.

On November 19, 2009 we entered into a binding letter of intent with Petromanas Energy Inc. (formerly WWI Resources Ltd.), a TSX Venture Exchange listed company, pursuant to which we agreed to sell all of the shares of a wholly-owned subsidiary that at closing would own our Albanian project in exchange for a minimum of 100,000,000 common shares of Petromanas Energy Inc.. and a signing bonus in cash. In addition, Petromanas Energy Inc. advanced $917,698 to our company on December 3, 2009 to ensure funding for the short term needs of the Albanian project.

On February 24, 2010, we signed a formal share purchase agreement and completed the sale of all of the issued and outstanding shares of Petromanas Albania GmbH (formerly Manas Adriatic GmbH) to Petromanas Energy Inc. As consideration for these shares, DWM Petroleum AG received CDN$2,000,000 ($1,937,396) in cash. In addition, at closing Petromanas Energy Inc. funded Petromanas Albania GmbH with $8,500,000 to be used by Petromanas Albania GmbH to repay advances made by DWM Petroleum AG and its predecessors in respect of the Albanian project. The proceeds from repayment of the $8,500,000 debt owed by Petromanas Albania GmbH to DWM Petroleum AG (our wholly-owned subsidiary) have been used by our company to repay all of our debt securities prior to maturity.

On May 25, 2010, Petromanas Energy Inc., Petromanas Albania GmbH and DWM Petroleum AG amended the share purchase agreement entered into on February 12, 2010 to accelerate the release of these additional 100,000,000 common shares of Petromanas Energy Inc. to May 26, 2010. Petromanas Energy Inc. has issued to DWM Petroleum AG these additional 100,000,000 common shares of Petromanas Energy Inc., and DWM Petroleum AG now has ownership and control over 200,000,000 common shares of Petromanas Energy Inc. and the right to acquire a further 50,000,000 common shares of Petromanas Energy Inc.

We intend to use any window of opportunity to tap the equity markets, should the possibility arise from a shareholder’s and company’s perspective. In order to continue to fund operations for the next twelve months and implement the geological work program for our projects particular in Central Asia and the Balkan Region as well as to finance continuing operations, we will require further funds. We might raise these funds either through additional equity and/or debt financing (private placements) or by farming-out projects in order to reduce our financial commitments.

Cash Flows

Years Ended December 31, 2009 and 2008

	Year Ended December 31
	2009	2008
Net Cash Used in Operating Activities	$(6,450,830)	$(10,262,635)
Net Cash Provided by (Used in) Investing Activities	$7,028,263	$(8,082,833)
Net Cash (Used in) Provided by Financing Activities	$(106,148)	$10,039,102
Change in Cash and Cash Equivalents During the Period	$471,285	$(8,306,366)

Operating Activities

Net cash used in operating activities of $6,450,830 for the year ended December 31, 2009 has decreased from $10,262,635 in the comparable period in 2008. This is mainly due to management’s decision to cut down costs from beginning of 2009. As a consequence, the number of employees and the administrative costs have been reduced. Additionally, during the first two quarters of 2008, we had extensive exploration activities in Albania and Tajikistan, whereas in 2009, we only had significant exploration expenses in Mongolia from the second half of 2009.

Investing Activities

Net cash used in investing activities has changed to an inflow of $7,028,263 for the year ended December 31, 2009 from an outflow of $8,082,833 in the comparable period in 2008. This is due to the establishment of the bank guarantee for the first exploration phase in Albania and the bank escrow in Mongolia in the second quarter of 2008. In 2009, the reduction of the bank guarantee in Albania and the release of the escrowed amount Mongolia have positively affected the cash flow from investing activities by $7,042,896.

Financing Activities

Net cash used in from financing activities of $106,148 for the year ended December 31, 2009 has changed from net cash provided of $10,039,102 in the comparable period in 2008. In the year ended December 31, 2009, cash flow from financing activities was positively affected by a contribution of $917,698 by Petromanas Energy Inc. to ensure ongoing operations in our Albania project and a bank account overdraft. The total cash flow from financing activities for the year ended December 31, 2009 was negatively affected due to the net repayment of the bank loan of $1,220,000.

In the year ended December 31, 2008, cash flow from financing activities was positively affected by the issuance of debentures in the second quarter of 2008 by $3,760,000, the issuance of the convertible loan in the third quarter of 2008 by $1,680,000, a private placement in the third quarter of 2008 by $1,849,429, a bank loan of $1,220,000 in the fourth quarter of 2008 and the issuance of promissory notes to shareholders of $540,646.

Nine Month Periods Ended September 30, 2010 and 2009

	Nine Month Period Ended September 30,
	2010	2009
Net Cash Used in Operating Activities	$(4,697,640)	$(5,022,603)
Net Cash Provided by Investing Activities	$11,575,352	$4,903,911
Net Cash (Used in) Provided by Financing Activities	$(4,421,880)	$80,000
Change in Cash and Cash Equivalents During the Period	$2,455,832	$(38,692)

Operating Activities

Net cash outflow from operating activities of $4,697,640 for the nine-month period ended September 30, 2010 has slightly decreased from net cash outflow of $5,022,603 in the comparable period for 2009.

Investing Activities

Net cash inflow from investing activities of $11,575,352 for the nine-month period ended September 30, 2010 has increased from a net cash inflow of $4,903,911 in the comparable period for 2009. This increase is mainly attributable to proceeds from sale of investment of $10,765,810. In the comparable period of the previous year through the reduction of the bank guarantee in Albania and the reduction of the amount on the escrow account in Mongolia positively affected our cash inflow from investing activities by $4,932,325.

Financing Activities

Net cash outflow from financing activities of $4,421,880 for the nine-month period ended September 30, 2010 has changed from a net cash inflow of $80,000 in the comparable period for 2009. During the nine-month period ended September 30, 2010 cash outflows resulted from repayment of contingently convertible loans (i.e. $2,000,000), repayment of debentures (i.e. $4,000,000) and repayment of promissory notes to shareholders (i.e. $540,646). In addition, a bank overdraft of $196,154 was settled and proceeds from the exercise of warrants positively affected cash flow from financing activities by $2,260,958.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Cash Requirements

We will require additional funds to fund our operations. These funds may be raised through equity financing, debt financing, or other sources, such as additional farm-out agreements, which may result in further dilution in the equity ownership of our shares. There is still no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable.

Specifically, we estimate our cash requirements for the next 12 months ending December 31, 2011 to be as follows:

Expense	Amount
Geological & Geophysical	$5,100,000
General & Administrative	$2,600,000
Legal	$330,000
Audit	$250,000
Total Expenses Planned for Next 12 Months	$8,280,000

As an operator, we have geological and geophysical commitments for the next 12 months in Mongolia amounting to $5,100,000. In Tajikistan, the costs for the seismic program are currently being funded by Santos International Ventures Pty Ltd., a wholly owned subsidiary of Santos Limited, which is the operator of that project pursuant to a farm out agreement. In the Kyrgyz Republic, the operational costs including seismic are fully carried by Santos International Holdings Pty Ltd. Also, as we are not the operator of the Chilean project, we have no geological or geophysical commitments for that project for the next 12 months. The Albanian investment was sold during the first quarter of 2010 without further financial commitments from us.

There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we will be forced to scale down or perhaps even cease the operation of our business.

Going Concern

Our cash balance as of September 30, 2010 was $3,318,465.

In addition to our cash balance, we held 200,000,000 common shares of Petromanas Energy Inc. of which 25,000,000 were freely tradable as of September 30, 2010. The quoted market price of shares of Petromanas Energy Inc. on September 30, 2010 was CDN$0.35. Hence, the market value of the freely tradable shares was over $8,000,000.

Based on our business plan for the next 12 months, we anticipate that we will need $8,280,000 to fund our operations.

Given our net working capital plus our freely tradable shares of Petromanas, we do not expect to need additional funding from external sources to cover our monthly burn rate of approximately $265,000 and minimum commitments before December 2011.

In order to continue to implement the geological work program for our projects particularly in Central and East Asia and to finance continuing operations, we will require further funds. We expect these funds will be raised through additional equity and/or debt financing. If we are not able to raise the required funds, we would consider farming-out projects in order to reduce our financial commitments. Any additional equity financing may be dilutive to shareholders, and debt financing, if available, will increase expenses and may involve restrictive covenants. We will be required to raise additional capital on terms which are uncertain, especially under the current capital market conditions. Under these circumstances, if we are unable to obtain capital or is required to raise it on undesirable terms, it may have a material adverse effect on our financial condition.

Application of Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

We base our assumptions and estimates on historical experience and other sources that we believe to be reasonable at the time. Actual results may vary from our estimates due to changes in circumstances, weather, politics, global economics, mechanical problems, general business conditions and other factors. Our significant estimates are related to the valuation of warrants and options.

There are accounting policies that we believe are significant to the presentation of our financial statements. The most significant of these are described below.

Exploration and evaluation costs

We account for our exploration costs on a successful efforts basis and therefore all geological and geophysical costs, which include costs of topographical, geological, and geophysical studies, rights of access to properties to conduct those studies, and salaries and other expenses of geologists, geophysical crews, and others conducting those studies, are expensed as incurred.

Equity investment measured at fair value

For one of our investment in associates, we have elected the fair value option in accordance with ASC 820 for the subsequent measurement of the investment in associate. The shares of this investment in associate are traded on an active market and the quoted market price represents a readily determinable fair value and can be taken as a basis for the calculation of the fair value. Since the shares of our investment in associate are held in escrow and are subject to hold periods and an escrow release schedule, we apply an annual discount rate of 12% on the quoted market price based on the time before the shares become freely tradable. The discount rate is an estimate of the cost of capital, based on previous long-term debt the company has issued.

Stock-based Compensation

We account for all of our stock-based payments and awards under the fair value based method.

Stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until the counterparty performance is complete, and any change therein is recognized over the vesting period of the award and in the same manner as if we had paid cash instead of paying with or using equity based instruments. The cost of the stock-based payments to non-employees that are fully vested and non-forfeitable as at the grant date is measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term.

We account for the granting of share purchase options to employees using the fair value method whereby all awards to employees will be recorded at fair value on the date of the grant. The fair value of all share purchase options are expensed over their vesting period with a corresponding increase to additional capital surplus. Upon exercise of share purchase options, the consideration paid by the option holder, together with the amount previously recognized in additional capital surplus, is recorded as an increase to share capital.

We use the Black-Scholes option valuation model to calculate the fair value of share purchase options at the date of the grant. Option pricing models require the input of highly subjective assumptions.

Valuation of Freestanding Warrants

ASC 815 (Prior authoritative literature: FAS 133, “Accounting for Derivative Instruments and Hedging Activities”) requires measurement of free standing warrants classified as liability at fair value. In determining the appropriate fair value, we used a Black Scholes model. These warrants are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as change in fair value of warrants.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Bulletin Board of Financial Industry Regulatory Authority and on the over the counter market of Pink OTC Markets Inc. Quotations of our common stock on the OTC Bulletin Board and on the Pink OTC Markets Inc. have been sporadic, and trading volume has been low. Our symbol is “MNAP”, and our CUSIP number is 56176Q 10 2.

Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTC Bulletin Board. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Quarter Ended	High Bid	Low Bid
March 31, 2008	$2.95	$1.60
June 30, 2008	$1.85	$0.80
September 30, 2008	$0.88	$0.45
December 31, 2008	$0.70	$0.15
March 31, 2009	$0.25	$0.076
June 30, 2009	$1.00	$0.10
September 30, 2009	$0.80	$0.33
December 31, 2009	$0.71	$0.421
March 31, 2010	$0.95	$0.522
June 30, 2010	$0.85	$0.51
September 30, 2010	$0.57	$0.30
December 31, 2010	$0.63	$0.30

Month Ended	High Bid	Low Bid	Volume Traded On the OTC Bulletin Board
December 31, 2009	$0.60	$0.49	2,028,406
January 31, 2010	$0.95	$0.522	7,612,229
February 28, 2010	$0.94	$0.70	3,897,785
March 31, 2010	$0.87	$0.61	3,801,379
April 30, 2010	$0.85	$0.61	5,742,113
May 31, 2010	$0.77	$0.51	2,833,764
June 30, 2010	$0.66	$0.515	1,342,499
July 31, 2010	$0.57	$0.46	2,003,820
August 31, 2010	$0.52	$0.30	1,471,945
September 30, 2010	$0.531	$0.30	1,432,723
October 31, 2010	$0.52	$0.30	1,432,223
November 30, 2010	$0.63	$0.30	2,510,636
December 31, 2010	$0.59	$0.30	3,098,530
January 1, 2011 to January 26, 2011	$0.68	$0.30	3,266,394

On January 28, 2011, the closing price for our common stock as reported by the OTC Bulletin Board was $0.60 per share.

Transfer Agent

Our shares of common stock are issued in registered form. The transfer agent and registrar for our common stock is Island Stock Transfer. Its address is 100 First Avenue South, Suite 287, St. Petersburg, Florida 33701.

Holders of Common Stock

As of January 31, 2011, there were approximately 172 registered holders of record of our common stock. As of such date, 125,911,710 shares were issued and outstanding.

Dividends

The payment of dividends, if any, in the future, rests within the sole discretion of our board of directors. The payment of dividends will depend upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. We have not declared any cash dividends since our inception and have no present intention of paying any cash dividends on our common stock in the foreseeable future.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Our directors hold office until the next annual meeting or until their successors have been elected and qualified, or until they resign or are removed. Our board of directors appoints our officers, and our officers hold office for such term as may be prescribed by our board of directors and until their successors are chosen and qualify, or until their death or resignation, or until their removal.

Our directors and executive officers, their ages, positions held, and duration of such are as follows:

Name	Positions Held with Our Company	Age	Date First Elected or Appointed
Heinz J. Scholz	Executive Director and Chairman	68	April 10, 2007
Michael J. Velletta	Executive Director and Audit Committee Member	54	April 10, 2007
Dr. Richard Schenz	Director and Audit Committee Member	70	November 21, 2008
Dr. Werner Ladwein	Director and Audit Committee Member	61	September 16, 2010
Peter-Mark Vogel	Chief Executive Officer and President	46	July 15, 2010
Ari Muljana	Chief Financial Officer and Treasurer	32	July 9, 2009

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.

Heinz J. Scholz, Executive Director and Chairman

Heinz J. Scholz is a physicist and engineer. In the 1980s Mr. Scholz built through his company HJS Planung & Engineering, where he was the majority shareholder and Chief Executive Officer and President, factories and telecommunication networks in the former Soviet Union. After the German reunification he also advised Soviet Ministries regarding the negotiations on the sale of Russia’s East German telecommunication network to Deutsche Telecom. He has worked in collaboration with scientific institutes in the Russian Federation.

Mr. Scholz has been our Executive Director since August 25, 2008 and the Chairman of our board of directors and one of our directors since April 10, 2007. Since May 2004, he has acted as the Chairman of the board of directors for DWM Petroleum AG, and from May 2004 to April 2007, he acted as Chief Executive Officer for DWM Petroleum AG. Mr. Scholz earned his Engineering degree in 1975 and MSc equivalent in Physics in 1979 at University (Bremen) Engineer for Electro Technology, University for Technology (Bremen).

We believe Mr. Scholz is qualified to serve on our board of directors because of his extensive knowledge of our company’s history and current operations. Mr. Scholz is also a co-founder of DWM Petroleum AG, our wholly-owned subsidiary and beneficially owns approximately 19% of outstanding shares of our common stock. Mr. Scholz plays a critical role in targeting, appraising and subsequently acquiring the rights to major oil and gas assets in the former Soviet Union and its satellite countries.

Michael J. Velletta, Executive Director and Audit Committee Member

Michael J. Velletta has been a lawyer in British Columbia, Canada since 1990 and is a partner with the law firm of Velletta & Company, which focuses on corporate and commercial law, and litigation. Mr. Velletta serves on the board of directors of several private and public corporations, and is a governor of the Trial Lawyers Association of BC. Mr. Velletta is a director and Chairman of the Compensation Committee of Petromanas Energy Inc. (TSX Venture Exchange: PMI).

Mr. Velletta has been our Executive Director since August 25, 2008 and one of our directors since April 10, 2007. He served as our general counsel from April 10, 2007 to August 25, 2008. Mr. Velletta received his LL.B. degree in Law from the University of Victoria in 1989.

We believe Mr. Velletta is qualified to serve on our board of directors because of his extensive knowledge of our company’s history and current operations, his legal background and skills, and his experience as a director on the board of other companies. In particular, Mr. Velletta’s background as a lawyer provides a unique perspective to our board of directors.

Dr. Richard Schenz, Director and Audit Committee Member

Dr. Richard Schenz studied technical physics in Vienna and finished his study in 1967, with a Ph.D. from the University of Technology in Vienna. In 1969 he started his career with the Austrian oil & gas company OMV AG, and was its CEO from 1992 to 2001. In 2001, Dr. Schenz was appointed representative for the Austrian Capital Market by the Austrian government. Additionally, Dr. Schenz has held the positions of Vice President of the Austrian Federal Economic Chamber and President of the Austrian Chapter of the International Chamber of Commerce (ICC-Austria) since June 2001. In 2002, he was appointed Chairman of the Austrian Commission for Corporate Governance.

Dr. Schenz was appointed as one of our directors on November 21, 2008.

We believe Dr. Schenz is qualified to serve on our board of directors because of his extensive energy experience. Dr. Schenz has over 30 years of experience in the energy sector which he obtained with OMV AG. Dr. Schenz sits on various boards of private and listed companies in Europe. We believe Dr. Schenz’s strong network to investment banking firms as well as sovereign funds will prove invaluable to us as we attempt to grow our company.

Dr. Werner Ladwein, Director and Audit Committee Member

Dr. Werner Ladwein obtained a Ph. D in Geology and Mineralogy from the University of Innsbruck, Austria in February 1977. Furthermore, Dr. Ladwein obtained an MBA in International Business from Webster University in in July 1988. Dr. Ladwein has more than 30 years experience in the oil & gas industry. At OMV AG, an Austrian oil and gas company, Dr. Ladwein was assigned various managerial tasks primarily in exploration and production.

During his tenure at OMV AG Dr. Ladwein had the following management positions: from 1990 to 1992, he was the Head of Exploration and Research in Austria and neighboring countries; from 1992 to 1997, he was the General Manager of OMV AG in Libya; the first operated international venture of OMV AG in exploration and production and the first oil field development for OMV AG abroad. He renegotiated agreements and acquired new licenses; from 1997 to 2001, he was the General Manager of OMV AG Albania; He restructured the joint venture and started exploration with new partners in new licenses; from 2002 to 2004, he was the General Manager OMV AG Pakistan; He restructured the company and built up to the largest foreign producer, acquired operations of another company and incorporated company into OMV AG, acquired additional licenses and successful implementation of Corporate Social Responsibility, which was base for roll out in OMV AG; from 2004 to 2008, he was a member of the Petrom SA board of directors and Executive Director Exploration and Production; He was a main contributor to OMV Group results, restructuring of a privatized company and integration into OMV AG, changing it to be an efficient operator including successful implementation of environment policies, restructuring and acquisition of a major service company to Petrom. Petrom had exploration and production activities in Kazakhstan, Turkmenistan and Russia; and since 2008, he has worked as an independent oil and gas consultant.

We believe Dr. Ladwein is qualified to serve on our board of directors because of his 30 years of experience in the oil & gas industry, including his experience gained from holding several management positions at OMV AG.

Peter-Mark Vogel, Chief Executive Officer and President

Mr. Vogel was employed as a Senior Financial Analyst at Bank Sal. Oppenheim, Zürich, Switzerland from 2000 to July 2005 and holds the Chartered Financial Analyst designation. He was Vice President of the HSBC Research Department in Guyerzeller, Zurich, Switzerland from 1999 to 2000. From 1998 to 1999, he was Vice President of the Research Department Orbitex Finance. He was a Portfolio Manager and Assistant to the Bank’s Executive Committee for Societe Generale from 1995 to 1998. He was Assistant Vice President of Societe Generale, Zurich, Switzerland from 1995 to 1998. From 1993 to 1995 he was the Finance and Regulatory Associate and Regulatory Analyst at Merrill Lynch Capital Markets. He has been a member of the Swiss Society of Investment Professionals since 1999 and a member of the CFA Institute, formerly Association of Investment Management and Research, since 1999.

On September 16, 2010, our board of directors appointed Peter-Mark Vogel as our President and Chief Executive Officer. From July 15, 2010 to September 16, 2010, Mr. Vogel was our interim President and Chief Executive Officer. Mr. Vogel is one of our founders and has previously served our company in a number of roles, including Chief Financial Officer from April 10, 2007 to February 8, 2008 and a Director, Finance from April 10, 2007 to February 1, 2009. Also from February 1, 2009 to July 15, 2010 he acted as an advisor to our board of directors. Since February 24, 2010, Mr. Vogel has also been a director of Petromanas Energy Inc.

Mr. Vogel received his degree in Business Administration and Economics from the University of Zurich, Switzerland in 1992. He received his Master of Business Administration degree from the University of Chicago Booth School of Business in 2003.

Ari Muljana, Chief Financial Officer and Treasurer

Ari Muljana has been our Chief Financial Officer and Treasurer since July 9, 2009. From February 24, 2010 to August 30, 2010, Mr. Muljana was also Chief Financial Officer of Petromanas Energy Inc. From 2007 to 2009 Mr. Muljana worked at Capgemini Switzerland AG as strategic consultant, focusing on controlling and performance measurement topics in various industries. In 2005, he began his career in the Risk Management department at Deloitte AG, where he audited and advised within the oil and commodity trading industry. He is also specialized in the area of consulting relating to the Sarbanes-Oxley Act of 2002 , where he implemented financial and risk management processes for multinational companies to comply with SEC regulations. He has a Master of Science in Computer Science (University of Zurich 2004) with a major in Financial Statement Analysis and Artificial Intelligence.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

Except as disclosed below, our directors or and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Cease Trade Order

On October 9, 2007, the British Columbia Securities Commission of Canada issued a cease trade order against our company in British Columbia, Canada pursuant to section 164(1) of the Securities Act (British Columbia). At the time of the order, we were not a reporting issuer in British Columbia, Canada and had our securities quoted on the OTC Bulletin Board. We distributed securities to residents of British Columbia and failed to file a Report of Exempt Distribution with the British Columbia Securities Commission according to National Instrument 45-106. As a result, the British Columbia Securities Commission ordered that trading in our securities cease in British Columbia until the order was revoked. We filed the Report of Exempt Distribution and on April 1, 2008, the British Columbia Securities Commission partially revoked the cease trade order to permit trading in our securities except by certain offshore entities. The British Columbia Securities Commission left the order in effect with respect to those offshore entities because it was unable to determine the beneficial ownership of the shares registered in the name of those entities.

Other than as disclosed above, no director or executive officer of our company, or a shareholder holding a sufficient number of securities of our company to affect materially the control of our company is, or was within ten years before the date of this prospectus, a director or executive officer of any company, that while that person was acting in that capacity:

(i)	was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

(ii)

was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days.

Bankruptcies

No director or executive officer of our company, or a shareholder holding a sufficient number of securities of our company to affect materially the control of our company:

  is, or was within ten years before the date of this prospectus, a director or executive officer of any company, that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

  has, within the 10 years before the date of this prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, officer or shareholder.

Penalties or Sanctions

No director or executive officer of our company or a shareholder holding a sufficient number of securities of our company to affect materially the control of our company, has been subject to:

  any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement with a securities regulatory authority; or

  any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable investor in making an investment decision.

Committees of the Board of Directors

Our board of directors has the authority to appoint committees to perform certain management and administration functions. Currently, we have an audit committee, but do not have compensation committee or nominating and corporate governance committee and do not have an audit committee financial expert. Our board of directors currently intends to appoint various committees in the near future.

Nominating and Corporate Governance Committee

We do not have a nominating and corporate governance committee. Our board of directors performed the functions associated with a nominating committee. Generally, nominees for directors are identified and suggested by the members of our board of directors or management using their business networks and, other than Dr. Werner Ladwein, all of our director nominees were nominated for a seat on the board of directors based on prior service as directors to our company. Our board of directors has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future. We have elected not to have a nominating committee because we are an exploration stage company with limited operations and resources.

Our board of directors does not have a written policy or charter regarding how director candidates are evaluated or nominated for our board of directors. Additionally, our board of directors has not created particular qualifications or minimum standards that candidates for our board of directors must meet. Instead, our board of directors considers how a candidate could contribute to our business and meet our needs and those of our board of directors. As we are an exploration stage company, our board of directors will not consider candidates for director recommended by our stockholders, and we have received no such candidate recommendations from our stockholders.

Compensation Committee

We currently do not have a compensation committee. However, our board of directors may establish a compensation committee once we are no longer in the exploration stage, which would consist of inside directors and independent members. Until a formal committee is established, our board of directors will continue to review all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation.

Audit Committee

Effective December 20, 2010, our board of directors established an audit committee consisting of Dr. Werner Ladwein, Dr. Richard Schenz and Michael J. Velletta. Dr. Ladwein is the chair of the audit committee. Our audit committee assists our board of directors in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by our company to regulatory authorities and stockholders, our systems of internal controls regarding finance and accounting and our auditing, accounting and financial reporting processes. Our audit committee’s primary duties and responsibilities are to: serve as an independent and objective party to monitor our financial reporting and internal control system and review our financial statements; review and appraise the performance of our external auditor; and provide an open avenue of communication among our auditor, financial and senior management and our board of directors.

All members of our audit committee are “financially literate” within the meaning of National Instrument 52-110 – Audit Committees of the Canadian Securities Administrators and Dr. Richard Schenz and Dr. Werner Ladwein meet the definition of “Independent” as defined in National Instrument 52-110 Audit Committees, while Mr. Michael J. Velletta does not.

We are relying on the exemption provided by section 6.1 of National Instrument 52-110 Audit Committees of the Canadian Securities Administrators which provides that we, as a venture issuer, are not required to comply with Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of National Instrument 52-110.

For the education and experience of each audit committee member that is relevant to the performance of his responsibilities as an audit committee member, please see the section entitled “Directors and Executive Officers – Business Experience” beginning on page 68 of this prospectus.

Audit Committee Financial Expert

Our board of directors has determined that it does not have a member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K issued by the United States Securities and Exchange Commission.

We believe that our entire audit committee is capable of analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues reasonably expected to be raised by our company. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated revenues to date.

Director Independence

Our common stock is quoted on the OTC Bulletin Board operated by FINRA (the Financial Industry Regulatory Authority) and on the over-the-counter market operated by Pink OTC Markets Inc., which do not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation. Using this definition of independent director, we only have two independent directors, Dr. Richard Schenz and Dr. Werner Ladwein.

Board Leadership Structure

The positions of our principal executive officer and the chairman of our board of directors are served by two individuals. Heinz J. Scholz is our current Executive Director and a chairman of our board of directors. Peter-Mark Vogel is our Chief Executive Officer and President. Because of the separation of those functions to two individuals, we have determined that the leadership structure of our board of directors is appropriate, especially given that we are an exploration stage company with limited operations and resources.

Our board of directors provides oversight of our risk exposure by receiving periodic reports from senior management regarding matters relating to financial, operational, legal and strategic risks and mitigation strategies for such risks.

Orientation and Continuous Education

Due to the small size of our board of directors, our board of directors does not have a formal process of orientation or education program for the new members of our board of directors. However, we intend to give any new directors the opportunity to (a) familiarize themselves with our company, the current directors and members of management; (b) review copies of recently publicly filed documents of our company, technical reports and our internal financial information; (c) have access to technical experts and consultants; and (d) review a summary of significant corporate and securities legislation. Due to our small size, our board of directors does not provide continuing education for directors. Board meetings may also include presentations by our management and consultants to give the directors additional insight into our business.

Assessments

Our board of directors has no specific procedures for regularly assessing the effectiveness and contribution of our board of directors or individual directors. As our board of directors is relatively small, it is expected that a significant lack of performance on the part of an individual director would become readily apparent, and could be dealt with on a case-by-case basis. With respect to our board of directors as a whole, our board of directors monitors its performance on an ongoing basis, and as part of that process considers the overall performance of our company and input from our stockholders.

Code of Ethics

On May 1, 2007, our Board of Directors adopted a code of business conduct and ethics policy, which is posted on our homepage under www.manaspetroleum.com. The adoption of our code of business conduct and ethics policy allows us to focus our board of directors and each director and officer on areas of ethical risk, provide guidance to directors to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and accountability.

Except as set out in our code of business conduct and ethics policy, we do not have any formal policies and procedures for the review, approval or ratification of transactions between individual board members or officers and us. Our code of business conduct and ethics policy, which applies to all of our officers and directors, states that they must avoid any conflicts of interest between the director or officer and us unless the relationship is approved in advance by our board of directors. The code sets out a conflict of interest as a situation in which a director’s or officer’s personal interest is adverse, or may appear to be adverse, to our interest as a whole.

Conflicts of Interest

Certain of our directors and officers may serve as directors or officers of, or provide consulting services to, other resource companies or may have significant shareholdings in other public or private resource companies which may compete with our company. Situations may arise in connection with potential acquisition, investments or other transactions where the interest of these directors or officers may actually or potentially conflict with the interest of our company. The Nevada laws require our directors and officers to exercise their powers in good faith and with a view to the interests of our company. In addition, our directors and officers in conflicts of interest may be required to disclose those conflicts to our board of directors and to have the subject of the conflicts be presented to our board of directors for approval by a vote sufficient for the purpose without counting the votes of the directors in conflict, if any.

Other than as disclosed herein, as of the date of this prospectus, we are not aware of any existing or potential material conflicts of interest between us and any of our director or officer.

Indebtedness of Directors and Executive Officers

As of the date of this prospectus, none of our executive officers, directors, employees, and former executive officers, directors and employees is, or at any time since the beginning of January 1, 2009 has been, indebted to our company, nor is, or at any time since the beginning of January 1, 2009 has been, any such individual indebted to any other entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding provided by our company.

Fees Paid to Our Independent Registered Public Accounting Firms

Audit Fees

BDO Visura International AG

The following table sets forth the fees billed to our company for professional services rendered by BDO Visura International AG, our current independent registered public accounting firm, for the year ended December 31, 2009:

Fees		2009
	CHF	FX rate y/e	USD
Audit Fees	183'647	1.0337	189'836
Audit-Related Fees	-	1.0337	-
Tax Fees[1]	69'072	1.0337	71'400
Other Fees	-	1.0337	-
Total Fees			261'236

1 The tax fees relate mainly to consulting/compliance work regarding the sale of the Albanian asset

Deloitte AG

The following table sets forth the fees billed to our company for professional services rendered by Deloitte AG, our previous independent registered public accounting firm, for the years ended December 31, 2009 and 2008:

Fees		2009		2008
	CHF	FX rate y/e	USD	USD
Audit Fees	171'440	1.0337	177'218	451'719
Audit-Related Fees	-	1.0337	-	26'327
Tax Fees	-	1.0337	-	-
Other Fees	-	1.0337	-	-
Total Fees			177'218	478'046

Pre-Approval Policies and Procedures with respect to Services Performed by Independent Registered Public Accounting Firms

We have not used Deloitte AG or BDO Visura International AG, for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements, are provided internally or by other service providers. We have not engaged Deloitte AG or BDO Visura International AG to provide compliance outsourcing services.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before Deloitte AG or BDO Visura International AG was engaged by us to render any auditing or permitted non-audit related service, the engagement be:

  approved by our audit committee (the functions of which were performed by our entire board of directors); or

  entered into pursuant to pre-approval policies and procedures established by our board of directors, provided the policies and procedures are detailed as to the particular service, our board of directors is informed of each service, and such policies and procedures do not include delegation of our board of directors’ responsibilities to management.

Before Deloitte AG or BDO Visura International AG was engaged by us to render any auditing or permitted non-audit related service, our board of directors approved the engagement.

Our board of directors has considered the nature and amount of fees billed by Deloitte AG and BDO Visura International AG and believe that the provision of services for activities unrelated to the audit was compatible with maintaining Deloitte AG’s and BDO Visura International AG’s independence.

EXECUTIVE COMPENSATION

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2010;

(b)

each of our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2010 who had total compensation exceeding $100,000; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at December 31, 2010,

who we will collectively refer to as the named executive officers, for the years ended December 31, 2010 and 2009, are set out in the following summary compensation table:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[2]	All Other Compensation ($)	Total ($)
Peter-Mark Vogel CEO	2010 2009	126,761 134,064	nil nil	nil nil	680,000 nil	nil nil	806,761 134,064
Ari Muljana CFO	2010 2009	143,233[4] 82,766 [3]	nil nil	nil nil	nil 56,000	nil nil	143,233 138,766
Erik Herlyn Former CEO and Director	2010 2009	37,436 218,000	nil nil	nil nil	nil 280,000	nil 10,800	37,436 508,800

Notes

(1)

This amount represents the fair value of these shares at the date of grant. The fair value of these shares was determined using the market price at the date of grant ($0.50 per share). Please see note 7 to our financial statements contained in this prospectus.

(2)

These amounts represent the fair value of these options at the date of grant. The fair value of all of the options was determined using the Black-Scholes option pricing model using a 2.5-, 5- or 6-year expected life of the option, a volatility factor between 50% and 90%, a risk-free rate between 1.17% and 4.85% and no assumed dividend rate. Please see note 7 to our financial statements contained in this prospectus.

(3)	This amount was paid in Swiss francs (CHF93,599). The United States dollar value was calculated using historical exchange rates when the respective payments were made.

(4)	This amount was paid in Swiss francs (CHF151,353). The United States dollar value was calculated using historical exchange rates when the respective payments were made.

Compensation for Executive Officers and Directors

Compensation arrangements for our named executive officers and directors are described below. Also, under our 2007 Revised Omnibus Plan, our board of directors may grant our qualified directors, officers, employees, consultants and advisors stock options (which may be designated as nonqualified stock options or incentive stock options), stock appreciation rights, restricted stock awards, performance awards or other forms of stock-based incentive awards, up to a maximum of 20,000,000 shares.

There is no plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

The descriptions of the materials terms of each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to a named executive officer or director at, following, or in connection with the resignation, retirement or other termination of a named executive officer or director, or a change in control of our company or a change in the named executive officer’s or director’s responsibilities following a change in control, with respect to each named executive officer or director are provided below.

Compensation for Peter-Mark Vogel

On April 1, 2007, we entered into an employment and non-competition agreement with Peter-Mark Vogel, pursuant to which Mr. Vogel agreed to serve as our Chief Financial Officer and member of our board of directors. In consideration for the services that Mr. Vogel agreed to render pursuant to his employment agreement, Mr. Vogel was entitled to receive an annual base salary of approximately $348,000, stock options to purchase 1,750,000 shares of our common stock at a price of $4.00 per share pursuant to our 2007 Omnibus Plan and a non-accountable automobile and monthly parking allowance of $20,000 per year.

On February 1, 2009, we entered into a termination agreement with Mr. Vogel, releasing him as our Executive Director. As a result of his termination, all of his options were cancelled on May 1, 2009.

On March 26, 2009, we entered into a consulting frame contract with Mr. Vogel, whereby Mr. Vogel agreed to perform tasks on an as-requested basis, from time-to-time. We agreed to compensate Mr. Vogel on either a fixed price arrangement or a time and material arrangement, at Mr. Vogel’s election in respect of each task that we ask him to complete. Mr. Vogel has agreed to provide us with consulting services relating to finance and auditing matters on a fixed price arrangement with monthly compensation of $12,000 per month. If the compensation arrangement is a time and material arrangement, we agreed to pay Mr. Vogel a daily rate of $1,400 excluding VAT. On February 24, 2010, we granted stock options to Peter-Mark Vogel, a director of one of our subsidiaries and a beneficial owner of approximately 13.36% of outstanding shares of our common stock, to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.70 per share for a term expiring February 22, 2015. The options vest in 12 quarterly instalments, subject to proration to account for any partial calendar quarter at the beginning of the vesting period, with the first instalment to vest on the first day of the first full calendar quarter after the date of his stock option agreement, and with each subsequent instalment to vest on the first day of each calendar quarter thereafter. The grant is subject to the terms of a stock option agreement by Mr. Vogel and the terms of our 2007 Revised Omnibus Plan.

Effective March 1, 2010, Mr. Vogel has agreed to reduce his compensation to $88,733 per year. This consulting fee decrease results from the sale of our Albanian project to Petromanas Energy Inc. in exchange for cash and shares of Petromanas Energy Inc. and reflect our agreement that Mr. Vogel will spend some of his time working for our company and some of his time working for Petromanas Energy Inc.

Effective July 15, 2010, our board of directors appointed Mr. Vogel as our interim President and Chief Executive Officer. On September 16, 2010, our board of directors appointed Peter-Mark Vogel as our President and Chief Executive Officer, removing the word “interim” from his title. Also our board of directors determined to compensate Mr. Vogel $17,000 per month for his services.

As of October 1, 2010, we entered into an employment and non-competition agreement with Mr. Vogel, pursuant to which Mr. Vogel agreed to serve as our Chief Executive Officer. In consideration for the services that Mr. Vogel agreed to render pursuant to his employment agreement, we agreed to provide him guaranteed remuneration of $204,000 per annum, payable monthly.

If we terminate Mr. Vogel without cause or Mr. Vogel resigns as a result of our breach of any provision of the employment agreement, or a material change in his duties, we must make certain payments in addition to the payment of all compensation accrued through the effective date of resignation and reimbursement for all expenses incurred before the termination. Under such circumstances, we must (i) prior to October 1, 2011 pay him in a lump sum an amount equal to one month of his annual guaranteed salary in effect on the date of termination and (ii) from October 1, 2011 pay him in a lump sum equal to two months of his annual guaranteed salary in effect on the date of termination.

Compensation for Ari Muljana

On April 1, 2009, we entered into an employment and non-competition agreement with Ari Muljana, pursuant to which Mr. Muljana agreed to serve as our Senior Finance Manager. In consideration for the services that Mr. Muljana agreed to render pursuant to his employment agreement, Mr. Muljana was entitled to receive an annual base salary of CHF130,000 (approximately $138,012) and options to purchase 400,000 shares of our common stock at an exercise price of $0.26 per share pursuant to the 2007 Revised Omnibus Plan. Effective July 1, 2009, Mr. Muljana’s annual salary was raised to CHF136,500 (approximately $144,912). In addition, we and Mr. Muljana agreed to amend Mr. Muljana’s employment agreement to adjust for the fact that the exercise price of the options should have been set at a price of $0.14 per share instead of $0.26 per share by providing that we will reimburse Mr. Muljana for the difference ($0.12 for each share purchased by him pursuant to the exercise of his options) if and at such time he exercises any of his options. Effective January 1, 2010, Mr. Muljana’s annual salary was raised to CHF160,000 (approximately $169,860). Effective March 1, 2010, Mr. Muljana agreed to reduce his compensation to $52,093 per year. This salary decrease resulted from the sale of our Albanian project to Petromanas Energy Inc. in exchange for cash and shares of Petromanas Energy Inc. and reflected our agreement that Mr. Muljana would spend some of his time working for our company and some of his time working for Petromanas Energy Inc. Effective April 1, 2010, we informally entered into a new compensatory arrangement with respect to Mr. Muljana. Effective April 1, 2010, we have agreed to pay Mr. Muljana an annual salary of CHF 160,000 (approximately $169,860). We have agreed with Petromanas Energy Inc. that, for services provided to Petromanas Energy Inc., we will invoice Petromanas Energy Inc. a portion of this salary (currently, we have agreed upon an annual amount of CDN$100,000, or approximately $100,100). CHF 160,000 (approximately $169,860) represents Mr. Muljana’s annual salary prior to the salary decrease effective March 1, 2010.

If we terminate Mr. Muljana without cause or Mr. Muljana resigns as a result of our breach of any provision of the employment agreement or a material change in his duties, we must make certain payments and provide him certain benefits in addition to the payment of all compensation accrued through the effective date of resignation and reimbursement for all expenses incurred before the termination. Under such circumstances, we must (i) pay him in a lump sum an amount equal to two months of his annual guaranteed salary (three months of his annual guaranteed salary if such termination occurs on or after April 1, 2011), and (ii) provide for the first year after his termination continued coverage under all benefit plans in which he participated. In addition, all options granted to him would immediately vest and become exercisable upon the termination of Mr. Muljana’s employment as described above. Our stock option agreement also provides that all options granted to him would immediately vest and become exercisable upon the occurrence of a change in control.

Compensation for Heinz J. Scholz

On April 1, 2007, we entered into an employment and non-competition agreement with Heinz Scholz, pursuant to which Mr. Scholz agreed to serve as the Chairman of our board of directors. In consideration for the services that Mr. Scholz agreed to render pursuant to his employment agreement, Mr. Scholz was entitled to receive an annual base salary of $336,000, stock options to purchase 1,750,000 shares of our common stock at a price of $4.00 per share pursuant to our 2007 Omnibus Plan and a non-accountable automobile and monthly parking allowance of $20,000 per year.

We and Mr. Scholz have agreed to terminate his employment agreement and to enter into a new consulting agreement. The new arrangement resulted in the reduction of his monthly compensation from a salary of $31,000 per month to a consulting fee of $15,000 per month, effective February 1, 2009. Effective March 1, 2010, Mr. Scholz has agreed to reduce his compensation to $114,552 per year. This consulting fee decrease results from the sale of our Albanian project to Petromanas Energy Inc. in exchange for cash and shares of Petromanas Energy Inc. and reflect our agreement that Mr. Scholz will spend some of his time working for our company and some of his time working for Petromanas Energy Inc.

On September 16, 2010, our board of directors increased the compensation for Heinz J. Scholz to $15,000 per month, effective October 1, 2010.

Compensation for Michael J. Velletta

On May 2, 2007, we granted our director, Michael J. Velletta, stock options to purchase 1,100,000 shares of our common stock at a price of $4.00 per share for a term of 10 years as consideration for his service on our board of directors. Such options vest in equal quarterly instalments over the three years from the date of the grant.

Mr. Velletta also receives $6,000 each quarter for his services as a director.

We and Mr. Velletta have agreed to terminate his employment agreement and to enter into a new consulting agreement. The new arrangement resulted in the reduction of his monthly compensation from a salary of $12,000 per month to a consulting fee of $5,000 per month, effective February 1, 2009. Effective July 1, 2009, Mr. Velletta’s monthly consulting fee was raised to $12,000. Additionally, Mr. Velletta receives $2,000 as an office allowance. Effective March 1, 2010, Mr. Velletta has agreed to reduce his compensation to $97,944 per year. This consulting fee decrease results from the sale of our Albanian project to Petromanas Energy Inc. in exchange for cash and shares of Petromanas Energy Inc. and reflect our agreement that Mr. Velletta will spend some of his time working for our company and some of his time working for Petromanas Energy Inc.

On September 16, 2010, our board of directors increased the compensation for Michael J. Velletta to $12,000 per month plus $2,000 per month for office expenses, effective October 1, 2010.

Compensation for Dr. Richard Schenz

On August 10, 2009 we entered into a consulting agreement with Dr. Richard Schenz. In return for acting as a member of our board of directors, we have agreed to pay Dr. Schenz a fee of $5,000 per quarter starting the first day of the second quarter, and to grant stock options to purchase 1,000,000 shares of our common stock, 500,000 at a price of $0.68 and 500,000 at a price of $0.79 per share, expiring on November 21, 2018.

Compensation for Dr. Werner Ladwein

As of September 16, 2010, we entered into an appointment as director agreement with Dr. Werner Ladwein, pursuant to which Dr. Ladwein agreed to act as a director of our company. In consideration for his services, we agreed to compensate him $5,000 per quarter or $20,000 per year. We also agreed to reimburse him for expenses approved of in writing by our board of directors. We and Dr. Ladwein also agreed that Dr. Ladwein’s position as a director may be terminated at any time by either him or our company. In the event that we end Dr. Ladwein’s position as director, we agreed to pay him to the end of the subsequent quarter.

As of September 16, 2010, we also granted Dr. Ladwein stock options to purchase 500,000 shares of our common stock at an exercise price of $0.52 per share and 500,000 shares of our common stock at an exercise price of $0.65 per share until September 16, 2020. The stock options vest in 12 quarterly instalments, subject to proration to account for any partial calendar quarter at the beginning of the vesting period, with the first instalment to vest on the first day of the first full calendar quarter after September 16, 2010, and with each subsequent instalment to vest on the first day of each calendar quarter thereafter. The grant is subject to the terms of a stock option agreement by Dr. Ladwein and us and the terms of our stock option plan.

Compensation for Erik Herlyn

On June 25, 2007, we entered into an employment and non-competition agreement with Erik Herlyn, pursuant to which Mr. Herlyn agreed to serve as our Chief Operating Officer. In consideration for the services that Mr. Herlyn agreed to render pursuant to his employment agreement, Mr. Herlyn was entitled to receive an annual base salary of $180,000 and options to purchase 400,000 shares of our common stock at an exercise price of $5.50 per share pursuant to the 2007 Omnibus Plan. Effective May 1, 2008, Mr. Herlyn’s annual salary was raised to $210,000. Effective February 1, 2009, Mr. Herlyn agreed to reduce his compensation from $20,000 per month to $18,000 per month. Effective March 1, 2010, Mr. Herlyn agreed to reduce his compensation to $17,232 per year. This salary decrease resulted from the sale of our Albanian project to Petromanas Energy Inc. in exchange for cash and shares of Petromanas Energy Inc. and reflected our agreement that Mr. Herlyn would spend some of his time working for our company and some of his time working for Petromanas Energy Inc. Effective April 1, 2010, we informally entered into a new compensatory arrangement with respect to Mr. Herlyn. Effective April 1, 2010, Petromanas Energy Inc. has agreed to pay Mr. Herlyn an annual salary. We have agreed that Petromanas Energy Inc. can invoice us for a portion of the salary that it pays to Mr. Herlyn, for services provided to us. Mr. Herlyn resigned as our President, Chief Executive Officer and Secretary on July 15, 2010. Prior to his resignation, we carried 10% of Mr. Herlyn’s salary. Effective July 31, 2010, our employment agreement and non-competition agreement with Mr. Herlyn, which was entered into on June 25, 2007, was terminated. In addition, Mr. Herlyn decided not to stand for re-election as a director at our annual meeting of stockholders on September 16, 2010 and, as such, Mr. Herlyn is no longer a director of our company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of December 31, 2010.

	Option awards				Stock awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards : Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Peter-Mark Vogel CEO	282,406	717,594	$0.70	February 24, 2015	nil	nil	nil	nil
Ari Muljana CFO	223,077	176,923	$0.26	April 21, 2012	nil	nil	nil	nil
Erik Herlyn Former CEO and Director	nil	nil	nil	nil	nil	nil	nil	nil

On February 24, 2010, we re-priced 1,750,000 stock options originally granted to Heinz Scholz, our Executive Director and Chairman, on May 2, 2007 and 1,100,000 stock options originally granted to Michael J. Velletta, our Executive Director, on May 2, 2007 from an original exercise price of $4.00 to $0.70. We also re-priced 400,000 stock options granted to Erik Herlyn, our former President, Chief Executive Officer and director, on June 25, 2007 from an original exercise price of $5.50 to $0.70.

Director Compensation

The following table sets forth for each director certain information concerning his compensation for the year ended December 31, 2010.

Name and Principal Position	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards[1] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Heinz Scholz	141,822	nil	nil	nil	nil	nil	141,822
Michael Velletta	117,134	nil	nil	nil	nil	24,000[2]	141,134
Dr. Werner Ladwein	5,778	nil	365,000	nil	nil	nil	370,778
Dr. Richard Schenz	20,000	nil	nil	nil	nil	nil	20,000

Notes

(1)

This amount represents the fair value of these options at the date of grant. The fair value of these options was determined using the Black-Scholes option pricing model using a 6-year expected life of the option, a volatility factor of 70%, a risk- free rate between 2.75% and no assumed dividend rate. Please see note 7 to our financial statements contained in this prospectus.

(2)	Allowance for office and administrative expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 31, 2011, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors, our named executive officers, our current executive officers and by our current directors and executive officers as a group. We have determined the number and percentage of shares beneficially owned by such person in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This information does not necessarily indicate beneficial ownership for any other purpose.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1),(13)
Beneficial Owners of More than 5% of Our Common Stock
Common Stock	Alexander Becker 1051 Brickley Close Sidney, British Columbia V8L 5L1 Canada	6,587,993(2)	Direct	5.23%
Executive Officers and Directors
Common Stock	Heinz Scholz Seegartenstrasse 45 Horgen 8810 Switzerland	22,454,250(3)	Direct	17.59%
Common Stock	Peter-Mark Vogel Haabweg 2 Baech 8806 Switzerland	16,332,797(4)	Direct	12.93%
Common Stock	Michael J. Velletta 4th Floor, 931 Fort Street Victoria, British Columbia V8V 3K3, Canada	3,850,000(5)	Direct/ Indirect	3.03%
Common Stock	Richard Schenz Hauptstrasse 70 A-2372 Giesshuebl Austria	547,125(6)	Direct	*
Common Stock	Ari Muljana Hirzenbachstrasse 77 Zurich 8051 Switzerland	256,781(7)	Direct	*
Common Stock	Werner Ladwein Wenhartgasse 27 1210 Vienna Austria	180,275(8)	Direct	*

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1),(13)
Common Stock	Erik Herlyn(9) Am Rain 11 Windisch 5210 Switzerland	923,317(10)	Direct	*
Common Stock	Directors and Current Executive Officers as a group (6 persons)(11)	43,621,228(12)		33.53%

Notes

*	Less than 1%.

(1)

Percentage of ownership is based on 125,911,710 shares of our common stock issued and outstanding as of January 28, 2011. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Consists of 6,587,993 shares of our common stock.

(3)	Consists of 20,704,250 shares of our common stock and 1,750,000 options exercisable within 60 days.

(4)	Consists of 15,966,132 shares of our common stock and 366,665 options exercisable within 60 days.

(5)

Consists of 2,750,000 shares of our common stock held by Resources & Technology Corp., of which Mr. Velletta holds voting and dispositive control and 1,100,000 stock options exercisable within 60 days.

(6)	Consists of 547,125 stock options exercisable within 60 days.

(7)	Consists of 256,781 stock options exercisable within 60 days.

(8)	Consists of 180,275 stock options exercisable within 60 days.

(9)	Mr. Herlyn resigned as our President, Chief Executive Officer and Secretary on July 15, 2010 and ceased being a director of our company on September 16, 2010

(10)	Consists of 923,317 shares of our common stock.

(11)	Does not include Erik Herlyn, who resigned as our President, Chief Executive Officer and Secretary on July 15, 2010 and ceased being a director of our company on September 16, 2010.

(12)	Consists of 39,420,382 shares of our common stock and 4,200,846 options exercisable within 60 days.

(13)

The percentage of ownership on a fully-diluted basis is as follows: Dr. Becker – 4.80% as of January 31, 2011, <>% after the minimum offering, and <>% after the maximum offering; Mr. Scholz – 16.88% as of January 31, 2011, <>% after the minimum offering, and <>% after the maximum offering; Mr. Vogel – 12.28% as of January 31, 2011, <>% after the minimum offering, and <>% after the maximum offering; Mr. Velletta – 2.89% as of January 31, 2011, <>% after the minimum offering, and <>% after the maximum offering; Dr. Schenz – 0.41% as of January 31, 2011, <>% after the minimum offering, and <>% after the maximum offering; Mr. Muljana – 0.19% as of January 31, 2011, <>% after the minimum offering, and <>% after the maximum offering; Dr. Ladwein – 0.14% as of January 31, 2011, <>% after the minimum offering, and <>% after the maximum offering; Mr. Herlyn – 0.69% as of January 31, 2011, <>% after the minimum offering, and <>% after the maximum offering.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Other than as disclosed below, there has been no transaction, since January 1, 2008, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any beneficial owner of shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)

Any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of Manas Petroleum Corporation when it was a shell company; and

(iv)	Any immediate family member (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

On April 10, 2007, we completed the transactions contemplated under a share exchange agreement that we entered into with DWM Petroleum AG, a Swiss company, and the shareholders of DWM Petroleum AG on November 23, 2006. Under this share exchange agreement, the shareholders of DWM Petroleum AG received 80,000,000 shares of our common stock, equal to 79.9% of our outstanding common stock at the time, in exchange for 100% of the shares of DWM Petroleum AG. The following table shows the number of shares of our common stock received by our current or former officers, directors, and beneficial holders of more than 5% of our common stock, or entities affiliated with them in exchange for the shares of DWM Petroleum AG. owned by them.

Name	Number of Shares of Our Common Stock Received	Number of Shares of DWM Petroleum AG Exchanged
Alexander Becker	17,929,943	237,634
Heinz J. Scholz	22,736,616	301,267
Peter-Mark Vogel	17,748,599	227,136
Velletta Resources & Technology Corp.(1)	2,000,000	25,000
Neil Maedel	800,000	10,000
Yaroslav Bandurak	1,600,000	20,000
Rahul Sen Gupta	114,996	1,036

(1)       Velletta Resources & Technology is a company owned by Michael J. Velletta.

The share exchange agreement also requires us to issue an aggregate of up to an additional 500,000 shares of our common stock over time to the former shareholders of DWM Petroleum AG for every 50 million barrels of P50 oil reserves net to us from exploration in the Kyrgyz Republic, Albania and Tajikistan up to a maximum of 2.5 billion barrels of P50 oil reserves. At our option, this obligation can be extended to additional properties that are acquired through the actions of the shareholders of DWM Petroleum AG. The following table shows the number of shares of our common stock to be received by our current or former officers, directors, and beneficial holders of more than 5% of our common stock, or entities affiliated with them.

Name	Number of Shares of Our Common Stock to be Received
Alexander Becker	118,817
Heinz J. Scholz	150,634
Peter-Mark Vogel	113,550
Michael J. Velletta	12,500
Neil Maedel	5,000
Yaroslav Bandurak	10,000
Rahul Sen Gupta	518

As a condition to completion of the share exchange, the shareholders of DWM Petroleum AG. agreed to lock up the shares of our common stock received by them at closing. Each affiliate of DWM Petroleum AG. entered into a lock up agreement restricting sales of his shares of our common stock until April 10, 2010, provided that beginning December 10, 2008, he was to be permitted to sell up to 3% of the number of shares of our common stock held by him in any three month period. Heinz Scholz, Alexander Becker, Michael J. Velletta, Neil Maedel, Peter-Mark Vogel and Yaroslav Bandurak are our current or former officers and directors who were subject to the above mentioned the lock up agreements. On April 15, 2009, we agreed to waive all of the resale restrictions imposed by these lock up agreements. Resale of the shares of our stock affected by these agreements continues to be subject to any resale restrictions imposed by law, including the applicable securities laws.

On September 5, 2005, we entered into a current account agreement with Heinz Scholz to cover the terms of an outstanding loan that he had made to us. Under the terms of the agreement, either party may borrow from the other up to CHF 1,000,000 (approximately $1,061,627) for an open-ended term with an interest rate to be reset once a year. Since January 1, 2006, the largest amount of principal outstanding on this loan has been CHF 6,182,091.26 (approximately $6,563,078) owed by us to Mr. Scholz, the amount of principal repaid on this loan was approximately $5,710,425 (of which approximately $1,837,901 was in the form of debt forgiveness) and the amount of interest repaid on this loan was CHF 18,070 (approximately $19,184). On June 30, 2008, we repaid the remaining balance of the loan of $27,979. Mr. Scholz has not borrowed funds under this arrangement.

On May 1, 2007, we entered into a sub-tenancy agreement with Heinz Scholz to rent the same office space and further space in Switzerland. Under the terms of the agreement, we paid Mr. Scholz CHF 15,000 per month (approximately $15,924) for use of the space. This agreement was for an indefinite term and could be terminated by either party on three months’ notice.

Effective February 1, 2009, we and Heinz Scholz agreed to terminate the sub-tenancy agreement dated May 1, 2007, pursuant to which we have been renting office space in the City of Horgen, Switzerland for a monthly rental of CHF 15,000 (approximately $15,924).

On December 5, 2008, we entered into arrangements with Michael J. Velletta, Heinz J. Scholz, Alexander Becker and Peter-Mark Vogel pursuant to which they lent us a total of $540,646 ($16,043 from Michael J. Velletta, $217,769 from Heinz J. Scholz, $152,493 from Alexander Becker, and $154,341 from Peter-Mark Vogel) in exchange for promissory notes. The promissory notes are for an indefinite period of time. We can prepay the promissory notes at any time without notice, bonus or penalty and must repay the promissory notes upon the earlier of the date that we raise $1,000,000 or more in debt or equity financings or the ninetieth day after we receive written notice from the noteholder of a demand for repayment. No interest is due under the notes as long as we do not default on our obligations thereunder. However, if we default on the repayment of the promissory note, we will be liable for interest accruing at a rate of 12% per annum on the principal outstanding until we repay the promissory note in full. On May 1, 2009 we received $1,000,000 in financing. The payment therefore falls due immediately, but so far has not been paid yet.

On September 26, 2010, we entered into a share placement/purchase agreement with Alexander Becker, a holder of approximately 14,290,493 shares of our common stock. Mr. Becker has expressed an interest in selling all of his shares of our common stock to a third party or back to our company. The share placement/purchase agreement provides that in the event any of Mr. Becker’s shares of our common stock are not placed with buyers within 6 months from September 26, 2010, we will be obligated to purchase such shares from Mr. Becker.

Compensation for Our Executive Officers and Directors

Compensation for Yaroslav Bandurak

On April 1, 2007, we entered into an employment and non-competition agreement with Yaroslav Bandurak, pursuant to which Mr. Bandurak agreed to serve as our Chief Technical Officer. In consideration for the services that Mr. Bandurak agreed to render pursuant to his employment agreement, Mr. Bandurak was entitled to receive an annual base salary of $63,000 and options to purchase 1,500,000 shares of our common stock at a price of $4.00 per share pursuant to the 2007 Omnibus Plan.

We and Mr. Bandurak have agreed to amend his employment agreement to reduce his salary from $10,000 per month to $8,000 per month, effective February 1, 2009.

On February 8, 2010, our board of directors approved changes to the terms of our employment of Mr. Bandurak. These changes are the result of our having been advised by Mr. Bandurak that, on a going forward basis, he intends to spend part of his time exploring for, developing or otherwise having an interest in non-petroleum resources in Mongolia. Our board of directors has confirmed that Mr. Bandurak may do so provided that he continues to spend 50% or more of his time working for our company and that he accepts a 50% reduction of the salary that we pay him.

On February 24, 2010, we re-priced 1,500,000 stock options originally granted to Mr. Bandurak on May 2, 2007 from an original exercise price of $4.00 to $0.70.

Effective December 31, 2010, we decided to terminate our agreement for part-time services with Mr. Bandurak because we decided that our operations in Mongolia require a full-time chief technical officer. We decided to reimburse Mr. Bandurak for his open expenses and pay him three months of salary totalling $12,000. Effective December 31, 2010, we have removed Yaroslav Bandurak from any office held with our company, including that of Chief Technical Officer.

Compensation for Alexander Becker

On April 1, 2007, we entered into an employment and non-competition agreement with Alexander Becker pursuant to which Dr. Becker agreed to serve as our Chief Executive Officer and member of our board of directors. In consideration for the services that Dr. Becker agreed to render pursuant to his employment agreement, Dr. Becker was entitled to receive an annual base salary of $336,000, stock options to purchase 1,750,000 shares of our common stock at a price of $4.00 per share pursuant to our 2007 Omnibus Plan and a non-accountable automobile and monthly parking allowance of $20,000 per year.

We and Dr. Becker have agreed to terminate his employment agreement and to enter into a new consulting agreement. The new arrangement resulted in the reduction of his monthly compensation from a salary of $29,666 per month to a consulting fee of $12,000 per month, effective February 1, 2009.

Dr. Becker resigned as our Chief Executive Officer on February 8, 2008. He ceased to be our Vice Chairman and Executive Director at our annual meeting of stockholders on July 8, 2009 as he did not run for re-election as a director, and since then his consulting agreement was terminated and he does not work for us any more.

Compensation for Neil Maedel

On June 1, 2007, we entered into an employment and non-competition agreement with Neil Maedel whereby he agreed to serve as our Director, Business Development in exchange for an annual base salary of $180,000, stock options to purchase 1,500,000 shares of our common stock pursuant to our 2007 Omnibus Plan at a strike price of $4.90 to expire on May 31, 2017 and a non-accountable automobile and monthly parking allowance of $12,000 per year. The term of this agreement was open ended.

We and Mr. Maedel have agreed to terminate his employment agreement and he became our consultant. The new arrangement resulted in the reduction of his monthly compensation from a salary of $16,000 per month to nil, effective February 1, 2009.

On July 8, 2009, Mr. Maedel was not re-elected as a director at our annual meeting of stockholders, and since then his consulting agreement was terminated and he does not work for us any more.

Compensation for Thomas Flottmann

On December 1, 2007, we entered into an employment agreement with Thomas Flottmann for an open term commencing February 8, 2008. As compensation for his employment as our Chief Executive Officer, Mr. Flottmann was to receive an annual salary of $336,000. Additionally, Mr. Flottmann was to receive 600,000 stock options exercisable at $2.10 per share for 10 years, a car lease limited to a total cost of $1,000 per month and five weeks’ paid vacation.

On January 28, 2009, Mr. Flottmann signed a termination agreement with us and resigned as our Chief Executive Officer effective February 1, 2009. According to the termination agreement, we are released from all obligations in regards of the employment agreement with Mr. Flottmann after February 1, 2009. We and Mr. Flottmann have entered into a new consulting agreement, effective February 1, 2009. The terms of the consulting agreement with Mr. Flottmann contemplate that he will provide services on an ‘on call’ basis at a daily consulting rate. As a result of his termination, all of his options were cancelled on May 1, 2009.

Compensation for Rahul Sen Gupta

On February 1, 2008, we entered into an employment agreement with Rahul Sen Gupta for an open term commencing on February 8, 2008. As compensation for his employment as Chief Financial Officer, Mr. Sen Gupta was to receive a salary of $17,500 per month for the first six months and $20,000 per month hereafter. Additionally, Mr. Sen Gupta was to receive 400,000 stock options exercisable at $2.10 per share for 10 years, a car lease limited to a total cost of $900 per month and 30 days’ paid vacation.

We and Mr. Sen Gupta agreed to amend his employment agreement to reduce his salary from $20,000 per month to $18,000 per month, effective February 1, 2009. On February 28, 2009, Mr. Sen Gupta resigned. Mr. Sen Gupta agreed to stay for another 30 days to support us in filing our annual report on Form 10-K. As a result of his termination, all of his options were cancelled on May 28, 2009. In connection with his resignation, Mr. Sen Gupta asked us to transfer open salary payments by the end of March 2009 (50% for January 2009, 100% for February 2009 and 100% for March 2009) and transfer pension fund by the end of March 2009. On March 31, 2009, Mr. Sen Gupta agreed to extend his support for finishing our annual report until April 15, 2009 for $9,000 excluding communication costs.

Named Executive Officers and Current Directors

For information regarding compensation for our named executive officers and current directors, see “Executive Compensation.”

WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

NOTICE TO INVESTORS REGARDING US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The financial statements included in this prospectus have been prepared in accordance with generally accepted accounting principles in the United States of America which are different in certain material respects from generally accepted accounting principles in Canada. We have not provided, and are not required to provide, a reconciliation of our financial statements to generally accepted accounting principles in Canada.

PRIOR SALES

Since January 31, 2010, we have issued shares of our common stock or securities convertible into shares of our common stock as follows.

On February 24, 2010, we granted stock options to a director of one of our subsidiaries to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.70 per share for a term expiring February 22, 2015. The options vest in 12 quarterly instalments, subject to proration to account for any partial calendar quarter at the beginning of the vesting period, with the first instalment to vest on the first day of the first full calendar quarter after the date of the optionee’s stock option agreement, and with each subsequent instalment to vest on the first day of each calendar quarter thereafter. The grant is subject to the execution of stock option agreements by the optionees and the terms of our 2008 stock option plan.

On March 31, 2010, we issued 150,000 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously.

On April 1, 2010, we issued 677,966 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously.

On April 6, 2010, we issued an aggregate of 291,763 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously.

On April 9, 2010, we issued an aggregate of 342,627 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously.

On April 10, 2010, we issued an aggregate of 985,031 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously.

On April 26, 2010, we issued 1,334,746 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously.

On April 30, 2010, we issued 50,000 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously.

On June 2, 2010, we granted a consultant stock options to purchase an aggregate of 150,000 shares of our common stock at an exercise price of $0.80 per share for a term expiring June 2, 2013 in consideration for the consulting services provided by him. The options vest in 12 quarterly instalments, subject to proration to account for any partial calendar quarter at the beginning of the vesting period, with the first instalment to vest on the first day of the first full calendar quarter after the date of his stock option agreement, and with each subsequent instalment to vest on the first day of each calendar quarter thereafter.

On July 21, 2010 we cancelled stock options to purchase an aggregate of 150,000 shares of our common stock granted to a consultant on June 2, 2010 and issued warrants to purchase an aggregate of 150,000 shares of our common stock at an exercise price of $0.80 per share for a term expiring June 2, 2013 instead. The warrants vest in quarterly instalments equal to one-twelfth of the total number of warrants; subject, however, to proration to account for any partial calendar quarter at the beginning of the vesting period. The first instalment became exercisable on July 1, 2010 and each subsequent instalment becomes exercisable on the first day of each successive calendar quarter thereafter.

We entered into the employment and non-competition agreement dated May 1, 2010 with one of our employees, pursuant to which we agreed, among other things, to grant certain shares of our common stock in consideration for his services. Upon commencement of the term of his employment on May 1, 2010, he was to receive 100,000 shares of our common stock.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

Thereafter, on the first day of anniversary date beginning with May 1, 2011, he is to receive an additional 100,000 shares of our common stock until 2014. On May 1, 2015, he is to receive 200,000 shares of our common stock. All granted shares are subject to one-year hold period from the date of each grant. We issued the initial 100,000 shares of our common stock as of September 14, 2010 and these initial shares are subject to a hold period until May 1, 2011.

As of September 16, 2010, we granted Dr. Werner Ladwein, a director of our company, stock options to purchase 500,000 shares of our common stock at an exercise price of $0.52 per share and 500,000 shares of our common stock at an exercise price of $0.65 per share until September 16, 2020. The stock options vest in 12 quarterly instalments, subject to proration to account for any partial calendar quarter at the beginning of the vesting period, with the first instalment to vest on the first day of the first full calendar quarter after September 16, 2010, and with each subsequent instalment to vest on the first day of each calendar quarter thereafter. The grant is subject to the execution of a stock option agreement by Dr. Ladwein and us and the terms of our stock option plan.

On December 6, 2010 we issued 2,000,000 shares of our common stock to a consultant in consideration for his consulting services. Half the shares are restricted from trading for 12 months, while the other half are restricted from trading for 24 months.

On December 7, 2010 we entered into a consulting agreement effective October 1, 2010 with a consultant to provide our company with business opportunities in petroleum exploration and development. We agreed to pay this consultant, among other things, an hourly fee of $150 per hour, payable 2/3 in cash and 1/3 in shares of our common stock. Pursuant to this consulting agreement, we issued an aggregate of 3,527 shares of our common stock to this consultant on December 9, 2010 (1,920 shares for the services performed during the month of October 2010 and 1,607 shares for the services performed during the month of November 2010).

On January 10, 2011, we issued 923,317 shares of our common stock at an exercise price of $0.26 per share upon exercise of the options which we granted previously. 250,000 of these shares are subject to a dribble-out clause, which allows a cumulative release of 3% of these shares (7,500 shares) every quarter.

On January 25, 2011, we issued 1,000 shares for the services performed during the month of December 2010 pursuant to a consulting agreement entered into on December 7, 2010 with a consultant to provide our company with business opportunities in petroleum exploration and development.

ESCROWED SECURITIES AND SECURITIES
SUBJECT TO CONTRACTUAL RESTRICTION ON TRANSFER

Designation of Class	Number of Securities Held in Escrow or that are Subject to a Contractual Restriction on Transfer	Percentage of Class Outstanding
		Prior to the Offering(1)	Giving Effect to the Offering(1)

Common Stock	2,350,000(2),(3),(4)	1.87%	<>%

Notes

(1)	Based on 125,911,710 shares of our common stock issued and outstanding as of January 28, 2011.

(2)	100,000 shares of our common stock issued to one of our employees are subject to a hold period until May 1, 2011.

(3)

1,000,000 shares of our common stock issued to a consultant are restricted from trading until December 6, 2011, while another 1,000,000 shares of our common stock issued to that consultant are restricted from trading until December 6, 2012.

(4)

250,000 shares of our common stock issued to a former President, Chief Executive Officer and director of our company are subject to a dribble-out clause, which allows a cumulative release of 3% of these shares (7,500 shares) every quarter.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

We anticipate that our officers and directors will enter into lock-up agreements with our company and Raymond James Ltd. which provide that such officers and directors will not, directly or indirectly, sell any shares of our common stock held by them for a period beginning on <>, 2011 and ending 120 days from the closing of this offering.

AUDIT COMMITTEE CHARTER

Mandate

The primary function of the audit committee (the “Committee”) is to assist the Board of Directors (“Board”) in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by Manas Petroleum Corporation (the “Company”) to regulatory authorities and shareholders, the Company’s systems of internal controls regarding finance and accounting and the Company’s auditing, accounting and financial reporting processes. The Committee’s primary duties and responsibilities are to:

  serve as an independent and objective party to monitor the Company’s financial reporting and internal control system and review the Company’s financial statements;

  review and appraise the performance of the Company’s external auditor; and

  provide an open avenue of communication among the Company’s auditor, financial and senior management and the Board.

Composition

The Committee shall be comprised of at least three directors as determined by the Board, all of whom shall be “independent” directors except as permitted by applicable securities regulatory guidelines (including applicable exemptions while the Company is a “venture issuer” within the meaning of applicable securities legislation). A quorum of the Committee shall be a majority of the members. Each member of the Committee will be a member of the Board. In the event of an equality of votes, the Chair of the Committee shall not have a second casting vote.

The members of the Committee shall be elected by the Board at its first meeting following the annual shareholders’ meeting. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by a majority vote of the full Committee membership.

Meetings

The Committee shall meet a least four times annually, or more frequently as circumstances dictate or as may be prescribed by securities regulatory requirements. As part of its job to foster open communication, the Committee will meet at least annually with the Chief Financial Officer and the external auditor in separate sessions.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

1.	Documents/Reports

	(a)	review and update, if applicable or necessary, this Audit Committee Charter annually;

(b)

review with management and the independent auditor the Company’s annual and interim financial statements, management’s discussion and analysis, any annual and interim earnings press releases and any reports or other financial information to be submitted to any governmental and/or regulatory body, or the public, including any certification, report, opinion, or review rendered by the external auditor for the purpose of recommending their approval to the Board prior to their filing, issue or publication. The Chair of the Committee may represent the entire Committee for purposes of this review in circumstances where time does not allow the full Committee to be available;

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

(c)

review analyses prepared by management and/or the external auditor setting forth significant financial reporting issues and judgements made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(d)	review the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company;

(e)

review policies and procedures with respect to directors’ and officers’ expense accounts and management perquisites and benefits, including their use of corporate assets and expenditures related to executive travel and entertainment, and review the results of the procedures performed in these areas by the external auditor, based on the terms of reference agreed upon by the external auditor and the Committee; and

(f)

ensure that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements, as well as review any financial information and earnings guidance provided to analysts and rating agencies, and periodically assess the adequacy of those procedures.

2.	External Auditor

	(a)	review annually, the performance of the external auditor who shall be ultimately accountable to the Board and the Committee as representatives of the shareholders of the Company;

	(b)	obtain annually, a formal written statement of the external auditor setting forth all relationships between the external auditor and the Company;

	(c)	review and discuss with the external auditor any disclosed relationships or services that may have an impact on the objectivity and independence of the external auditor;

(d)

take, or recommend that the Board take, appropriate action to oversee the independence of the external auditor, including the resolution of disagreements between management and the external auditor regarding financial reporting;

	(e)	recommend to the Board the selection and, where applicable, the replacement of the external auditor nominated annually for shareholder approval;

	(f)	recommend to the Board the compensation to be paid to the external auditor;

(g)

at each meeting, where desired, consult with the external auditor, without the presence of management, about the quality of the Company’s accounting principles, internal controls and the completeness and accuracy of the Company’s financial statements;

	(h)	review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Company;

	(i)	review with management and the external auditor the audit plan for the year-end financial statements; and

(j)

review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services, provided by the Company’s external auditor. The authority to pre-approve non- audit services may be delegated by the Committee to one or more independent members of the Committee, provided that such pre-approval must be presented to the Committee’s first scheduled meeting following such pre-approval. Pre-approval of non-audit services is satisfied if:

(i)

the aggregate amount of all the non-audit services that were not pre-approved is reasonably expected to constitute no more than 5% of the total amount of fees paid by the Company and subsidiaries to the Company’s external auditor during the fiscal year in which the services are provided;

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

(ii)	the Company or a subsidiary did not recognize the services as non-audit services at the time of the engagement; and

(iii)

the services are promptly brought to the attention of the Committee and approved, prior to completion of the audit, by the Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Committee.

3.	Financial Reporting Processes

	(a)	in consultation with the external auditor, review with management the integrity of the Company’s financial reporting process, both internal and external;

	(b)	consider the external auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

	(c)	consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the external auditor and management;

	(d)	review significant judgments made by management in the preparation of the financial statements and the view of the external auditor as to appropriateness of such judgments;

(e)

following completion of the annual audit, review separately with management and the external auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;

	(f)	review any significant disagreement among management and the external auditor in connection with the preparation of the financial statements;

	(g)	review with the external auditor and management the extent to which changes and improvements in financial or accounting practices have been implemented;

	(h)	review any complaints or concerns about any questionable accounting, internal accounting controls or auditing matters;

	(i)	review certification process;

	(j)	establish a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

	(k)	establish a procedure for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4.	Other

	(a)	review any material related party transactions;

	(b)	engage independent counsel and other advisors as it determines necessary to carry out its duties; and

	(c)	to set and pay compensation for any independent counsel and other advisors employed by the Committee.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

MATERIAL CONTRACTS

Except for contracts entered into in the ordinary course of business, the material contracts that we entered into since January 1, 2010 or the material contracts that we entered into before January 1, 2010 and are still in effect are as follows:

1.	Agency Agreement dated <>, 2011 between us and the placement agents relating to the public offering of the shares of our common stock. See “Plan of Distribution”;

2.	Share Exchange Agreement between Express Systems Corporation, DWM Petroleum AG, and the shareholders of DWM Petroleum AG dated November 23, 2006. See “Description of Business – Corporate History”;

3.	Farm-In Agreement, dated October 4, 2006. See “Description of Business – Kyrgyz Republic”;

4.	Letter Agreement – Phase 2 Work Period with Santos International Operations Pty Ltd., dated July 28, 2008. See “Description of Business – Kyrgyz Republic”;

5.	Side Letter Agreement – Phase 1 Completion and Cash Instead of Shares with Santos International Holdings Pty Ltd., dated November 24, 2008. See “Description of Business – Kyrgyz Republic”;

6.

2007 Revised Omnibus Plan. The plan, initially adopted effective May 1, 2007 and subsequently amended effective October 21, 2008, provides for the grant of awards covering a maximum of 20,000,000 shares of our common stock. It is intended to promote the growth and general prosperity of our company by offering incentives to certain eligible persons who are primarily responsible for the growth of our company and to attract and retain qualified personnel and thereby benefit our stockholders based on the growth of our company;

7.	Promissory note issued to Heinz Scholz dated December 5, 2008. See “Transactions with Related Persons, Promoters and Certain Control Persons”;

8.	Promissory Note issued to Peter-Mark Vogel dated December 5, 2008. See “Transactions with Related Persons, Promoters and Certain Control Persons”;

9.	Promissory note issued to Alexander Becker dated December 5, 2008. See “Transactions with Related Persons, Promoters and Certain Control Persons”;

10.	Promissory note issued to Michael J. Velletta dated December 5, 2008. See “Transactions with Related Persons, Promoters and Certain Control Persons”;

11.	Consulting Frame Contract with Varuna AG dated February 1, 2009. See “Executive Compensation – Compensation for Heinz J. Scholz”;

12.	Production Sharing Contract for Contract Area Tsagaan Els-XIII between the Petroleum Authority of Mongolia and DWM Petroleum AG. See “Description of Business – Mongolia”;

13.	Production Sharing Contract for Contract Area Zuunbayan-XIV between the Mineral Resources and Petroleum Authority of Mongolia and DWM Petroleum AG. See “Description of Business – Mongolia”;

14.	Employment Agreement between Ari Muljana and Manas Petroleum Corporation dated April 1, 2009. See “Executive Compensation – Compensation for Ari Muljana”;

15.	Consultancy Agreement dated November 21, 2008 with Dr. Richard Schenz. “Executive Compensation – Compensation for Dr. Richard Schenz”;

16.	Share Purchase Agreement dated February 12, 2010 between Petromanas Energy Inc. (formerly WWI Resources Ltd.), DWM Petroleum AG and Petromanas Albania GmbH (formerly Manas Adriatic GmbH);

17.	Agreement dated January 29, 2010 relating to the assignment of the interest in the Chilean project. See “Description of Business – Chile - Sale of Our Chilean Project”;

18.	Termination Agreement dated July 31, 2010 with Erik Herlyn. See “Executive Compensation – Compensation for Erik Herlyn”;

19.	Agreement between Gobi Energy Partners LLC and DQE International Tamsag (Mongol) LLC. See “Description of Business – Mongolia – Operating Activities”

20.	Appointment as Director dated September 16, 2010 by Dr. Werner Ladwein. See “Executive Compensation – Compensation for Dr. Werner Ladwein”;

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

21.	Share Placement/Purchase Agreement dated September 26, 2010 with Alexander Becker. See “Transactions with Related Persons, Promoters and Certain Control Persons”;

22.	Employment and Non-Competition Agreement dated October 1, 2010 with Peter-Mark Vogel. See “Executive Compensation – Compensation for Peter-Mark Vogel”;

23.	Cooperation Agreement dated November 5, 2010 with Shunkhlai Group LLC. See “Description of Business – Mongolia”.

Copies of these agreements are available for review on EDGAR at www.sec.gov as exhibits to our registration statement on Form S-1 and on the SEDAR located www.sedar.com

PURCHASERS’ STATUTORY RIGHT OF WITHDRAWAL AND RESCISSION

Securities legislation in the provinces where we are offering shares of our common stock provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

STATEMENT OF RESERVES DATA AND OTHER OIL AND GAS INFORMATION

We currently do not have any reserves. The Statement of Reserves Data and Other Oil and Gas Information as prescribed in Form 51-101F1 of National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities can be found under the section entitled “Description of Business.”

REPORT OF MANAGEMENT AND DIRECTORS ON OIL AND GAS DISCLOSURE

Terms to which a meaning is ascribed in National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities have the same meaning in this report.

Management of our company are responsible for the preparation and disclosure of information with respect to our oil and gas activities in accordance with securities regulatory requirements. This information includes reserves data, which are estimates of proved reserves and probable reserves and related future net revenue as at December 31, 2009, estimated using forecast prices and costs.

Our board of directors has reviewed the assets, data and position of our company as of December 31, 2009 and has determined that, as of December 31, 2009, we had no reserves.

An independent qualified reserves evaluator has not been retained to evaluate our reserves data as we had no reserves as of December 31, 2009 and no report of an independent qualified reserves evaluator will be disclosed by our company for the period from January 1, 2009 to December 31, 2009.

The board of directors has reviewed our procedures for assembling and reporting other information associated with oil and gas activities and has reviewed that information with management of our company. Our board of directors has approved:

(a)	the content and filing with securities regulatory authorities of this prospectus containing information detailing our oil and gas activities;

(b)	our not filing form 51-101F2, which is the report of the independent qualified reserves evaluator on reserves data because we have no reserves; and

(c)	the content and filing of this report.

Because reserves data are based on judgments regarding future events, actual results will vary and the variations may be material. However, any variations should be consistent with the fact that reserves are categorized according to the probability of their recovery. Therefore, based on information available at December 31, 2009, our board of directors has determined that we had no reserves at that time.

/s/ Peter-Mark Vogel
Peter-Mark Vogel
President and Chief Executive Officer

/s/ Ari Muljana
Ari Muljana
Chief Financial Officer

/s/ Heinz J. Scholz
Heinz J. Scholz
Director

January 31, 2011

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Board of Directors
Manas Petroleum Corporation (An Exploration Stage Company)

We have audited the accompanying consolidated balance sheet of Manas Petroleum Corporation (An Exploration Stage Company) as of December 31, 2009 and the related consolidated statements of operations and comprehensive loss, statements of shareholders’ equity (deficit), and cash flow statements for the year ended December 31, 2009 and the period from May 25, 2004 (date of inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Manas Petroleum Corporation for the period from inception to December 31, 2008. Such statements are included in the cumulative inception to December 31, 2009 totals of the statements of operations and cash flows and reflect total revenues and net losses of 100% and 67%, respectively of the related cumulative totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to amounts for the period from inception to December 31, 2008, included in the cumulative totals, is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Manas Petroleum Corporation at December 31, 2009 , and the results of its operations and its cash flows for the year ended December 31, 2009 and the period from May 25, 2004 (date of inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

As more fully disclosed in Note 9 to the consolidated financial statements, effective January 1, 2009, the Company changed its method of accounting for certain warrants with the adoption of new guidance on determining whether an instrument is indexed to an entity’s own stock.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Zurich, March 17, 2010

BDO Visura International AG

/s/ Andreas Wyss	/s/ Christoph Tschumi

Andreas Wyss	Christoph Tschumi
Auditor in Charge

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
MANAS PETROLEUM CORPORATION

We have audited the accompanying consolidated balance sheets of Manas Petroleum Corporation (an exploration stage company) and its subsidiaries (the “Company”) as of December 31, 2008, and the related consolidated statements of operations, cash flows and changes in shareholders’ equity/(deficit) for the year ended December 31, 2008, and for the period from May 25, 2004 (date of inception) to December 31, 2008 (not presented herein). These consolidated financial statements are the responsibility of Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2008, and the results of its operations and its cash flows for the year ended December 31, 2008, and for the period from May 25, 2004 (date of inception) to December 31, 2008 (not presented herein), in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company is an exploration stage enterprise engaged in exploration and development of oil and gas resources. As discussed in Note 2 to the consolidated financial statements, the Company’s lack of operating revenues, operating losses since inception and need to raise additional funds raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Deloitte AG

/s/ Roland Müller	/s/ Cameron Walls

Roland Müller	Cameron Walls
Auditor in charge

Zurich, Switzerland
April 15, 2009 (July 21, 2009 as to the effects of
the restatement discussed in Note 24)

MANAS PETROLEUM CORPORATION
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS

	12.31.2009	12.31.2008
	USD	USD

ASSETS

Cash and cash equivalents	804'663	225'993
Restricted cash	908'888	7'951'784
Accounts receivable	60'611	96'339
Prepaid expenses	450'372	165'632
Total current assets	2'224'534	8'439'748

Debt issuance costs	112'619	254'311
Tangible fixed assets	178'191	231'245
Investment in associate	238'304	238'304
Total non-current assets	529'114	723'860

TOTAL ASSETS	2'753'648	9'163'608

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable	610'581	1'047'315
Bank overdraft	196'154	-
Bank loan	-	1'220'000
Short-term loan	917'698	-
Promissory notes to shareholders	540'646	-
Contingently convertible loan	1'886'905	-
Debentures	3'887'179	-
Warrant liability	683'305	-
Accrued expenses Exploration costs	713'992	120'000
Accrued expenses Professional fees	220'449	259'129
Accrued expenses Interest	82'749	98'678
Accrued expenses Commissions	-	70'000
Other accrued expenses	13'673	122'066
Total current liabilities	9'753'331	2'937'188

Participation liabilities	-	640'000
Promissory notes to shareholders	-	540'646
Contingently convertible loan		1'739'178
Debentures		3'448'540
Pension liabilities	29'504	43'867
Total non-current liabilities	29'504	6'412'231

TOTAL LIABILITIES	9'782'835	9'349'419

Common stock (300,000,000 shares authorized, USD 0.001 par value, 119'051'733 and 119'051'733 shares, respectively, issued and outstanding)	119'052	119'052
Additional paid-in capital	49'532'367	43'852'378
Deficit accumulated during the exploration stage	(56'731'607)	(44'200'563)
Accumulated other comprehensive income / (loss)
Currency translation adjustment	51'001	43'322
Total shareholders' deficit	(7'029'187)	(185'811)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	2'753'648	9'163'608

MANAS PETROLEUM CORPORATION
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the year ended		Period from
05.25.2004
(Inception) to
	12.31.2009	12.31.2008	12.31.2009
	USD	USD	USD
OPERATING REVENUES

Other revenues	-	635'318	1'375'728
Total revenues	-	635'318	1'375'728

OPERATING EXPENSES

Personnel costs	(5'586'429)	(10'476'663)	(22'057'227)
Exploration costs	(1'067'986)	(4'649'549)	(7'092'517)
Depreciation	(67'687)	(52'877)	(167'196)
Consulting fees	(1'109'121)	(3'052'920)	(7'894'120)
Administrative costs	(1'670'678)	(2'724'471)	(11'887'708)
Total operating expenses	(9'501'901)	(20'956'481)	(49'098'768)

Gain from sale of investment	-	-	3'864'197
Loss from sale of investment	-	-	(900)
OPERATING LOSS	(9'501'901)	(20'321'162)	(43'859'743)

NON-OPERATING INCOME / (EXPENSE)
Exchange differences	164'937	64'799	145'145
Changes in fair value of warrants	(10'974'312)	-	(10'974'312)
Warrants issuance expense	-	(9'439'775)	(9'439'775)
Interest income	93'565	160'556	597'471
Interest expense	(1'395'903)	(758'657)	(2'236'200)
Loss before taxes and equity in net loss of associate	(21'613'614)	(30'294'240)	(65'767'413)

Income taxes	(4'401)	(1'867)	(7'941)
Equity in net loss of associate	-	-	(24'523)
Net loss	(21'618'015)	(30'296'106)	(65'799'877)

Net income / (loss) attributable to non-controlling interest	-	-	(18'700)
Net loss attributable to Manas	(21'618'015)	(30'296'106)	(65'818'577)

Currency translation adjustment attributable to Manas	7'679	(13'212)	51'001
Net comprehensive loss attributable to Manas	(21'610'336)	(30'309'318)	(65'767'576)
Net comprehensive loss attributable to non-controlling interest	-	-	18'700
Net comprehensive loss	(21'610'336)	(30'309'318)	(65'748'876)

Weighted average number of outstanding shares (basic)	119'051'733	114'856'922	107'623'556
Basic earnings / (loss) per share attributable to Manas	(0.18)	(0.26)	(0.61)

MANAS PETROLEUM CORPORATION
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED CASH FLOW STATEMENTS

	For the year ended		Period from
05.25.2004
(Inception) to
	12.31.2009	12.31.2008	12.31.2009
	USD	USD	USD

OPERATING ACTIVITIES

Net loss	(21'618'015)	(30'296'106)	(65'799'877)

To reconcile net loss to net cash used in operating activities

Gain from sale of investment	-	-	(3'864'197)
Loss from sale of investment	-	-	900
Equity in net loss of associate	-	-	24'523
Depreciation	67'687	52'877	167'196
Amortization of debt issuance costs	141'692	95'599	237'291
Warrant issuance expense / (income)	10'974'312	9'439'775	20'414'087
(Decrease) / increase in participation liabilities	(640'000)	640'000	640'000
Exchange differences	(164'936)	(64'799)	(145'144)
Interest expense on contingently convertible loan	147'727	59'178	206'905
Interest expense on debentures	438'639	246'529	685'168
Stock-based compensation	4'475'953	9'790'874	21'512'116
Decrease / (increase) in receivables and prepaid expenses	(249'012)	12'298	(505'789)
Decrease / (increase) in other non-current assets	-	62'279	-
(Decrease) / increase in accounts payables	(436'734)	937'159	74'259
(Decrease) / increase in accrued expenses	426'220	(642'165)	954'671
Change in pension liability	(14'363)	43'867	29'504
Cash flow (used in)/from operating activities	(6'450'830)	(9'622'635)	(25'368'387)

INVESTING ACTIVITIES

Purchase of tangible fixed assets and computer software	(14'633)	(131'048)	(424'429)
Sale of tangible fixed assets and computer software	-	-	79'326
Proceeds from sale of investment	-	-	4'000'000
Decrease / (increase) restricted cash	7'042'896	(7'951'784)	(908'888)
Acquisition of investment in associate	-	-	(67'747)
Cash flow (used in)/from investing activities	7'028'263	(8'082'833)	2'678'262

FINANCING ACTIVITIES

Contribution share capital founders	-	-	80'019
Issuance of units	-	1'849'429	15'057'484
Issuance of contingently convertible loan	-	1'680'000	1'680'000
Issuance of debentures	-	3'760'000	3'760'000
Issuance of promissory notes to shareholders	-	540'646	540'646
Issuance of warrants	-	670'571	670'571
Cash arising on recapitalization	-	-	6'510
Shareholder loan repaid	-	(39'329)	(3'385'832)
Shareholder loan raised	-	-	4'653'720
Repayment of bank loan	(2'520'000)	-	(2'520'000)
Increase in short-term loan	917'698	-	917'698
Payment of debt issuance costs	-	(279'910)	(279'910)
(Decrease) / increase in bank overdraft	196'154	(2'305)	196'154
Cash flow (used in)/from financing activities	(106'148)	9'399'102	23'897'060

Net change in cash and cash equivalents	471'285	(8'306'366)	1'206'935

Cash and cash equivalents at the beginning of the period	225'993	8'480'771	-
Currency translation effect on cash and cash equivalents	107'385	51'588	237'729
Cash and cash equivalents at the end of the period	804'663	225'993	804'663

Supplement schedule of non-cash investing and financing activities:
Forgiveness of debt by major shareholder	-	-	1'466'052
Deferred consideration for interest in CJSC South Petroleum Co.	-	-	193'003
Warrants issued to pay placement commission expenses	-	-	2'689'910
Debenture interest paid in common shares	-	213'479	213'479

MANAS PETROLEUM CORPORATION
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY / (DEFICIT)

SHAREHOLDERS' EQUITY / (DEFICIT)	Number of Shares	Share Capital	Additional paid-in capital	Deficit accumulated during the development stage	Accumulated Other Compre- hensive Income (Loss)	Total share- holders' equity / (deficit)

Balance May 25, 2004	-	-	-	-	-	-
Contribution share capital from founders	80'000'000	80'000	19	-	-	80'019
Currency translation adjustment	-	-	-	-	(77'082)	(77'082)
Net loss for the period	-	-	-	(601'032)	-	(601'032)
Balance December 31, 2004	80'000'000	80'000	19	(601'032)	(77'082)	(598'095)

Balance January 1, 2005	80'000'000	80'000	19	(601'032)	(77'082)	(598'095)
Currency translation adjustment	-	-	-		218'699	218'699
Net loss for the year	-	-	-	(1'993'932)	-	(1'993'932)
Balance December 31, 2005	80'000'000	80'000	19	(2'594'964)	141'617	(2'373'328)

Balance January 1, 2006	80'000'000	80'000	19	(2'594'964)	141'617	(2'373'328)
Forgiveness of debt by major shareholder	-	-	1'466'052	-	-	1'466'052
Currency translation adjustment	-	-	-	-	(88'153)	(88'153)
Net income for the year	-	-	-	1'516'004	-	1'516'004
Balance December 31, 2006	80'000'000	80'000	1'466'071	(1'078'960)	53'464	520'575

Balance January 1, 2007	80'000'000	80'000	1'466'071	(1'078'960)	53'464	520'575
Recapitalization transaction (Note 1)	20'110'400	20'110	(356'732)	-	-	(336'622)
Stock-based compensation	880'000	880	7'244'409	-	-	7'245'289
Private placement of Units, issued for cash	10'330'152	10'330	9'675'667	-	-	9'685'997
Private placement of Units	10'709	11	(11)	-	-	-
Private placement of Units, issued for cash	825'227	825	3'521'232	-	-	3'522'057
Currency translation adjustment	-	-	-	-	3'069	3'069
Net loss for the year	-	-	-	(12'825'496)	-	(12'825'496)
Balance December 31, 2007	112'156'488	112'156	21'550'636	(13'904'456)	56'533	7'814'870

Balance January 1, 2008	112'156'488	112'156	21'550'636	(13'904'456)	56'533	7'814'870
Stock-based compensation	2'895'245	2'895	9'787'978	-	-	9'790'874
Private placement of Units, issued for cash	4'000'000	4'000	1'845'429	-	-	1'849'429
Issuance of warrants	-	-	10'110'346	-	-	10'110'346
Beneficial Conversion Feature	-	-	557'989	-	-	557'989
Currency translation adjustment	-	-	-	-	(13'212)	(13'212)
Net loss for the period	-	-	-	(30'296'106)	-	(30'296'106)
Balance December 31, 2008	119'051'733	119'052	43'852'378	(44'200'563)	43'322	(185'811)

Balance January 1, 2009	119'051'733	119'052	43'852'378	(44'200'563)	43'322	(185'811)
Adoption of ASC 815-40	-	-	(9'679'775)	9'086'971	-	(592'804)
Reclassification warrants	-	-	10'883'811	-	-	10'883'811
Stock-based compensation	-	-	4'475'953	-	-	4'475'953
Currency translation adjustment	-	-	-	-	7'679	7'679
Net loss for the year	-	-	-	(21'618'015)	-	(21'618'015)
Balance December 31, 2009	119'051'733	119'052	49'532'367	(56'731'607)	51'001	(7'029'187)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

1. CORPORATE INFORMATION

The consolidated financial statements of Manas Petroleum Corporation (“Manas” or the “Company”) and its subsidiaries (collectively, “the Group”) for the year ended December 31, 2009 and 2008 and the period from May 25, 2004 (inception) to December 31, 2009, were authorized for issue by a majority of directors. In terms of the oil and gas industry lifecycle, the Company considers itself to be an exploration stage company. Since it has not realized any revenues from its planned principal operations, the Company presents its financial statements in conformity with accounting principles generally accepted in the United States of America (US GAAP) that apply in establishing operating enterprises, i.e. exploration stage companies. As an exploration stage enterprise, the Company discloses the deficit accumulated during the exploration stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

The Company, formerly known as Express Systems Corporation, was incorporated in the State of Nevada on July 9, 1998. The Group has a focused strategy on exploration and developing oil and gas resources in Central Asia (Kyrgyz Republic and subsidiary in Republic of Tajikistan), in the Balkan Region (subsidiary in Albania) as well as in Latin America (subsidiary in Chile).

On April 10, 2007, the Company completed the Exchange Transaction whereby it acquired its then sole subsidiary DWM Petroleum AG, Baar (“DWM Petroleum”) pursuant to an exchange agreement signed in November 2006 whereby 100% of the shares of DWM Petroleum were exchanged for 80,000,000 common shares of the Company. As part of the closing of this exchange transaction, the Company issued 800,000 shares as finders’ fees at the closing price of $3.20.

The acquisition of DWM Petroleum was accounted for as a merger of a private operating company into a non-operating public shell. Consequently, the Company is the continuing legal registrant for regulatory purposes and DWM Petroleum is treated as the continuing accounting acquirer for accounting and reporting purposes. The assets and liabilities of DWM Petroleum remained at historic cost. Under US GAAP in transactions involving the merger of a private operating company into a non-operating public shell, the transaction is equivalent to the issuance of stock by DWM Petroleum for the net monetary assets of the Company, accompanied by a recapitalization. The accounting is identical to a reverse acquisition, except that no goodwill or other intangibles are recorded.

2. GOING CONCERN

The consolidated financial statements have been prepared on the assumption that the Group will continue as a going concern. The Group has historically incurred losses and it incurred a loss of $21,618,015 for the year ended December 31, 2009. Because we have no operating revenues, the Group will require additional working capital to develop its business operations. The cash balance as of December 31, 2009 was $1,713,551, of which $908,888 had been restricted for a bank guarantee for the first phase of the work program in Albania (covering the seismic and geological and geographical (“G&G”) costs in Albania), leaving an available balance of $804,663.

On November 19, 2009 we entered into a binding letter of intent with WWI Resources Ltd., a TSX Venture Exchange listed company, pursuant to which we will sell all of the shares of one of our wholly-owned subsidiaries in exchange for a minimum of 100,000,000 common shares of WWI and a signing bonus in cash. To ensure funding for our Albanian short-term operations WWI has advanced $917,698, which were available to our Company on December 3, 2009.

On February 24, 2010, DWM, a wholly-owned subsidiary of the Company, successfully completed the sale of DWM’s subsidiary holding the Albanian asset, Manas Adriatic GmbH, to Petromanas Energy Inc. (TSXV: PMI, former WWI Resources Ltd.). In turn, DWM receives 100,000,000 common shares of Petromanas (approximately 30% of Petromanas), a consideration of $2,000,000 and loans previously made from DWM to Manas Adriatic GmbH of approximately $8,500,000 are reimbursed to DWM. Further, another 100,000,000 common shares are issued to DWM on the earlier of June 23, 2011 and the completion of the first well on the Licenses by Manas Adriatic, and another 50,000,000 common shares issuable to DWM upon the satisfaction of certain performance goals. Assuming DWM acquired the additional 150,000,000 common shares it would hold 250,000,000 common shares representing approximately 52% of Petromanas.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

Based on our expected monthly burn rate of $190,000 on basic operation activities, the Group estimates that it has sufficient working capital to fund operations for nine months from March 2010. In order to continue to fund operations through April 2011 and execute the strategy to develop its assets, the Group will require further funds. It expects to secure these additional funds through possible disposals or farm-outs of its existing interests and the Group is currently in active negotiations with interested parties for such transactions.

On March 4, 2010, we obtained additional financing of $10,500,000 from external sources, relating to the sale of the Albanian asset. Based on our business plan, we will need additional funding from external sources of at least $750,000 to cover our annual burn rate and minimum commitments for the next 12 months through April 2011.

The Group intends to raise additional working capital through private placements, public offerings, bank financing and/or advances from related parties or shareholder loans as well as limit its financial obligations by farming-out projects to third parties. During 2008, the Group intended to float additional shares on the TSX Venture Exchange in Toronto, Canada. It still plans to do so, however, given the turbulence in the global equity markets, it now anticipates that the planned financing on the TSX will be postponed until late 2010.

The continuation of business is dependent upon obtaining such further financing. The issuance of additional equity securities could result in a significant dilution in the equity interests of current or future stockholders. Obtaining commercial loans, assuming those loans would be available, will increase liabilities and future cash commitments. There are no assurances that the Group will be able to complete the disposals or farm-outs of its existing interests or to obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. Nevertheless after making enquiries, and considering the uncertainties above, the directors have a reasonable expectation that the Group will have adequate resources to continue in operations for the foreseeable future.

These conditions raise substantial doubt about the Group’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should it be unable to continue as a going concern.

3. ACCOUNTING POLICIES

The Group’s Consolidated Financial Statements are prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP). The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures, if any, of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

Scope of consolidation

The consolidated financial statements include Manas Petroleum Corporation and all companies which Manas Petroleum Corporation directly or indirectly controls (over 50% of voting interest). The companies included in the consolidation are listed in Note 15.

Investments in which the Company exercises significant influence, but not control (generally 20% to 50% ownership) are accounted for using the equity method. The Group’s share of earnings or losses is included in consolidated net income and the Group’s share of the net assets is included in long-term assets.

Principles of consolidation

The annual closing date of the individual financial statements is December 31, with all cost and income items being reported in the period to which they relate. Intercompany income and expenses, including unrealized gross profits from internal Group transactions and intercompany receivables, payables and loans, have been eliminated. Companies acquired or divested in the course of the year are included in the consolidated financial statements as of the date of purchase respectively up to the date of sale.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

Non-controlling interests in the net assets of consolidated subsidiaries are reported as equity. The amount of net income attributable to the non-controlling interest is identified in the consolidated statements of operations and comprehensive loss.

Foreign currency translation

The consolidated financial statements of the Group are presented in US dollars (“USD” or “$”). The parent Company’s functional currency is the US dollar. Transactions in currencies other than the book currency are recorded using the appropriate exchange rate at the time of the transaction.

The functional currency for all of our consolidated subsidiaries is US dollar. For our subsidiary in Tajikistan that keeps its books in a currency other than US dollars, the company remeasures the Tajik financials as follows: Monetary assets and liabilities are translated using the balance sheet period-end date, while for the non-monetary assets and liabilities the historical rate is used. Expenses are translated using the average rate for the reporting period, except for depreciation and amortization, where the historical rate of the related asset or liability applies. Foreign currency translation gains and losses are reported on the statement of operations.

Concentrations of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents. Cash and cash equivalents are maintained with several financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand. Cash and cash equivalents are subject to currency exchange rate fluctuations.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less (petty cash, bank balances and fiduciary deposits).

Accounts receivable and prepaid expenses

This position includes receivables from third parties, value added taxes, withholding taxes, loans to employees, prepaid expenses for goods and services not yet received as well as income from the current year that will not be received until the following year. The carrying amount of these assets approximates their fair value. There is currently no reserve for bad debt.

Tangible fixed assets, computer software and depreciation

Tangible fixed assets (office equipment, vehicles and furniture) and computer software are recorded at cost and are depreciated on a straight-line basis over the following estimated useful lives:

Office equipment	4 years
Vehicles	5 years
Furniture	5 years
Computer software	2 years

Tangible fixed assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The carrying value of a long-lived asset or asset group is considered to be impaired when the undiscounted expected cash flows from the asset or asset group are less than its carrying amount. In that event, an impairment loss is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined based on quoted market prices, where available, or is estimated as the present value of the expected future cash flows from the asset or asset group discounted at a rate commensurate with the risk involved.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

Leased assets

Rentals payable under operating leases are charged to the income statement on a straight line basis.

Current liabilities

Current liabilities include current or renewable liabilities due within a maximum period of one year. Current liabilities are carried at their nominal value, which approximates fair market value. Exceptions are the Contingently Convertible Loan and the Debenture which were initially recorded at fair value and are subsequently carried at amortized cost and the warrant liability, which is carried at fair value.

Valuation of Freestanding Warrants

ASC 815 (Prior authoritative literature: FAS 133, “Accounting for Derivative Instruments and Hedging Activities”) requires measurement of free standing warrants classified as liability at fair value. In determining the appropriate fair value, the Company used a Black Scholes model. These warrants are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as change in fair value of warrants.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, bank loan/overdraft, short-term loan, warrant liability, contingently convertible loan, debentures and promissory notes to shareholders. The fair value of these financial instruments approximate their carrying value due to the short maturities of these instruments, unless otherwise noted.

Non-current liabilities

Non-current liabilities include all known liabilities as per year end, which can reliably be quantified with a due date of at least one year after the date of the balance sheet.

Income taxes

Taxes on income are accrued in the same period as the revenues and expenses to which they relate.

Deferred taxes are calculated on the temporary differences that arise between the tax base of an asset or liability and its carrying value in the balance sheet of the Group companies prepared for consolidation purposes, with the exception of temporary differences arising on investments in foreign subsidiaries where the Group has plans to permanently reinvest profits into the foreign subsidiaries.

Deferred tax assets on tax loss carry-forwards are only recognized to the extent that it is more likely than not that future profits will be available and the tax loss carry-forward can be utilized.

Changes to tax laws or tax rates enacted at the balance sheet date are taken into account in the determination of the applicable tax rate provided that they are likely to be applicable in the period when the deferred tax assets or tax liabilities are realized.

The Group is required to pay income taxes in a number of countries. Significant judgment is required in determining income tax provisions and in evaluating tax positions.

The Group recognizes the benefit of uncertain tax positions in the financial statements when it is more likely than not that the position will be sustained on examination by the tax authorities. The benefit recognized is the largest amount of tax benefit that is greater than 50 percent likely of being realized on settlement with the tax authority, assuming full knowledge of the position and all relevant facts. The Group adjusts its recognition of these uncertain tax benefits in the period in which new information is available impacting either the recognition of measurement of its uncertain tax positions. Interest and penalties related to uncertain tax positions are recognized as income tax expense.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

Revenue Recognition

Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. We consider amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectability is reasonably assured. The Group’s revenue during the year 2008 consists of consulting fees from contracts with fees based on time and materials which are recognized as the services are performed and amounts are earned and options premiums received for the farm-out of the Group’s exploration interests. The Group did not earn revenue during the year 2009.

Exploration and evaluation costs

For exploration and evaluation costs the successful efforts method is applied. All current costs represent geological and geophysical exploration costs and have therefore been charged to the statement of operations as incurred.

Related parties

Parties are considered to be related if one party directly or indirectly controls, is controlled by, or is under common control with the other party, if it has an interest in the other party that gives it significant influence over the party, if it has joint control over the party, or if it is an associate or a joint venture. Senior management of the company or close family members are also deemed to be related parties.

Pension plans

In accordance with ASC 715-30 (Prior authoritative literature: SFAS 158, “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans “), the Group recognizes the funded status of the defined benefit plans in the balance sheet. Actuarial gains and losses are fully recognized in the statement of operations of the respective period.

Stock based compensation

Stock-based compensation costs are recognized in earnings using the fair-value based method for all awards granted. Compensation costs for unvested stock options and awards are recognized in earnings over the requisite service period based on the fair value of those options and awards. For employees fair value is estimated at the grant date and for non-employees fair value is remeasured at each reporting date as required by ASC 718 and ASC 505-50 (prior authoritative literature: SFAS 123R and EITF 96-18). Fair values of awards granted under the share option plans are estimated using a Black-Scholes option pricing model. The model input assumptions are determined based on available internal and external data sources. The risk free rate used in the model is based on the US treasury rate for the expected contractual term. Expected volatility is based on a weighted basket of historic peer group data.

Earnings per Share

Basic earnings per share is calculated using the Company’s weighted-average outstanding common shares. When the effects are not anti-dilutive, diluted earnings per share is calculated using the weighted-average outstanding common shares and the dilutive effect of warrants and stock options as determined under the treasury stock method.

4. NEW ACCOUNTING STANDARDS NOT YET ADOPTED

Adoption of New Account Standards

In June 2009, the FASB issued ASC 105-10-65 (prior authoritative literature: SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162”). On the effective date of this standard, FASB Accounting Standards Codification™ (ASC) will become the source of authoritative U.S. accounting and reporting standards for nongovernmental entities, in addition to guidance issued by the Securities and Exchange Commission (SEC). ASC significantly changes the way financial statement preparers, auditors, and academics perform accounting research but is not intended to change GAAP. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009. ASC 105-10-65 was adopted by the Company as of July 1, 2009 and the principal impact on our financial statements is limited to disclosures as all future references to authoritative accounting literature will be referenced in accordance with the Codification. In order to ease the transition to the Codification, the Company is providing the Codification cross-reference alongside the references to the standards issued and adopted prior to the adoption of the Codification.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

In December 2007, the FASB issued ASC 805 (prior authoritative literature: SFAS No. 141(R),”Business Combinations”). ASC 805 requires all business combinations completed after the effective date to be accounted for by applying the acquisition method (previously referred to as the purchase method). Companies applying this method will have to identify the acquirer, determine the acquisition date and purchase price and recognize at their acquisition date fair values of the identifiable assets acquired, liabilities assumed, and any non-controlling interests in the acquirer. In the case of a bargain purchase the acquirer is required to reevaluate the measurements of the recognized assets and liabilities at the acquisition date and recognize a gain on that date if an excess remains. ASC 805 becomes effective for fiscal periods beginning after December 15, 2008. This statement did not have an effect on the Company’s financial statements.

In February 2008, the FASB issued ASC 820-10-65 (prior authoritative literature: Staff Position (FSP) FAS 157-2), Effective Date of FASB Statement No. 157, which defers the implementation for non-recurring financial assets and liabilities from fiscal years beginning after November 15, 2007 to fiscal years beginning after November 15, 2008. The provisions of SFAS 157 will be applied prospectively. The statement provisions effective as of January 1, 2008, do not have a material effect on the Company’s financial position and results of operations. The adoption as of January 1, 2009 of the remaining provisions did not have a material effect on the Company’s financial position and results of operations.

In April 2009, the FASB issued ASC 820-10-65 (prior authoritative literature: Staff Position (FSP) FAS 157-4), which is effective for interim or annual reporting ending after June 15, 2009 and shall be applied prospectively. This FSP provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption did not have an impact on the Company’s financial statements.

In August 2009, FASB issued ASC 820-10 (ASU No. 2009-05 which amends Fair Value Measurements and Disclosures – Overall) to provide guidance on the fair value measurement of liabilities. This update requires clarification for circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1) a valuation technique that uses either the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as an asset; or 2) another valuation technique that is consistent with the principles in ASC 820 such as the income and market approach to valuation. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. This update further clarifies that if the fair value of a liability is determined by reference to a quoted price in an active market for an identical liability, that price would be considered a Level 1 measurement in the fair value hierarchy. Similarly, if the identical liability has a quoted price when traded as an asset in an active market, it is also a Level 1 fair value measurement if no adjustments to the quoted price of the asset are required. The adoption of this update in the fourth quarter 2009 did not have a significant effect on the Company’s financial statements.

In December 2007, the FASB issued ASC 810-10-65 (prior authoritative literature: FAS No. 160, “Non-controlling Interests in Financial Statements—an amendment of ARB No. 51”). ASC 810-10-65 requires that a non-controlling interest in a subsidiary be reported as equity and the amount of net income specifically attributable to the non-controlling interest be identified in the financial statements. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any non-controlling equity investment retained in a deconsolidation. ASC 810-10-65 was adopted by the Company effective January 1, 2009 and did not have a significant effect on the Company’s financial statements.

In March 2008, the FASB issued ASC 815-10-50 (prior authoritative literature: SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133”). ASC 815-10-50 amends and expands the disclosure requirements of ASC 815 (prior authoritative literature SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”), by requiring enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under ASC 815 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815-10-50 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of, and gains and losses on, derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. ASC 815-10-50 was adopted by the Company as of January 1, 2009, and did not have an impact on the Company’s results of operations, cash flows or financial positions. However, the Company was required to expand its disclosures around the use of and purpose for its derivative instruments.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

In May 2008 the FASB issued ASC 470-20-25 (prior authoritative literature: FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” which alters the accounting for Convertible Debentures. ASC 470-20-25 requires issuers to account for convertible debt securities that allow for either mandatory or optional cash settlement (including partial cash settlement) by separating the liability and equity components in a manner that reflects the issuer’s nonconvertible debt borrowing rate at the time of issuance and requires recognition of additional (non-cash) interest expense in subsequent periods based on the nonconvertible rate. Additionally, ASC 470-20-25 requires that when such debt instruments are repaid or converted any consideration transferred at settlement is to be allocated between the extinguishment of the liability component and the reacquisition of the equity component. ASC 470-20-25 is effective for the Company’s fiscal year beginning January 1, 2009, and has been applied retrospectively, as required. The adoption of this pronouncement did not have an impact on the Company’s results of operations or financial positions.

In November 2008, ASC 323-10-65 was issued (prior authoritative literature: EITF 08-06, “Equity Method Investment Accounting Considerations.” ASC 323-10-65 addresses the impact that ASC 805 (prior authoritative literature: SFAS 141(R)) and ASC 810-10-65 (prior authoritative literature: SFAS 160) might have on the accounting for equity method investments including how the initial carrying value of an equity method investment should be determined, how it should be tested for impairment and how changes in classification from equity method to cost method should be treated. ASC 323-10-65 is to be implemented prospectively and is effective for fiscal years beginning after December 15, 2008. The adoption of ASC 323-10-65 did not have a significant impact on the Company’s results of operations or financial positions.

In May 2009, the FASB issued Statement of ASC 855 (prior authoritative literature: FAS No. 165, “Subsequent Events,”) which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. ASC 855 provides guidance on the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The Company adopted ASC 855 during the second quarter of 2009, and its application had no impact on the Company’s condensed consolidated financial statements.

Accounting Standards Not Yet Effective

In June 2009, the FASB issued ASC 810-10 (prior authoritative literature: SFAS No. 167, “Amendments to FASB Interpretation (“FIN”) No. 46(R)”) which changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance. ASC 810-10 will require a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements. ASC 810-10 is effective for fiscal years beginning after November 15, 2009, and interim periods within those fiscal years. Management is currently evaluating the requirements of ASC 810-10 and has not yet determined the impact on the Company’s consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

5. CASH AND CASH EQUIVALENTS AND RESTRICTED CASH

				USD (held
	USD (held	USD (held	USD (held	in other	USD TOTAL	USD TOTAL
	in USD)	in EUR)	in CHF)	currencies)	Dec 31, 2009	Dec 31, 2008
Bank and postal accounts	790'147	649	5'169	8'699	804'663	225'993

Cash and cash equivalents are available at the Group’s own disposal, and there is no restriction or limitation on withdrawal and/or use of these funds. The Group’s cash equivalents are placed with high credit rated financial institutions. The carrying amount of these assets approximates their fair value.

As of December 31, 2009 and 2008 the Group’s restricted cash was $908,888 and $7,951,784 respectively as follows:

As of December 31, 2009 and 2008, the Group had a bank guarantee for the Albanian project of $875,000 and $3,951,784, respectively, to be used for investments in G&G and seismic work carried out in Albania. The funds in the bank guarantee will be continuously reduced on a monthly basis in accordance with negotiations with the Albanian government and are available at the Group’s own disposal thereafter (there is no restriction or limitation of these funds after their release). This decrease is due to a reduction of the work program for phase 1 of Blocks A, B, D and E, as well as due to the successful completion of phase 1 for Blocks A and B, during the year ended December 31, 2009.

As of December 31, 2008, the Group had two escrow accounts of $2,000,000 each for the Phase 1 in the Mongolian Blocks. During the year ended December 31, 2009, the Group also successfully negotiated a reduction of these work commitments as well as successfully completed Phase 1. The two escrow accounts of $2,000,000 each (total $4,000,000) therefore were successfully released.

As of December 31, 2009, the Group further has an escrowed amount for the paid-in share capital of the newly founded subsidiary Manas Adriatic GmbH, which will be released in the beginning of 2010 and a rental deposit for its office in Switzerland, totaling in $33,888.

6. TANGIBLE FIXED ASSETS

2008	Office Equipment	Vehicles	Leasehold	Total
	& Furniture		Improvements
	USD	USD	USD	USD
Cost at January 1	77,845	53,000	42,424	173,269
Additions	51,718	74,379	4,952	131,048
Cost at December 31	129,563	127,379	47,375	304,317

Accumulated depreciation at January 1	(10,471)	(9,000)	(724)	(20,195)
Depreciation	(26,083)	(17,400)	(9,394)	(52,877)
Accumulated depreciation at December 31	(36,554)	(26,400)	(10,117)	(73,072)

Net book value at December 31	93,008	100,979	37,258	231,245

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

2009	Office Equipment	Vehicles	Leasehold	Total
	& Furniture		Improvements
	USD	USD	USD	USD
Cost at January 1	129'563	127'379	47'375	304'317
Additions	14'633	-	-	14'633
Sales	-	-	-	-
Cost at December 31	144'196	127'379	47'375	318'950

Accumulated depreciation at January 1	(36'554)	(26'400)	(10'117)	(73'072)
Depreciation	(31'534)	(26'677)	(9'476)	(67'687)
Sales	-	-	-	-
Accumulated depreciation at December 31	(68'088)	(53'077)	(19'593)	(140'759)

Net book value at December 31	76'108	74'302	27'782	178'191

Depreciation expense for the years ended December 31, 2009 and 2008 were $67,687 and $52,877, respectively.

7. STOCK COMPENSATION PROGRAM

On May 1, 2007 the Board of Directors approved the granting of stock options according to a Nonqualified Stock Option Plan. This stock option plan has the purpose (a) to ensure the retention of the services of existing executive personnel, key employees, and Directors of the Company or its affiliates; (b) to attract and retain competent new executive personnel, key employees, consultants and Directors; (c) to provide incentive to all such personnel, employees, consultants and Directors to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company; and (d) allowing vendors, service providers, consultants, business associates, strategic partners, and others, with or that the Board of Directors anticipates will have an important business relationship with the Company or its affiliates, the opportunity to participate in the ownership of the Company and thereby to have an interest in the success and increased value of the Company.

This plan constitutes a single “omnibus” plan, the Nonqualified Stock Option Plan (“NQSO Plan”) which provides grants of nonqualified stock options (“NQSOs”). The maximum number of shares of common stock that may be purchased under the plan is 20,000,000.

On February 1, 2008, the Company granted 1,000,000 stock options to Officers at a price of $2.10 per share. The strike price represents the closing share price on the grant date. These stock options vest over 36 months with 1/12 vested per quarter. Compensation cost, being the fair value of the options at the grant date, is calculated to be $1,127,410 of which $93,951 will be expensed every quarter as the remainder vest.

On March 3, 2008, the Company granted 150,000 shares to employees in Albania and 1,219,893 shares to consultants as payment for services (market price at grant date $2.05 per share). Compensation costs are calculated to be $2,808,281. Of this charge, $307,500 and $2,500,781 were recorded in personnel costs and consulting fees respectively in the year ended December 31, 2008.

On October 21, 2008, the Company granted 1,160,000 shares to employees as a bonus payment (market price at grant date $0.50 per share). Compensation costs are calculated $580,000, all of which was recorded in personnel costs in the year ended December 31, 2008.

Due to the termination of employment of Thomas Flottmann, Peter-Mark Vogel and Rahul Sen Gupta, their stock option plans have been terminated. Their 1,388,685 non-vested stock options forfeited upon the termination of their employment agreement and 1,361,315 vested stock options remained exercisable for 90 days after termination and forfeited unexercised during the year ended December 31, 2009. 900,000 stock options granted to consultants also forfeited during the year ended December 31, 2009.

On April 28, 2009, we granted stock options to an aggregate of three people, one of whom is an officer of our Company, one was an employee of our Company at grant date and one is an executive officer of a corporate consultant to our Company, to purchase an aggregate of 4,400,000 shares of our common stock at an exercise price of $0.26 per share, for a term expiring April 28, 2012. The options will vest in 12 instalments every three months, with each instalment equal to 1/12th of the total number of options granted to the optionee.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

Due to the termination of the consulting agreements with Neil Maedel and Alexander Becker, their 925,396 non-vested stock options forfeited upon the termination of their consulting agreements and their 2,324,604 vested options remained exercisable for 90 days after the termination and expired October 8, 2009.

On August 10, 2009, we granted two tranches of 500,000 stock options each to a Director at a price of $0.43 per share. The strike price for one tranche was set at a premium of 58.1% to the closing share price on the grant date or $0.68 and the strike price for the second tranche was set at a premium of 83.7% to the closing share price on the grant date or $0.79. These stock options vest over 36 months with 1/12 vested per quarter.

The fair value of all of the options was determined using the Black-Scholes option pricing model applying the weighted average assumptions noted in the following table.

	Years ended

	December 31, 2009	December 31, 2008
Expected dividend yield	0%	0%
Expected volatility	87%	50%
Risk-free interest rate	1.463%	4.851%
Expected term (in years)	3.1	6

The expected volatility is based on a peer group of companies in a similar or the same industry, and with whom the Company is of a comparable size and life cycle stage, for a period equal to the expected term of the options. During the year ended December 31, 2009 and 2008, the weighted average fair value of options granted was $0.16 and $1.13 at the grant date, respectively.

A summary of the status of the Company’s non-vested shares as of December 31, 2009 and changes during the year is presented below:

		Weighted-
		average
	Shares under	grant date
Nonvested options	option	fair value
Nonvested at December 31, 2008	5'506'548	1.79
Granted	5'400'000	0.16
Vested	(3'352'995)	1.30
Forfeited	(2'715'456)	1.71
Nonvested at December 31, 2009	4'838'097	0.35

As of December 31, 2009, there was $2,115,669 of total unrecognized compensation expense related to non-vested stock based compensation arrangements. These expenses are expected to be recognized over a weighted average period of 1.4 years.

The following table summarizes the Company’s stock option activity for the years ended December 31, 2009 and 2008:

		Weighted-
		average
	Shares under	exercise
Options	option	price
Outstanding at December 31, 2007	10'650'000	4.18
Granted	1'000'000	2.10
Exercised	-
Forfeited or expired	-
Outstanding at December 31, 2008	11'650'000	4.00
Exercisable at December 31, 2008	6'143'452	4.07

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

			Weighted-
		Weighted-	average
	Shares	average	remaining	Aggregate
	under	exercise	contractual	intrinsic
Options	option	price	term	value
Outstanding at December 31, 2008	11'650'000	4.00
Granted	5'400'000	0.35
Exercised	-
Forfeited or expired	(6'900'000)	3.92
Outstanding at December 31, 2009	10'150'000	2.12	5.33	1'276'000
Exercisable at December 31, 2009	5'311'903	3.32	6.46	286'282

For the year ended December 31, 2009 and 2008, the Company recorded a total charge of $4,475,953 and $9,790,874 respectively, with respect to equity awards granted under the stock compensation and stock option plans. For the year ended December 31, 2009 $4,296,079 and $179,874 were recorded in personnel costs and consulting fees respectively. During the comparable period 2008 the stock based compensation expenses of $7,399,063 and $2,391,811 were recorded in personnel costs and consulting fees respectively.

The following table summarizes information about the Company’s stock options outstanding as of December 31, 2009:

	Options Outstanding				Options Exercisable
		Weighted		Weighted Average		Weighted
		Average	Aggregate	Remaining		Average	Aggregate
Range of	Number	Exercise	Intrinsic	Contractual Life	Number	Exercise	Intrinsic
Exercise Prices	Outstanding	Price	Value	(Years)	Exercisable	Price	Value
$0.00 to $2.00	5'400'000	$0.35	1'276'000	3.54	1'116'710	$0.32	286'282
$2.01 to $4.00	4'350'000	$4.00	-	7.34	3'860'028	$4.00	-
$4.01 to $6.00	400'000	$5.50	-	7.49	335'165	$5.50	-
Total	10'150'000	$2.12	1'276'000	5.33	5'311'903	$3.32	286'282

8. DEBENTURE

On April 30, 2008, the Company successfully negotiated a mezzanine tranche of bridge financing and raised $4,000,000 through the issuance of 4,000 debenture notes (Debentures) of $1,000 each and 1,000,000 detachable warrants. The warrants are exercisable to purchase the Company’s unregistered common shares at $2.10 per share and will expire on April 30, 2010. The net proceeds after paying a finders fee were $3,790,000. The Debentures bear an interest of 8% per annum payable twice a year (June and December) and are due and payable in full two years from the date of issuance (April 30, 2010). The Debentures can be prepaid along with any unpaid interest at the Company’s request without prepayment premium or penalty. The Debentures can be converted into unregistered common shares at any time on demand of the holder at a conversion price based upon the average price of the 20 days trading price prior to conversion. The conversion price of 2,000 of the Debentures is subject to a floor of $1.00 per share. Interest can be paid in the equivalent amount of unregistered common shares of the Company. If the Company issues shares for proceeds in excess of $40,000,000, then up to 50% of the proceeds are required to be used to pay down the Debentures.

The aggregate proceeds received have been allocated between the detachable warrants and the Debentures on a relative fair value basis. Accordingly, $240,000 was credited to additional paid in capital with respect to the warrants.

At the date of issuance the conversion price determined in accordance with the Debenture agreement was less than the actual share price on the issuance date. This resulted in a beneficial conversion feature of $557,989, which has been amortized using the effective interest rate method and recorded as part of interest expense over the term of the Debenture.

Debt issuance costs of $210,000 were incurred and will be amortized over the term of the Debentures using the effective interest rate method.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

For the year ended December 31, 2009 and 2008 we have accreted the Debentures for the discount, including the beneficial conversion feature of $438,640 and $246,529, respectively. At December 31, 2009 and 2008, the unamortized debt discount relating the debenture amounted to $112,822 and $551,460, respectively.

9. WARRANTS

The Company’s risk management objectives are to ensure that business and financial exposures to risk that have been identified and measured are minimized using the most effective and efficient methods to reduce, transfer and, when possible, eliminate such exposures. Operating decisions contemplate associated risks and management strives to structure proposed transactions to avoid or reduce risk whenever possible. ASC 815 (prior authoritative literature SFAS No. 133) requires companies to recognize all derivative instruments as either assets or liabilities at fair value in the statement of financial position. In accordance with ASC 815, the Company determined that 5,581,532 of the warrants outstanding at December 31, 2009 are not considered indexed to the Company’s own stock under ASC 815-40 (prior authoritative literature: EITF 07-05), as the respective agreements include reset features. As such, the Company determined these warrants to be under the scope of ASC 815. The fair value of the warrants subject to ASC 815-40, and therefore under the scope of ASC 815, are adjusted to fair market value at the end of each reporting period.

For the year ended December 31, 2008, the Company issued 5,000,000 warrants to purchase common stock. These warrants include:

  1,000,000 warrants exercisable at $2.10 each pursuant to the issuance of a Debenture unit offering. These warrants expire on April 30, 2010.

  4,000,000 warrants exercisable at $0.95 each pursuant to the issuance of a private placement unit offering. These warrants expire on September 4, 2010.

The fair value of the warrants was determined using the Black-Scholes option pricing model using a 2-year term of the warrants, a volatility of 50%, a risk free rate of 5.0% and no assumed dividend rate.

As a result of the subsequent equity sales adjustment clause included in most of the Company’s warrant agreements, the private placement on September 4, 2008 caused the Company to reprice 13,933,989 warrants to the last equity issuance price ($0.59) and increase the number of common shares to be issued upon exercise of the warrants to 69,966,707. The accounting impact of this repricing is to record an expense for the difference in the fair value of the new warrant agreements and the fair value of the original warrant agreements immediately prior to the adjustment. The result was a charge of $9,439,775 recorded in the year ended December 31, 2008 and a corresponding increase to additional paid in capital.

In April 2008, the FASB issued ASC 815-40 (Prior authoritative literature: Emerging Issues Task Force (“EITF”) 07-05, “Determining whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-05”)). ASC 815-40 provides guidance on determining what types of instruments or embedded features in an instrument held by a reporting entity can be considered indexed to its own stock for the purpose of evaluating the first criteria of the scope exception in ASC 815-10-15-74 (Prior authoritative literature: SFAS 133, paragraph 11(a)). ASC 815-40 is effective for financial statements issued for fiscal years beginning after December 15, 2008 (our fiscal year 2009). We adopted ASC 815-40 on the first day of our fiscal year 2009. Based on our analysis we determined that 69,966,707 out of the 73,966,707 warrants outstanding are not considered indexed to the Company’s own stock under ASC 815-40 as the respective agreements include reset features. Hence, we reclassified $592,804, comprising of an adjustment of $(9,679,775) to additional paid in capital and $9,086,971 to deficit accumulated during the exploration stage, from stockholders’ equity to a short-term liability upon adoption. Additionally, the fair value of the warrants subject to ASC 815-40 are adjusted to fair market value at the end of each reporting period. The impact of the adoption on net loss and on basic and diluted loss per share for the year ended December 31, 2009 were $10,974,312 and $0.09, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

On May 14, 2009 we asked each holder of the Warrants that had a price protection clause to agree to amend their Warrants to delete the price protection clause. As and when any of the holders of these Warrants agree to the proposed amendment, we will provide them with an amended Warrant certificate that shows the price protection clause as having been deleted. As of December 31, 2009, the following Warrant agreements have been amended and, in accordance with ASC 815-40, needed to be reclassified as stockholder’s equity:

					Fair value at date of
Warrant series	# of Warrants	Strike price	Grant date	Expiry date	reclassification
Warrant B Equity PP1	29'917'145	0.59	April 10, 2007	April 10, 2010	$8'024'421.00
Brokerage Warrant PP # 1	5'880'044	0.59	April 10, 2007	April 10, 2010	$1'930'710.00
Debenture Warrants	3'114'408	0.59	April 30, 2008	April 30, 2010	$722'288.00
Total warrants reclassified					$10'677'419.00

					Fair value at date of
Warrant series - expired	# of Warrants	Strike price	Grant date	Expiry date	reclassification
Brokerage Warrant PP # 2	139'958	0.59	July 31, 2007	July 31, 2009	$6'810.00	*
Warrant Equity PP2 31-07-2007	3'315'550	0.59	July 31, 2007	July 31, 2009	$199'582.00	*
Total					$206'392.00
* expired unexercised July 31, 2009

			Total reclassified		$10'883'811.00

The following table summarizes the Company’s warrant activity for the years ended December 31, 2009.

				Weighted-
				average
	Classifed	Classified	# of	exercise
Options	as liability	as equity	warrants	price

Outstanding at December 31, 2008	-	73'966'707	73'966'707	0.61
Reclassification upon adoption of ASC 815-40	69'966'707	(69'966'707)	-
Granted	-	-	-
Exercised	-	-	-

Reclassification upon amendment of warrant agreement	(42'367'105)	42'367'105	-

Forfeited or expired	(22'018'070)	(3'455'508)	(25'473'578)	0.59

Outstanding at December 31, 2009	5'581'532	42'911'597	48'493'129	0.62

				Weighted-
				average
	Classifed	Classified	# of	exercise
Options	as liability	as equity	warrants	price

Outstanding at December 31, 2007	-	12'933'989	12'933'989	3.03
Granted	-	5'000'000	5'000'000	1.18
Exercised	-	-	-

Increase of number of warrants due to repricing	-	56'032'718	56'032'718	0.59

Forfeited or expired	-	-	-

Outstanding at December 31, 2008	-	73'966'707	73'966'707	0.61

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

On April 10, 2009 17,526,881 Warrants from the Warrant A Equity Series granted on April 10, 2007 expired unexercised.

On July 31, 2009 7,692,798 Warrants from the Warrant Equity PP2 Series granted on July 31, 2007 expired unexercised.

On July 31, 2009 253,899 Warrants from the Brokerage Warrant PP2 Series granted on July 31, 2007 expired unexercised.

As of December 31, 2009 and December 31, 2008, the Company had a total of 48,493,129 and 73,966,707 warrants outstanding to purchase common stock, respectively. Each warrant entitles the holder to purchase one share of the Company’s common stock. The Company has enough shares of common stock authorized in the event that these warrants are exercised.

The following table summarizes information about the Company’s warrants outstanding as of December 31, 2009:

Warrant series	# of Warrants	Strike price	Grant date	Expiry date
Warrant B Equity PP1	35'053'763	0.59	April 10, 2007	April 10, 2010
Brokerage Warrant PP # 1	5'880'044	0.59	April 10, 2007	April 10, 2010
Debenture Warrants	3'559'323	0.59	April 30, 2008	April 30, 2010
Equity PP3 Sept 2008	4'000'000	0.95	August 18, 2008	August 18, 2010
Total outstanding warrants	48'493'129

10. BANK LOAN/SHORT-TERM LOAN

On September 21, 2008, the Company entered into a loan agreement (“Debt”) with a group of investors and raised a principal amount equaling $2,440,000. Proceeds of $1,220,000 were received in the year ended December 31, 2008. The Debt carries interest of 12% per annum payable at the date of maturity and is payable in full on September 21, 2009. No issuance costs apply. Due to the global financial crises, the counter party asked the company to forfeit the second tranche of $1,220,000 late in November 2008. Therefore, the total Debt amount raised during the year ended December 31, 2008 was $1,220,000 and no interest has to be paid on the outstanding portion of $1,220,000.

On January 22, 2009, the restricted cash in Mongolia was reduced from $4,000,000 to $2,000,000 in agreement with the Mongolian authorities. The Group immediately paid back its bank loan of $1,220,000 and accumulated interest of $34,248 relating to a loan agreement with a group of investors that was signed on September 21, 2008.

On April 24, 2009, we finalized negotiation for an additional loan of $1,300,000, which will be secured by the remaining escrow funds in Mongolia. The basic terms negotiated include a 10.8 percent per annum interest, which is netted with the interest accrued on the escrow agreement in Mongolia, and a repayment date of April 24, 2010. On May 1, 2009, $1,000,000 of this loan was made available to our Company. The remaining $300,000 were wired on September 7, 2009, are to be paid back within 12 months and with an interest of 12%. The funds obtained will be used for financing the oil exploration carried out in Mongolia. The loan of $1,300,000 was repaid in December 2009.

On December 3, 2009, as part of ongoing negotiations on the sale of the Albanian asset, WWI advanced $917,698 to the Company, which is due on demand and free of interest. In case of a successful closing of the agreement to sell the asset, the amount is considered part of the purchase price consideration.

On December 31, 2009, we had a bank overdraft of $196,828 which is due on demand and free of interest.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

11. CONTINGENTLY CONVERTIBLE LOAN

On August 18, 2008, the Company issued contingently convertible loans (the “Loans”) with a principal amount of $2,000,000 and disposed of 8% of its interest in its operations in Mongolia related to Blocks 13 and 14 for aggregate proceeds of $2,000,000. The net proceeds after paying finders fee were $1,860,000. The Company is responsible for the Loan holder’s share of the exploration costs attributable to Blocks 13 and 14 through phases 1, 2 and 3, hereinafter referred to as the Participation Liability.

The Company has allocated part of the gross proceeds to a Participation Liability for the exploration costs related to the 8% interest in Blocks 13 and 14 in Mongolia provided to the unit holder. The Company has estimated that there is a range of costs that could be incurred through exploration phases 1, 2 and 3. The total minimum estimated spends for phase 1, the only phase that is currently probable, is $4,000,000 and therefore, a Participation Liability of $320,000 has been recorded. This liability will be reduced as expenses are incurred. Also refer to Note 14 for additional information.

The Loans carry an interest rate of 8% per annum and all principal and accrued interest is payable in full two years from the date of issuance (August 18, 2010). The Loans are secured by the Group’s assets in the Kyrgyz Republic.

The principal and any accrued but unpaid interest on the Loans are convertible, in whole or in part, at the option of the holders if the Group conducts a public offering at the prevailing market price. The loan was accounted for as a liability in accordance with ASC 480-10-25 (Prior authoritative literature: FAS150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”). Because the financial instrument embodies a conditional obligation that the Company must or may settle by issuing a variable number of equity shares and the monetary value of the obligation is based on a fixed monetary amount known at inception.

The initial carrying amount of the Loans of $1,680,000 will be accreted to the redemption amount of $2,000,000 over the term of the loans using the effective interest method.

We have accreted the Loans for the discount that relates to the year ended December 31, 2009 and 2008 of $147,727 and $59,178 respectively. At December 31, 2009 and 2008 the unamortized debt discount relating the contingently convertible loan amounted to $113,095 and $260,822, respectively.

12. PROMISSORY NOTES TO SHAREHOLDERS

On December 5, 2008, the Company borrowed $540,646 from four Directors at no discount to the principal amount by selling promissory notes to shareholders (“Shareholder Notes”). The parties agreed that no interest shall accrue on the Shareholder Notes unless the Company breaches the repayment schedule. The repayment of the principal amount of the Shareholder Notes has to occur if the Company raises greater than $1,000,000 in financing or 90 days after written demand for repayment by the Shareholder Notes holder, whichever is first. The Company may also repay any or all of the principal amount of the Shareholder Notes at any time without notice, bonus or penalty. In the event that the Company fails to make a payment when it is due, the Company will pay interest on the outstanding principal amount of the Shareholder Notes at the rate of 12% per annum until the Shareholder Notes are paid in full.

On May 1, 2009 the Company received $1,000,000 in financing (refer to Note 10). Therefore, as the payment falls due immediately, but so far has not been paid yet, interest is being accrued.

For the year ended December 31, 2009 we have accrued $43,370 interest expense.

13. PRIVATE PLACEMENT

On September 4, 2008, the Company conducted a private placement in which it sold 4,000,000 units for $2,600,000, or $0.65 per unit. Each unit consisted of one share of common stock, one warrant and an interest in rights granted to us by the Mineral Resources and Petroleum Authority of Mongolia with respect to certain production sharing contracts governing areas in Mongolia referred to as Blocks 13 and 14. The Company agreed to cover the unit holder’s share of the exploration costs on Blocks 13 and 14 through exploration phases 1, 2 and 3 herein after referred to as the Participation Liability.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

Each of the 4,000,000 warrants granted under the Securities Purchase Agreement is exercisable for two years at $0.95 per warrant. The warrants carry “tag-along” registration rights such that if a registration statement (other than on Form S-4 or S-8) is filed, the holders may demand that the shares underlying their warrants be included in such registration statement. If no such registration statement is filed by January 4, 2009, the Company has to undertake its best efforts to file a registration statement for the shares underlying the warrants by May 4, 2009. Based on this best effort clause and the fact that the Company has undertaken its best effort to file a registration statement the warrants are accounted for as an equity instrument.

Of the aggregate proceeds received of $2,600,000, $430,571 has been allocated to the warrants based on their estimated fair value, $320,000 has been allocated to the Participation Liability and the balance has been allocated to the Shareholders’ Equity.

The amount allocated to the Participation Liability was determined in the same manner as the Participation Liability arising in connection with the Loans described in Note 11.

14. PARTICIPATION LIABILITY

On August 18, 2008, the Company completed the issuance of contingently convertible loans (the “Loans”) and in addition to the interest payable under the Loans, the Loan holders will obtain an interest in 8% of our interest in our operations in Mongolia related to the Blocks 13 and 14 without having to undertake any of the obligations of work programs connected to those lots (governing areas in Mongolia referred to as Tsagaan-Els 13 and Zuuabayan 14).

On September 4, 2008, we conducted a private placement and each unit consisted of one share of common stock, one warrant and an interest in rights granted to us by the Mineral Resources and Petroleum Authority of Mongolia with respect to certain production sharing contracts governing areas in Mongolia referred to as Tsagaan-Els 13 and Zuuabayan 14. A total of 8% of our interest in our operations in Mongolia related to the Blocks 13 and 14 without having to undertake any of the obligations of work programs connected to those lots (governing areas in Mongolia referred to as Tsagaan-Els 13 and Zuuabayan 14).

The Company considers each of the 8% participation in the interest of our operations in Mongolia as a Participation Liability of $320,000 each (totalling $640,000).

For the year ended December 31, 2009, the participation liability was reduced to $0 as the phase 1 of the work program in Mongolia was successfully completed ahead of schedule. The exploration costs were reduced by $640,000 during the year ended December 31, 2009.

15. RELATED PARTY DISCLOSURE

The consolidated financial statements include the financial statements of Manas Petroleum Corporation and the entities listed in the following table:

		Equity share	Equity share
	Country	Dec 31, 2009	Dec 31, 2008
DWM Petroleum AG, Baar (1)	Switzerland	100%	100%
Manas Petroleum AG, Baar (2)	Switzerland	100%	100%
Manas Adriatic GmbH, Baar (3)	Switzerland	100%	n/a
CJSC South Petroleum Company, Jalalabat (4)	Kyrgyz Republic	25%	25%
CJSC Somon Oil Company, Dushanbe (5)	Rep of Tajikistan	90%	90%
Manas Petroleum of Chile Corporation, Victoria (6)	Canada	100%	100%
Manas Management Services Ltd., Nassau (7)	Bahamas	100%	100%
Manas Chile Energia Limitada, Santiago (8)	Chile	100%	100%
Gobi Energy Partners LLC, Ulaan Baator (9)	Mongolia	84%	n/a

(1)	Including Branch in Albania
(2)	Founded in 2007
(3)	Manas Adriatic GmbH was founded by DWM Petroleum AG in 2009

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

(4) CJSC South Petroleum Company was founded by DWM Petroleum AG; equity method investee that is not consolidated
(5) CJSC Somon Oil Company was founded by DWM Petroleum AG
(6) Founded in 2008
(7) Founded in 2008
(8) Manas Chile Energia Limitada was founded by Manas Management Services Ltd.; founded in 2008
(9) Gobi Energy Partners LLC was founded by DWM Petroleum AG (former Manas Gobi LLC); founded in 2009

Ownership and voting right percentages in the subsidiaries stated above are identical to the equity shares.

CJSC South Petroleum Company

On October 4, 2006 a contract was signed with Santos International Holdings Pty Ltd. (“Santos”) to sell a 70% interest in CJSC South Petroleum Company, Jalalabat for a payment of $4,000,000, a two phase work program totalling $53,500,000 (Phase 1: $11,500,000, Phase 2: $42,000,000), additional working capital outlays of $1,000,000 per annum and an earn-out of $1,000,000 to former DWM shareholders to be settled in shares of Santos if they elect to enter into Phase 2 of the work program. If Santos does not exercise the option to enter into Phase 2, the 70% interest is returned to DWM Petroleum at no cost. On December 2, 2008, Santos announced to enter into Phase 2 and the earn-out was paid to former DWM shareholders.

In the event Santos spends in excess of $42,000,000 on the appraisal wells, the Company would be obligated to pay 30% of the excess expenditure.

The following summarized financial information as of December 31, 2009 and for the period from January 1, 2009 to December 31, 2009 as well as of December 31, 2008 and for the period from January 1, 2008 to December 31, 2008, is presented for CJSC South Petroleum Company which is a material equity method investee that is not consolidated:

	Dec 31, 2009	Dec 31, 2008
Condensed Balance Sheet	Thousand USD	Thousand USD
Current assets	3'804	4'327
Non-current assets	672	5'044
Current liabilities	142	161
Non-current liabilities	32'740	11'207

Condensed Income Statement	Thousand USD	Thousand USD
Gross revenues	26	-
Gross profit	1	-
Loss from operating activities	18'650	5'509
Net loss	20'059	5'509

The Group is not recording its share of the losses. The contractual agreement requires Santos to pay all of the costs currently.

CJSC Somon Oil (Tajikistan)

On December 10, 2007 DWM Petroleum (100% subsidiary of Manas) & Santos entered into an Option Agreement under which Santos has a unilateral option to elect for those parties to execute at a later stage, a Farm In Agreement for a 70% interest in DWM Petroleum’s “West” (area Navobod-Obchai Kalacha) Tajikistan License and a proposed North Tajik licence. Manas Petroleum expects the North Tajik Licence to be granted to Somon Oil in the near future.

Under the Option Agreement, Santos will pay an amount equivalent to the seismic acquisition costs in the Tajik area (approximately $1.3 million) in consideration for a call option to farm in to Somon Oil’s prospecting licences. The Option may be exercised by Santos any time during the option period. The option period commences on the date of the option agreement and expires after 6 months unless extended due to certain conditions not being met.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

1.	Somon Oil must have been granted exclusive rights to develop any field development covered by the Petroleum Licenses;
2.	A royalty or profit sharing agreement is entered into between Somon Oil and the Tajik Authorities; and
3.	Santos must have Board approval.

Santos has only a period of 3 months after (1) and (2) are satisfied, to satisfy (3). As condition (2) was not fully satisfied yet, the option period is being further extended.

In connection with the option agreement, DWM Petroleum’s subsidiary Somon Oil has entered into a seismic agreement with Saratovneftegeofizika (SNG) under which SNG is to carry out approximately 110 km of 2D seismic acquisition in Tajikistan (Seismic Agreement). The Seismic Agreement underlies the option agreement and is designed to meet a condition set by the Tajik authorities, whereby once work has commenced in the West licence, an additional licence area, the North Tajik license, may be granted to Somon Oil.

In the event that Santos elects to exercise its option, Somon Oil, DWM Petroleum and Santos will execute the Farm-in Agreement under which future funding obligations are set out over three phases. Santos’ obligations will include costs associated with the acquisition of additional 2D seismic (Phase 1), the drilling of a number of exploration wells (Phase 2) and further appraisal drilling (Phase 3). Santos may elect to withdraw at the completion of Phase 2.

Related Parties

The following table provides the total amount of transactions that have been entered into with related parties for the relevant financial period:

Board of directors	01.01.-12.31.09	01.01.-12.31.08
	USD	USD
Payments to directors for office rent	36'923	187'867
Payments to related companies controlled by directors for rendered consulting services	369'700	11'391

	12.31.09	12.31.08
	USD	USD
Promissory notes from directors	233'812	540'646
Promissory notes from former directors	306'834	-
Interest on Promissory notes from directors	30'989	-
Interest on Promissory notes from former directors	24'614	-

16. INCOME TAXES

The components of income from continuing operations before income taxes are as follows:

Years ended
	Dec 31, 2009	Dec 31, 2008
	USD	USD
Domestic	(18'576'407)	(22'197'776)
Foreign	(3'037'207)	(8'096'464)
Income/(Loss) from operations before income tax	(21'613'614)	(30'294'240)

Income taxes relating to the Company’s continuing operations are as follows:

Years ended
	Dec 31, 2009	Dec 31, 2008
	USD	USD
Current income taxes:
US Federal, state and local	-	-
Foreign	4'401	1'867
Deferred income taxes	-	-
Income tax expense/(recovery)	4'401	1'867

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

Income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

Years ended
	Dec 31, 2009	Dec 31, 2008
	USD	USD
Net income/(loss) before income tax	(21'613'614)	(30'294'240)
Statutory tax rate	35%	35%
Expected income tax expense/(recovery)	(7'564'765)	(10'602'984)
Impact on income tax expense/(recovery) of the following:	-	-
Permanent differences	5'312'606	5'257'434
Change in valuation allowance	4'620'385	5'617'836
Impact of tax rate changes and differences	(2'368'226)	(272'286)
Other	4'401	1'867
Income tax expense/(recovery)	4'401	1'867

The permanent differences relate to non-cash charges, mainly the change in fair value of warrants, stock based compensation and the participation liability.

The Company assesses the recoverability of its deferred tax assets and, to the extent recoverability does not satisfy the “more likely than not” recognition criterion under ASC740, records a valuation allowance against its deferred tax assets. The Company considered its recent operating results and anticipated future taxable income in assessing the need for its valuation allowance.

As of December 31, 2009 and 2008, the total uncertain tax positions were zero. We have not identified any tax positions for which it is reasonably possible that a significant change will occur during the next 12 months.

The Company’s deferred tax assets consist of the following:

Years ended
	Dec 31, 2009	Dec 31, 2008
	USD	USD
Operating loss carryforwards	11'976'830	7'356'445
Valuation allowance	(11'976'830)	(7'356'445)
Deferred tax assets/(liabilities)	-	-

The Company’s operating loss carryforwards expire according to the following schedule:

Year ended
Dec 31, 2009
USD
2010	4'223'609
2011	7'993'721
2012	1'890'800
2014	577'355
2015	1'006'487
2016	295'789
2026	869'600
2027	907'508
2028	6'272'791
2029	4'248'151
Total operating loss carryforwards	28'285'811

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

The following tax years remain subject to examination:

Significant Jurisdictions	Open Years
US Federal	2006 - 2009
Switzerland	2008 - 2009
Albania	2009
Tajikistan	2009
Mongolia	2009

17. ISSUED CAPITAL AND RESERVES

12 month period ended
Shares Manas Petroleum Corporation	December 31, 2009	December 31, 2008
Total number of authorized shares	300'000'000	300'000'000
Total number of fully paid-in shares	119'051'733	119'051'733
Par value per share (in USD)	0.001	0.001
Total share capital (in USD)	$119'052	$119'052

All shares are common shares. There are no different share categories, and all shares are quoted on a stock exchange.

18. COMMITMENTS & CONTINGENT LIABILITIES

Legal actions and claims (Kyrgyz Republic, Republic of Tajikistan, Mongolia, Chile and Albania)

In the ordinary course of business, the associate/subsidiaries or branches in the Kyrgyz Republic, Republic of Tajikistan, Mongolia, Chile and Albania may be subject to legal actions and complaints. Management believes that the ultimate liability, if any, arising from such actions or complaints will not have a material adverse effect on the financial condition or the results of future operations of the associate/subsidiaries in the Kyrgyz Republic, Republic of Tajikistan, Mongolia, Chile and Albania.

During the initial phase of applying for our Chilean Exploration license, a joint bidding group was formed with Manas, IPR and Energy Focus. Each had a one-third interest. Of its own accord, Energy Focus left the bidding group. Energy Focus prepared a side letter, which was signed by Manas and IPR. By the terms of this side letter, Energy Focus was granted the option to rejoin the consortium under certain conditions.

Even though Energy Focus has been asked many times to join the group by contributing its prorated share of capital, they have failed to do so. Despite this, Energy Focus claims that they are entitled to participate in the consortium at any future time, not just under certain conditions. IPR and Manas disagree with this interpretation.

No litigation has been commenced as of December 31, 2009. Manas and IPR are firmly of the view that Energy Focus no longer has any right to join the consortium, as the previously agreed-upon conditions are no longer valid. While Energy Focus has not accepted this position, they have not commenced litigation.

At December 31, 2009, there had been no legal actions against the associate/subsidiaries or branches in the Kyrgyz Republic, Republic of Tajikistan, Mongolia, Chile and Albania.

Management believes that the Group, including associate/subsidiaries or branches in the Kyrgyz Republic, Republic of Tajikistan, Mongolia, Chile and Albania are in substantial compliance with the tax laws affecting its operations. However, the risk remains that relevant authorities could take differing positions with regards to interpretative issues.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

In 2007, the Group entered into a share exchange agreement with DWM Petroleum and the shareholders of DWM Petroleum. Under the share exchange agreement, the shareholders of DWM Petroleum received 80,000,000 shares of the Group’s common stock, equal to 79.9% of the Group’s outstanding common stock at the time, in exchange for 100% of the shares of DWM Petroleum. In addition, the share exchange agreement requires that the Group issue an aggregate of up to an additional 500,000 shares of the Group’s common stock over time to the former shareholders of DWM Petroleum for every 50 million barrels of P50 oil reserves net to the Group from exploration in the Kyrgyz Republic, Albania, and Tajikistan up to a maximum of 2.5 billion barrels of P50 oil reserves. At the Group’s option, this obligation can be extended to additional properties that are acquired through the actions of the former shareholders of DWM Petroleum.

License agreements held by CJSC South Petroleum Company (Kyrgyz Republic)

According to the License Agreements the minimum remaining investments are as follows (met in full by Santos):

License	2010	2011	2012	2013
	USD	USD	USD	USD
Tuzluk	-	-	-	-
West Soh	-	-	-	-
Nanay	2'391'553	60'605	5'072'143	11'655
Naushkent	6'993	3'517'401	6'993	6'993
Soh	-	-	-	-

License agreement held by CJSC Somon Oil (Republic of Tajikistan)

According to the License Agreement the minimum remaining investment is as follows:

License	2010	2011	2012	2013	2014
	USD	USD	USD	USD	USD
Western	1'780'000	3'550'000	4'510'000	2'530'000
North-Western	739'500	8'259'500	120'000	8'650'000	8'660'000

To date, Santos has fully carried our work commitment in Tajikistan including the seismic program in 2010.

License agreements held by DWM Petroleum Albania Branch

According to the signed Production Sharing Contracts (PSCs) the minimum remaining investments are as follows:

License	2010	2011 - 2012	2013 - 2014
	USD	USD	USD
PSC 1 (Block A&B)	-	6'300'000	6'300'000
PSC 2 (Block D&E)	875'000	6'300'000	6'300'000

License	2010 - 2012	2013 - 2014	2015 - 2016
	USD	USD	USD
PSC 3 (Block 2&3)	8'500'000	8'300'000	8'300'000

License agreements held by Gobi Energy Partners (Mongolia)

According to the signed Production Sharing Contracts (PSCs) the minimum remaining investments are as follows:

License	2010*	2011*	2012*	2013*
	USD	USD	USD	USD
PSC 1 (Block 13)	825'000	1'740'000	4'360'000	6'900'000
PSC 2 (Block 14)	825'000	1'740'000	4'360'000	6'900'000
* starting April 21

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

Chile Project (Joint Consortium IPR –Mans Petroleum Corp.)

We have signed an agreement dated January 29, 2010, pursuant to which we have agreed to assign our interest in our Chilean project in exchange for a return of all of the money that we have invested in this project to date and relief from all currently outstanding and future obligations in respect of the project. This agreement and the assignment of our interest in this project are subject to approval by the Ministry of Energy in Chile. If the government does not approve of the sale, then we will continue to participate in this project unless and until we can sell our interest. Under the project agreements, we are to be carried for 8.6% of the first $14,360,000 to be spent during the first phase of this project, but we will be required to fund the remaining 11.4% of this amount and we will be required to fund 20% of all capital costs of this project in excess of $14,360,000.

Operating leases

The Group has entered into operating leases as lessee for three cars for related parties, of which one expired on June 30, 2008 and one has been taken over by a former director on January 31, 2009. For the year ended December 31, 2009 we had expenses for these items of $16,834. During the corresponding period in 2008 we had expenses of $40,341. Future net lease payments for one remaining leased car are:

Year ended
December 31, 2009
USD
2010	15'314
2011	10'209
2012	-
2013	-
2014	-

19. PERSONNEL COSTS AND EMPLOYEE BENEFIT PLANS

	For the year ended	For the year ended
	December 31, 2009	December 31, 2008
	USD	USD
Wages and salaries	5'488'255	10'127'282
Social security contributions	78'167	156'511
Pension fund contribution	34'371	86'245
Pension (surplus)/underfunding	(14'363)	106'146
Other personnel expenses	-	479
Total Personnel Costs	5'586'429	10'476'663

Defined Benefit Plan

The Company maintains a Swiss defined benefit plans for 2 of its employees. The plan is part of an independent collective fund which provides pensions combined with life and disability insurance. The assets of the funded plan are held independently of the Company’s assets in a legally distinct and independent collective trust fund which serves various unrelated employers. The fund’s benefit obligations are fully reinsured by AXA Winterthur Insurance Company. The plan is valued by independent actuaries using the projected unit credit method. The liabilities correspond to the projected benefit obligations of which the discounted net present value is calculated based on years of employment, expected salary increases, and pension adjustments.

The actuarial valuation was carried out as of December 31, 2009. The amounts recognized in the Consolidated Balance Sheets, shown in other non-current liabilities, as at December 31, 2009 and as at December 31, 2008 respectively, were determined to be as follows:

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

	2009	2008
	USD	USD
ABO End of Year	214'416	477'185

Change in PBO During Year
PBO at Beginning of Period	590'693	13'651
Service Cost	(13'832)	10'329
Interest Cost	13'277	9'159
Employee Contributions	81'438	25'670
Plan Amendments	-	-
Liability (Gain)/Loss	51'260	60'392
Actuarial (Gain)/Loss due to Changes in Assumptions	11'159	-
Benefit Payments	(475'035)	453'450
currency translation adjustment	12'454	18'041
PBO at End of Year	271'412	590'693

Change in Assets During Year
Fair Value of Assets at Beginning of period	546'826	76'009
Actual Return on Assets	(4'359)	(54'878)
Company Contributions	81'438	25'670
Employee Contributions	81'438	25'670
Benefit Payments	(475'035)	453'450
currency translation adjustment	11'600	20'906
Fair Value of Assets at End of Year	241'908	546'826
Net assets/(liabilities) in balance sheet	(29'504)	(43'867)

The following table provides the weighted average assumptions used to calculate net periodic benefit cost and the actuarial present value of projected benefit obligations:

Assumptions at year-end	December 31, 2009	December 31, 2008
	USD	USD
Discount rate	3.25%	3.50%
Expected rate of return on plan assets	2.75%	2.75%
Salary increases	1.00%	1.00%

Future benefits, to the extent that they are based on compensation, include assumed salary increases, as presented above, consistent with past experience and estimates of future increases in the Swiss industrial labor market.

Net periodic pension cost has been included in the Company’s results as follows:

Pension expense	December 31, 2009	December 31, 2008
	USD	USD
Net service cost	(13'832)	10'329
Interest cost	13'277	9'159
Expected return on assets	(10'746)	(9'031)
Actuarial (gain)/loss	66'364	0
Net periodic pension cost	55'063	10'457

All of the assets are held under the collective contract by the plan’s re-insurer AXA Winterthur Insurance Company and are invested in a mix of Swiss and international bond and equity securities within the limits prescribed by the Swiss Pension Law.

The expected future cash flows to be paid by the Group in respect of employer contributions to the pension plan for the year ended December 31, 2010 are $24,185.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

Future projected benefit payments in the next ten years are expected to be zero.

For its employees in subsidiaries outside of Switzerland, the social security policy does not require a pension funding from the employer.

20. FAIR VALUE MEASUREMENT

ASC 820 (Prior authoritative literature: SFAS 157 Fair Value Measurements) establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. Financial assets carried at fair value as of December 31, 2009 are classified in one of the three categories as follows:

	Level 1	Level 2	Level 3	Total
Warrants	$-	$-	$683'305	$683'305
Total	$-	$-	$683'305	$683'305

The following table summarizes the changes in the fair value of the Company’s level 3 financial assets and liabilities for the year ended December 31, 2009:

Fair Value Measurement Using Level 3 Inputs

Balance at January 1, 2009	-
Total gains (losses) realized and unrealized:
Included in earnings, as a part of change in fair value of warrants	10'974'312	1)
Included in other comprehensive income	-
Purchase, sale, or settlement	(10'883'812)	2)
Net transfer in / (out) of level 3	592'805	3)
Balance at December 31, 2009	683'305

1)	Recorded in Change in fair value of warrants.
2)	Reclassification as equity instrument.
3)	Transfer in upon adoption of ASC 815-40

The fair value of the warrants was determined using the Black-Scholes option pricing model applying the assumptions noted in the following table.

	Years ended
	December 31, 2009	December 31, 2008*
Expected dividend yield	0%	0%
Expected volatility	120%	50%
Risk-free interest rate	0.070%	5.000%
Expected term (in years)	0.028	1.65

* assumptions for latest grant in 2008, as warrants were classified as equity

The expected volatility is based on a peer group of companies in a similar or the same industry, and with whom the Company is of a comparable size and life cycle stage, for a period equal to the expected term of the warrants. During the year ended December 31, 2008, the weighted average fair value of options granted was $0.17 at the date of grant, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

21. EARNINGS PER SHARE

Loss per share is calculated as Net Loss for the years ended December 31, 2009 and December 31, 2008 divided by 119,051,733 and 114,856,922 outstanding shares, respectively.

For the years ended December 31, 2009 and December 31, 2008 all outstanding share options, 10,150,000 and 11,650,000, respectively, and all outstanding warrants, 48,493,129 and 73,966,707, respectively, were excluded from the calculation of the diluted weighted average number of shares, because the Group made a net loss during the calculation period and the effect of their inclusion would be anti-dilutive.

22. SEGMENT INFORMATION

The chief operating decision maker (“CODM”) is the Group CEO. Neither the CODM, Executive Officers, or the Directors receive disaggregated financial information about the locations in which exploration is occurring. Therefore, the Group considers that it has only one reporting segment. The majority of our long lived assets are located in Switzerland.

23. SUBSEQUENT EVENTS

We have signed an agreement dated January 29, 2010, pursuant to which we have agreed to assign our interest in our Chilean project in exchange for a return of all of the money that we have invested in this project to date and relief from all currently outstanding and future obligations in respect of the project. This agreement and the assignment of our interest in this project are subject to approval by the Ministry of Energy in Chile. If the Ministry of Energy in Chile approves our agreement and the assignment of our interest in the Tranquilo blocks, the partners involved on a go-forward basis will be Pluspetrol Chile S.A. (as to a 25% interest), Wintershall Chile Limitada (as to a 25% interest), International Finance Corporation of the World Bank (as to a 12.5% interest), Methanex Chile S.A. (as to a 12.5% interest) and GeoPark Magallanes Limitada (as to a 25% interest).

On February 24, 2010, the wholly-owned subsidiary DWM successfully completed the sale of DWM’s subsidiary holding the Albanian asset, Manas Adriatic GmbH, to Petromanas Energy Inc. (TSXV: PMI, former WWI Resources Ltd.). In turn, DWM receives 100,000,000 common shares of Petromanas (approximately 30% of Petromanas), a consideration of CAD $2,000,000 and loans previously made from DWM to Manas Adriatic GmbH of approximately $8,500,000 are reimbursed to DWM. Further, another 100,000,000 common shares are issued to DWM on the earlier of June 23, 2011 and the completion of the first well on the Licenses by Manas Adriatic, and another 50,000,000 common shares issuable to DWM upon the satisfaction of certain performance goals.

24. RESTATEMENT

Subsequent to the issuance of the Company’s financial statements for the year ended December 31, 2008, the Company’s management determined that the stock options issued to non-employees should have been remeasured each reporting period in accordance with EITF 96-18. If the stock options for non-employees had been recorded properly, the loss for the year ended December 31, 2008 would have been decreased for the decline in the fair value of the options. As a result, the financial statements have been restated from the amounts previously reported to reflect the proper recording of the consulting expense related to the stock options provided to non-employees.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

	As at December 31, 2008
		in USD
	As previously	As restated
	reported

Additional paid-in capital	44,685,033	43,852,378
Deficit accumulated during the development stage	(45,033,218)	(44,200,563)

			For the period from inception to
	For the year ended
	December 31, 2008		December 31, 2008
	in USD		in USD
	As		As
	previously		previously
	reported	As restated	reported	As restated

Consulting fees	(3,885,575)	(3,052,920)	(7,617,654)	(6,784,999)
Net loss	(31,128,761)	(30,296,106)	(45,037,570)	(44,204,915)
Basic and diluted loss per share	(0.27)	(0.26)	(0.43)	(0.42)

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2010 AND 2009

MANAS PETROLEUM CORPORATION

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

CONDENSED CONSOLIDATED BALANCE SHEETS	09.30.2010	12.31.2009
	USD	USD
ASSETS

Cash and cash equivalents	3,318,465	804,663
Restricted cash	98,511	908,888
Accounts receivable	46,993	60,611
Prepaid expenses	522,647	450,372
Total current assets	3,986,616	2,224,534

Debt issuance costs	-	112,619
Tangible fixed assets	100,038	178,191
Investment in associate	238,304	238,304
Investment in associate (Petromanas)	60,041,939	-
Total non-current assets	60,380,281	529,114

TOTAL ASSETS	64,366,898	2,753,648

LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)

Accounts payable	211,166	610,581
Bank overdraft	-	196,154
Short-term loan	-	917,698
Promissory notes to shareholders	-	540,646
Contingently convertible loan	-	1,886,905
Debentures	-	3,887,179
Warrant liability	-	683,305
Accrued expenses Exploration costs	-	713,992
Accrued expenses Professional fees	100,576	220,449
Accrued expenses Interest	-	82,749
Other accrued expenses	62,838	13,673
Refundable deposits	53,962	-
Total current liabilities	428,543	9,753,331

Pension liabilities	29,504	29,504
Total non-current liabilities	29,504	29,504

TOTAL LIABILITIES	458,047	9,782,835

Temporary equity (common stock USD 0.001 par value, 14'144'993 and 0 shares, respectively)	5,516,547	-

Common stock (300,000,000 shares authorized, USD 0.001 par value, 122'983'866 and 119'051'733 shares, respectively, issued and outstanding)	122,984	119,052
Additional paid-in capital	49,419,525	49,532,367
Retained earnings/(deficit accumulated during the exploration stage)	8,798,794	(56,731,607)
Accumulated other comprehensive income / (loss)
Currency translation adjustment	51,001	51,001
Total shareholders' equity/(deficit)	58,392,304	(7,029,187)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)	64,366,898	2,753,648

MANAS PETROLEUM CORPORATION

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

	For the three months ended		For the nine months ended		Period from
05.25.2004
(Inception) to
	09.30.2010	09.30.2009	09.30.2010	09.30.2009	09.30.2010
	USD	USD	USD	USD	USD
OPERATING REVENUES

Other revenues	-	-	-	-	1'375'728
Total revenues	-	-	-	-	1'375'728

OPERATING EXPENSES
Personnel costs	(255'045)	(1'080'601)	(3'293'175)	(4'596'455)	(25'350'402)
Exploration costs	(268'345)	(539'468)	(880'367)	(870'544)	(7'972'883)
Depreciation	(13'195)	(14'780)	(42'989)	(76'839)	(210'185)
Consulting fees	(277'948)	(208'182)	(938'967)	(762'312)	(8'833'087)
Administrative costs	(295'737)	(539'821)	(943'939)	(1'119'864)	(12'831'647)
Total operating expenses	(1'110'270)	(2'382'852)	(6'099'437)	(7'426'013)	(55'198'205)

Gain from sale of investment	-	-	-	-	3'864'197
Loss from sale of investment	-	-	-	-	(900)
OPERATING INCOME/(LOSS)	(1'110'270)	(2'382'852)	(6'099'437)	(7'426'013)	(49'959'181)

NON-OPERATING INCOME / (EXPENSE)
Exchange differences	31'175	44'820	57'971	180'329	203'116
Changes in fair value of warrants	-	2'809'589	533'223	(10'592'637)	(10'441'089)
Warrants issuance expense	-	-	-	-	(9'439'775)
Gain from sale of subsidiary	-	-	57'850'918	-	57'850'918
Change in fair value of investment in associate	10'700'583	-	13'635'118	-	13'635'118
Interest income	728	28'310	1'180	75'122	598'651
Interest expense	(3'379)	(366'736)	(329'494)	(1'027'494)	(2'565'694)
Loss on extinguishment of debt	-	-	(117'049)	-	(117'049)
Income/(Loss) before taxes and equity in net loss of associate	9'618'837	133'131	65'532'430	(18'790'693)	(234'984)

Income taxes	(624)	(356)	(2'028)	(2'292)	(9'969)
Equity in net loss of associate	-	-	-	-	(24'523)
Net income/(loss)	9'618'213	132'775	65'530'401	(18'792'985)	(269'476)

Net income / (loss) attributable to non-controlling interest	-	-	-	-	(18'700)
Net income/(loss) attributable to Manas	9'618'213	132'775	65'530'401	(18'792'985)	(288'176)

Currency translation adjustment attributable to Manas	-	-	-	-	51'001
Net comprehensive income/(loss) attributable to Manas	9'618'213	132'775	65'530'401	(18'792'985)	(237'175)

Net comprehensive loss attributable to non-controlling interest	-	-	-	-	18'700
Net comprehensive income/(loss)	9'618'213	132'775	65'530'401	(18'792'985)	(218'475)

Weighted average number of outstanding shares (basic)	122'901'257	119'051'733	121'343'884	119'051'733	108'784'786
Weighted average number of outstanding shares (diluted)	124'729'875	121'242'439	125'678'549	119'051'733	108'784'786

Basic earnings / (loss) per share attributable to Manas	0.08	0.00	0.54	(0.16)	(0.00)
Diluted earnings / (loss) per share attributable to Manas	0.08	0.00	0.52	(0.16)	(0.00)

MANAS PETROLEUM CORPORATION

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

	For the nine months ended		Period from
05.25.2004
(Inception) to
	09.30.2010	09.30.2009	09.30.2010
	USD	USD	USD
OPERATING ACTIVITIES

Net income/(loss)	65'530'401	(18'792'985)	(269'476)

To reconcile net income/(loss) to net cash used in operating activities

Gain from sale of subsidiary	(57'850'918)	-	(57'850'918)
Gain from sale of investment	-	-	(3'864'197)
Loss from sale of investment	-	-	900
Change in fair value of investment in associate	(13'635'119)	-	(13'635'119)
Equity in net loss of associate	-	-	24'523
Depreciation	42'989	76'839	210'185
Amortization of debt issuance costs	112'619	97'270	349'910
Warrant issuance expense / (income)	(533'223)	10'592'637	19'880'864
(Decrease) / increase in participation liabilities	-	(432'564)	-
Exchange differences	(57'971)	(180'329)	(203'115)
Non cash adjustment to exploration costs	(204'753)	-	(204'753)
Non cash interest income	(25'619)	-	(25'619)
Interest expense on contingently convertible loan	29'893	105'933	236'798
Loss on extinguishment of contingently convertible loan	83'202	-	83'202
Interest expense on debentures	78'974	326'609	764'142
Loss on extinguishment of debentures	33'847	-	33'847
Stock-based compensation	2'996'596	3'604'815	24'508'711
Decrease / (increase) in receivables and prepaid expenses	(60'633)	(206'204)	(566'421)
(Decrease) / increase in accounts payables	(372'462)	28'263	(298'203)
(Decrease) / increase in accrued expenses	(865'464)	(242'887)	89'207
Change in pension liability	-	-	29'504
Cash flow (used in) / from operating activities	(4'697'640)	(5'022'603)	(30'706'027)

INVESTING ACTIVITIES

Purchase of tangible fixed assets and computer software	(1'182)	(28'414)	(425'611)
Sale of tangible fixed assets and computer software	-	-	79'326
Proceeds from sale of investment	10'765'810	-	14'765'810
Decrease / (increase) restricted cash	810'724	4'932'325	(98'165)
Acquisition of investment in associate	-	-	(67'747)
Cash flow (used in) / from investing activities	11'575'352	4'903'911	14'253'613

FINANCING ACTIVITIES

Contribution share capital founders	-	-	80'019
Issuance of units	-	-	15'057'484
Issuance of contingently convertible loan			1'680'000
Issuance of debentures			3'760'000
Issuance of promissory notes to shareholders			540'646
Repayment of contingently convertible loan	(2'000'000)	-	(2'000'000)
Repayment of debentures	(4'000'000)	-	(4'000'000)
Repayment of promissory notes to shareholders	(540'646)	-	(540'646)
Issuance of warrants	-	-	670'571
Proceeds from exercise of warrants	2'260'958	-	2'260'958
Cash arising on recapitalization	-	-	6'510
Shareholder loan repaid	-	-	(3'385'832)
Shareholder loan raised	-	-	4'653'720
Repayment of bank loan	-	(1'220'000)	(2'520'000)
Increase in bank loan	-	1'300'000	2'520'000
Increase in short-term loan	-	-	917'698
Payment of debt issuance costs	-	-	(279'910)
(Decrease) / increase in bank overdraft	(196'154)	-	-
Increase / (decrease) in refundable deposits	53'962	-	53'962
Cash flow (used in) / from financing activities	(4'421'880)	80'000	19'475'180

Net change in cash and cash equivalents	2'455'832	(38'692)	3'022'766

Cash and cash equivalents at the beginning of the period	804'663	225'993	-
Currency translation effect on cash and cash equivalents	57'971	67'187	295'700
Cash and cash equivalents at the end of the period	3'318'465	254'487	3'318'465

Supplement schedule of non-cash investing and financing activities:
Forgiveness of debt by major shareholder	-	-	1'466'052
Deferred consideration for interest in CJSC South Petroleum Co.	-	-	193'003
Warrants issued to pay placement commission expenses	-	-	2'689'910
Debenture interest paid in common shares	-	-	213'479
Forgiveness of advance payment from Petromanas Energy Inc.	917'698	-	917'698
Initial fair value of shares of investment in Petromanas	46'406'821	-	46'406'821
Forgiveness of receivable due from Manas Adriatic GmbH	(3'449'704)	-	(3'449'704)

MANAS PETROLEUM CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY / (DEFICIT)

SHAREHOLDERS' EQUITY / (DEFICIT)	Number of Shares	Share Capital	Additional paid- in capital	Deficit accumulated during the development stage	Accumulated Other Compre- hensive Income (Loss)	Total share- holders' equity / (deficit)

Balance May 25, 2004	-	-	-	-	-	-
Contribution share capital from founders	80,000,000	80,000	19	-	-	80,019
Currency translation adjustment	-	-	-	-	(77,082)	(77,082)
Net loss for the period	-	-	-	(601,032)	-	(601,032)
Balance December 31, 2004	80,000,000	80,000	19	(601,032)	(77,082)	(598,095)

Balance January 1, 2005	80,000,000	80,000	19	(601,032)	(77,082)	(598,095)
Currency translation adjustment	-	-	-		218,699	218,699
Net loss for the year	-	-	-	(1,993,932)	-	(1,993,932)
Balance December 31, 2005	80,000,000	80,000	19	(2,594,964)	141,617	(2,373,328)

Balance January 1, 2006	80,000,000	80,000	19	(2,594,964)	141,617	(2,373,328)
Forgiveness of debt by major shareholder	-	-	1,466,052	-	-	1,466,052
Currency translation adjustment	-	-	-	-	(88,153)	(88,153)
Net income for the year	-	-	-	1,516,004	-	1,516,004
Balance December 31, 2006	80,000,000	80,000	1,466,071	(1,078,960)	53,464	520,575

Balance January 1, 2007	80,000,000	80,000	1,466,071	(1,078,960)	53,464	520,575
Recapitalization transaction	20,110,400	20,110	(356,732)	-	-	(336,622)
Stock-based compensation	880,000	880	7,244,409	-	-	7,245,289
Private placement of Units, issued for cash	10,330,152	10,330	9,675,667	-	-	9,685,997
Private placement of Units	10,709	11	(11)	-	-	-
Private placement of Units, issued for cash	825,227	825	3,521,232	-	-	3,522,057
Currency translation adjustment	-	-	-	-	3,069	3,069
Net loss for the year	-	-	-	(12,825,496)	-	(12,825,496)
Balance December 31, 2007	112,156,488	112,156	21,550,636	(13,904,456)	56,533	7,814,870

Balance January 1, 2008	112,156,488	112,156	21,550,636	(13,904,456)	56,533	7,814,870
Stock-based compensation	2,895,245	2,895	9,787,978	-	-	9,790,874
Private placement of Units, issued for cash	4,000,000	4,000	1,845,429	-	-	1,849,429
Issuance of warrants	-	-	10,110,346	-	-	10,110,346
Beneficial Conversion Feature	-	-	557,989	-	-	557,989
Currency translation adjustment	-	-	-	-	(13,212)	(13,212)
Net loss for the period	-	-	-	(30,296,106)	-	(30,296,106)
Balance December 31, 2008	119,051,733	119,052	43,852,378	(44,200,563)	43,322	(185,811)

Balance January 1, 2009	119,051,733	119,052	43,852,378	(44,200,563)	43,322	(185,811)
Adoption of ASC 815-40	-	-	(9,679,775)	9,086,971	-	(592,804)
Reclassification warrants	-	-	10,883,811	-	-	10,883,811
Stock-based compensation	-	-	4,475,953	-	-	4,475,953
Currency translation adjustment	-	-	-	-	7,679	7,679
Net loss for the year	-	-	-	(21,618,015)	-	(21,618,015)
Balance December 31, 2009	119,051,733	119,052	49,532,367	(56,731,607)	51,001	(7,029,187)

Balance January 1, 2010	119,051,733	119,052	49,532,367	(56,731,607)	51,001	(7,029,187)
Exercise of warrants	3,832,133	3,832	2,257,127	-	-	2,260,959
FV adjustment of exercised warrants	-	-	72,643	-	-	72,643
Reclassification warrants	-	-	77,439	-	-	77,439
Stock-based compensation	100,000	100	2,996,496	-	-	2,996,596
Redeemable shares	-	-	(5,516,547)	-	-	(5,516,547)
Currency translation adjustment	-	-	-	-	-	-
Net income for the period	-	-	-	65,530,401	-	65,530,401
Balance September 30, 2010	122,983,866	122,984	49,419,525	8,798,794	51,001	58,392,304

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

1. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of Manas Petroleum Corporation (“Manas” or the “Company”) and its subsidiaries (“Group”) for the three and nine-month period ended September 30, 2010 have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto, included in the Group’s Annual Report on Form 10-K for the year ended December 31, 2009.

In terms of the oil and gas industry lifecycle, the Company considers itself to be an exploration stage company. Since it has not realized any revenues from its planned principal operations, the Company presents its financial statements in conformity with accounting principles generally accepted in the United States of America (US GAAP) that apply in establishing operating enterprises, i.e. exploration stage companies. As an exploration stage enterprise, the Company discloses the deficit accumulated during the exploration stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

The Company, formerly known as Express Systems Corporation, was incorporated in the State of Nevada on July 9, 1988

On April 10, 2007, the Company completed the Exchange Transaction whereby it acquired its then sole subsidiary DWM Petroleum AG, Baar (“DWM”) pursuant to an exchange agreement signed in November 2006 whereby 100% of the shares of DWM were exchanged for 80,000,000 common shares of the Company. As part of the closing of this exchange transaction, the Company issued 800,000 shares as finders’ fees at the closing price of $3.20.

The acquisition of DWM has been accounted for as a merger of a private operating company into a non-operating public shell. Consequently, the Company is the continuing legal registrant for regulatory purposes and DWM is treated as the continuing accounting acquirer for accounting and reporting purposes. The assets and liabilities of DWM remained at historic cost. Under US GAAP in transactions involving the merger of a private operating company into a non-operating public shell, the transaction is equivalent to the issuance of stock by DWM for the net monetary assets of the Company, accompanied by a recapitalization. The accounting is identical to a reverse acquisition, except that no goodwill or other intangibles are recorded.

On February 12, 2010 we signed a formal purchase agreement with WWI Resources Ltd. At closing, on February 24, 2010, WWI Resources Ltd. changed its name to Petromanas Energy Inc. (“Petromanas”, TSX-V: PMI). With the closing, DWM completed the sale of all of the issued and outstanding shares of Manas Adriatic GmbH (“Manas Adriatic”) to Petromanas. Manas Adriatic is the owner of three on-shore oil and gas production sharing contracts containing six licenses located in Albania. As consideration for these shares, DWM received CAD$2,000,000 ($1,937,396) in cash on March 3, 2010, $350,000 on May 17, 2010 for compensation of operational expenses in Albania for January and February 2010 and 100,000,000 Petromanas common shares, in addition to the $917,723 advanced from Petromanas in December 2009. Pursuant to the purchase agreement, DWM Petroleum is entitled to receive an aggregate of up to an additional 150,000,000 Petromanas common shares as follows:

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

-	100,000,000 Petromanas common shares upon completion of the first well on the Albanian project by Manas Adriatic, or on the date that is 16 months after the Closing Date, whichever occurs first;

-

25,000,000 Petromanas common shares if, on or before the tenth anniversary of the Closing Date, Manas Adriatic receives a report prepared pursuant to Canada’s National Instrument 51-101, Standards of Disclosure for Oil and Gas Activities, confirming that the Albanian project has 2P reserves of not less than 50,000,000 barrels of oil (BOE); and

-

if, on or before the tenth anniversary of the Closing Date, Manas Adriatic receives a report prepared pursuant to Canada’s National Instrument 51-101, Standards of Disclosure for Oil and Gas Activities, confirming that the Albanian project has 2P reserves in excess of 50,000,000 BOEs, then for each 50,000,000 BOEs over and above 50,000,000 BOEs, Petromanas will be required to issue 500,000 Petromanas common shares to DWM Petroleum to a maximum of 25,000,000 Petromanas common shares.

In addition, at closing Petromanas funded Manas Adriatic with $8,500,000 to be used by Manas Adriatic to repay advances made by DWM and its predecessors in respect of the Albanian project. The proceeds from this repayment by Manas Adriatic GmbH to DWM Petroleum AG have been used by our company to repay all of our debt securities prior to maturity.

On May 25, 2010, Petromanas issued to DWM Petroleum AG pursuant to the amended share purchase agreement an additional 100,000,000 Petromanas common shares. DWM now has ownership and control over 200,000,000 Petromanas common shares and the right to acquire a further 50,000,000 common shares of Petromanas according to the conditions described above. The 200,000,000 common shares represent 32.29% of the issued and outstanding common shares of Petromanas.

The Group follows a strategy focused on the exploration and development of oil and gas resources in Central and East Asia (Kyrgyz Republic, Republic of Tajikistan and Republic of Mongolia) and in the Balkan Region (participation in Petromanas Energy Inc. with activities in Albania).

2. GOING CONCERN

The condensed consolidated financial statements have been prepared on the assumption that the Group will continue as a going concern.

Our cash balance as of September 30, 2010 was $3,318,465.

In addition to our cash balance, of the 200,000,000 common shares of Petromanas held by the Group, 25,000,000 were freely tradable as of September 30, 2010. The quoted market price of Petromanas shares on September 30, 2010 was CAD 0.35. Hence, the market value of the freely tradable shares was over $8,000,000.

Based on our business plan for the next 12 months, we will need $8,280,000 to fund our operations.

Given our net working capital plus our freely tradable shares of Petromanas, we do not expect to need additional funding from external sources to cover our monthly burn rate of approximately $265,000 and minimum commitments before October 2011.

In order to continue to implement the geological work program for our projects particularly in Central and East Asia and to finance continuing operations, the Group will require further funds. We expect these funds will be raised through additional equity and/or debt financing. If we are not able to raise the required funds, we would consider farming-out projects in order to reduce our financial commitments. Any additional equity financing may be dilutive to shareholders, and debt financing, if available, will increase expenses and may involve restrictive covenants. The Company will be required to raise additional capital on terms which are uncertain, especially under the current capital market conditions. Under these circumstances, if the Company is unable to obtain capital or is required to raise it on undesirable terms, it may have a material adverse effect on the Company’s financial condition.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

3. ACCOUNTING POLICIES

The Group’s condensed consolidated financial statements are prepared in accordance with US GAAP. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures, if any, of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

The accompanying financial data as of September 30, 2010 and December 31, 2009 and for the three and nine-month periods ended September 30, 2010 and 2009 and for the period from inception, May 25, 2004, to September 30, 2010 has been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC).

The complete accounting policies followed by the Group are set forth in Note 3 to the audited consolidated financial statements contained in the Group’s Annual Report on Form 10-K for the year ended December 31, 2009.

In the opinion of management, all adjustments (which include normal recurring adjustments, except as disclosed herein) necessary to present a fair statement of financial position as of September 30, 2010 and December 31, 2009, results of operations for the three and nine-month period ended September 30, 2010 and 2009 and for the period from inception, May 25, 2004, to September 30, 2010, cash flows for the nine-month periods ended September 30, 2010 and 2009 and for the period from inception, May 25, 2004, to September 30, 2010 and statement of shareholders’ equity (deficit) for the period from inception, May 25, 2004, to September 30, 2010, as applicable, have been made. The results of operations for the three and nine-month period ended September 30, 2010 are not necessarily indicative of the operating results for the full fiscal year or any future periods.

4. RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, the FASB issued FASB ASC 810-10 (prior authoritative literature SFAS No. 167, “Amendments to FASB Interpretation (“FIN”) No. 46(R),”) which changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance. FASB ASC 810-10 will require a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009, and interim periods within those fiscal years. The Company adopted FASB ASC 810-10 as of January 1, 2010 and its application had no impact on the Company’s condensed consolidated financial statements.

In April 2010, the FASB issued ASU 2010-13, “Compensation – Stock Compensation (Topic 718) – Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades.” ASU 2010-13 provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The adoption of this standard will not have an effect on our results of operation or our financial position.

In January 2010, the FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements, which requires additional disclosures about the amounts of and reasons for significant transfers in and out of Level 1 and Level 2 fair value measurements. This standard also clarifies existing disclosure requirements related to the level of disaggregation of fair value measurements for each class of assets and liabilities and disclosures about inputs and valuation techniques used to measure fair value for both recurring and non-recurring Level 2 and Level 3 measurements. The Company included the required additional disclosure for Level 2 fair value measurements as of the first quarter of 2010.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

5. CASH AND CASH EQUIVALENTS

				USD (held
	USD (held	USD (held	USD (held	in other	USD TOTAL	USD TOTAL
	in USD)	in EUR)	in CHF)	currencies)	Sept 30, 2010	Dec 31, 2009
Bank and postal accounts	3'282'882	302	9'790	25'492	3'318'465	804'663
Cash and Cash Equivalents	3'282'882	302	9'790	25'492	3'318'465	804'663

Cash and cash equivalents are available at the Group’s own disposal, and there is no restriction or limitation on withdrawal and/or use of these funds. The Group’s cash equivalents are placed with high credit rated financial institutions. The carrying amount of these assets approximates their fair value.

6. TANGIBLE FIXED ASSETS

2010	Office Equipment	Vehicles	Leasehold	Total
	& Furniture		Improvements
	USD	USD	USD	USD
Cost at January 1	144'196	127'379	47'375	318'950
Additions	1'182	-	-	1'182
Deconsolidation of Manas Adriatic	(27'526)	(37'879)	-	(65'405)
Cost at September 30	117'852	89'500	47'375	254'727

Accumulated depreciation at January 1	(68'088)	(53'077)	(19'593)	(140'758)
Depreciation	(18'574)	(17'308)	(7'107)	(42'989)
Deconsolidation of Manas Adriatic	16'768	12'291	-	29'059
Accumulated depreciation at September 30	(69'894)	(58'094)	(26'700)	(154'689)

Net book value at September 30	47'958	31'406	20'675	100'038

Depreciation expense for the nine-month period ended September 30, 2010 and 2009 was $42,989 and $76,839, respectively. Depreciation expense for the three-month period ended September 2010 and 2009 was $13,585 and $14,780, respectively.

7. STOCK COMPENSATION PROGRAM

On May 1, 2007 the Board of Directors approved the granting of stock options according to a Nonqualified Stock Option Plan. This stock option plan has the purpose (a) to ensure the retention of the services of existing executive personnel, key employees, and Directors of the Company or its affiliates; (b) to attract and retain competent new executive personnel, key employees, consultants and Directors; (c) to provide incentive to all such personnel, employees, consultants and Directors to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company; and (d) allowing vendors, service providers, consultants, business associates, strategic partners, and others, with or that the Board of Directors anticipates will have an important business relationship with the Company or its affiliates, the opportunity to participate in the ownership of the Company and thereby to have an interest in the success and increased value of the Company.

This plan constitutes a single “omnibus” plan, the Nonqualified Stock Option Plan (“NQSO Plan”) which provides grants of nonqualified stock options (“NQSOs”). The maximum number of shares of common stock that may be purchased under the plan is 20,000,000.

On February 24, 2010, we re-priced an aggregate of 4,350,000 stock options originally granted to three of our directors and/or officers on May 2, 2007 from an original exercise price of $4.00 to $0.70. We also re-priced 400,000 stock options granted to one of our directors and officers on June 25, 2007 from an original exercise price of $5.50 to $0.70.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

On February 24, 2010, we granted stock options to a director of one of our subsidiaries to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.70 per share for a term expiring February 22, 2015. The options vest in 12 quarterly instalment, subject to proration to account for any partial calendar quarter at the beginning of the vesting period, with the first instalment to vest on the first day of the first full calendar quarter after the date of the optionee’s stock option agreement, and with each subsequent instalment to vest on the first day of each calendar quarter thereafter. The grant is subject to the execution of stock option agreements by the optionees and the terms of our 2008 stock option plan.

On June 2, 2010 we granted stock options to a consultant to purchase an aggregate of 150,000 shares of our common stock at an exercise price of $ 0.80 per share for a term expiring June 2, 2013. The options vest in 12 quarterly instalments, subject to proration to account for any partial calendar quarter after the date of the optionee’s stock option agreement, and with each subsequent instalment to vest on the first day of each calendar quarter thereafter. On July 21, 2010, the consultant ceased to act as a consultant of the company, his options were cancelled and we issued 150,000 warrants with the same terms instead.

On September 14, 2010 we granted to one of our employees according to an employment agreement dated May 1, 2010 100,000 vested shares of our common stock, which are subject to a hold period until May 1, 2011. On the first day of anniversary date beginning with May 1, 2011, he is to receive an additional 100,000 vested shares of our common stock until 2014. On May 1, 2015, he is to receive 200,000 vested shares of our common stock. All granted shares are subject to one-year hold period from the date of each grant.

As of September 16, 2010, we granted stock options to a director to purchase 500,000 shares of our common stock at an exercise price of $0.52 per share and 500,000 shares of our common stock at an exercise price of $0.65 per share until September 16, 2020. The options vest in 12 quarterly instalments, subject to proration to account for any partial calendar quarter after the date of the optionee’s stock option agreement, and with each subsequent instalment to vest on the first day of each calendar quarter thereafter.

On September 16, 2010 the term of a director elapsed. His non-vested options forfeited with that date and his vested options (i.e. 923,356 options with an exercise price of $0.26 and 400,000 options with an exercise price of $0.70) remain exercisable for 90 days and expire on December 16, 2010.

The fair value of all of the options granted during the three and nine-month periods ended September 30, 2010 and September 30, 2009 was determined using the Black-Scholes option pricing model applying the weighted average assumptions noted in the following table:

	Nine months period ended		Three months period ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Expected dividend yield	0%	0%	0%	0%
Expected volatility	89%	87%	85%	75%
Risk-free interest rate	1.735%	1.463%	1.825%	2.750%
Expected term (in years)	4.59	3.1	6	6

The expected volatility is based on a peer group of companies in a similar or the same industry, and with which the Company is of a comparable size and life cycle stage, for a period equal to the expected term of the options. During the nine-month periods ended September 30, 2010 and 2009, the weighted average fair value of options granted was $0.48 and $0.16 at the grant date, respectively.

The following table summarizes the Company’s stock option activity for the nine-month period ended September 30, 2010:

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

			Weighted-
			average
		Weighted-	remaining
		average	contractual	Aggregate
	Shares under	exercise	term	intrinsic
Options	option	price	(years)	value
Outstanding at December 31, 2009	10'150'000	2.12
Cancellation (repricing)	(4'750'000)	4.13
Re-granted (repricing)	4'750'000	0.70
Granted	2'150'000	0.65
Reclassified as warrants	(150'000)	0.80
Exercised	0
Forfeited or expired	(1'076'645)	0.26
Outstanding at September 30, 2010	11'073'355	0.53	4.92	1'291'000
Exercisable at September 30, 2010	7'403'104	0.58	3.72	598'117

For the nine-month periods ended September 30, 2010 and 2009, the Company recorded a total charge of $2,996,596 and $3,604,815 respectively, with respect to equity awards granted under the stock compensation and stock option plans. For the nine-month period ended September 30, 2010 $2,740,137 and $256,459 were recorded in personnel costs and consulting fees, respectively. In personnel cost included was $1,544,006 related to the incremental fair value of the vested options due to the re-pricing on February 24, 2010. During the comparable period in 2009 stock based compensation expenses of $3,532,685 were recorded in personnel costs and $72,130 in consulting fees.

For the three-month period ended September 30, 2010 the Company recorded a total charge of $124,067 with respect to equity awards granted under the stock compensation and stock option plans, of which $74,481 was recorded in personnel and $49,586 in consulting fees. For the three-month period ended September 30, 2009 the Company recorded a total charge of $804,310 with respect to equity awards granted under the stock compensation and stock option plans, of which $784,453 was recorded in personnel and $19,857 in consulting fees.

A summary of the status of the Company’s non-vested options as of September 30, 2010 and changes during the period is presented below:

		Weighted-average
Nonvested options	Shares under option	grant date fair value
Nonvested at December 31, 2009	4'838'097	0.35
Granted	2'150'000	0.48
Vested	(2'097'391)	0.65
Reclassified as warrants	(143'810)	0.14
Forfeited	(1'076'645)	0.37
Nonvested at September 30, 2010	3'670'251	0.32

A summary of the status of the Company’s share grants as of September 30, 2010 and changes during the period is presented below:

		Weighted-average grant date
Nonvested shares	Shares	fair value
Nonvested at December 31, 2009	-	-
Granted	700,000	0.36
Vested	(100,000)	0.36
Forfeited	-	-
Nonvested at September 30, 2010	600,000	0.36

As of September 30, 2010, there was $1,401,231 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plans. That cost is expected to be recognized over a weighted-average period of 2.74 years.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

8. DEBENTURE

On April 30, 2008, the Company successfully negotiated a mezzanine tranche of bridge financing and raised $4,000,000 through the issuance of 4,000 debenture notes (Debentures) of $1,000 each and 1,000,000 detachable warrants. The warrants are exercisable to purchase the Company’s unregistered common shares at $2.10 per share and will expire on April 30, 2010. The net proceeds after paying a finder’s fee were $3,790,000. The Debentures bear an interest of 8% per annum payable twice a year (June and December) and are due and payable in full two years from the date of issuance (April 30, 2010). The Debentures can be prepaid along with any unpaid interest at the Company’s request without prepayment premium or penalty. The Debentures can be converted into unregistered common shares at any time on demand of the holder at a conversion price based upon the average price of the 20 days trading price prior to conversion. The conversion price of 2,000 of the Debentures is subject to a floor of $1.00 per share. Interest can be paid in the equivalent amount of unregistered common shares of the Company. If the Company issues shares for proceeds in excess of $40,000,000, then up to 50% of the proceeds are required to be used to pay down the Debentures.

The aggregate proceeds received have been allocated between the detachable warrants and the Debentures on a relative fair value basis. Accordingly, $240,000 was credited to additional paid in capital with respect to the warrants.

At the date of issuance the conversion price determined in accordance with the Debenture agreement was less than the actual share price on the issuance date. This resulted in a beneficial conversion feature of $557,989, which has been amortized using the effective interest rate method and recorded as part of interest expense over the term of the Debenture.

Debt issuance costs of $210,000 were incurred and will be amortized over the term of the Debentures using the effective interest rate method.

On March 9, 2010, we have prior to its maturity fully repaid the principal and interest accrued.

For the nine month period ended September 30, 2010 we had interest expense on debentures of $78,974 and $326,609 for the comparable period in the previous year. For the three-month periods ended September 30, 2010 and 2009 we had interest expense of $0 and $108,801, respectively. At September 30, 2010 and December 31, 2009, the unamortized debt discount relating the Debentures amounted to $0 and $224,852, respectively. To account for the unamortized debt discount prevailing at the date of settlement we have recorded a loss on extinguishment of debenture of $33,847.

9. WARRANTS

In April 2008, the FASB issued FASB ASC 815-40 (Prior authoritative literature: Emerging Issues Task Force (“EITF”) 07-05, “Determining whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-05”)). FASB ASC 815-40 provides guidance on determining what types of instruments or embedded features in an instrument held by a reporting entity can be considered indexed to its own stock for the purpose of evaluating the first criteria of the scope exception in FASB ASC 815-10-15-74 (Prior authoritative literature: SFAS 133, paragraph 11(a)). FASB ASC 815-40 is effective for financial statements issued for fiscal years beginning after December 15, 2008 (our fiscal year 2009). We adopted FASB ASC 815-40 on the first day of our fiscal year 2009. Based on our analysis we determined that 69,966,707 out of the 73,966,707 warrants outstanding are not considered indexed to the Company’s own stock under FASB ASC 815-40 as the respective agreements include reset features. Hence, we reclassified $592,804, comprising of an adjustment of $(9,679,775) to additional paid in capital and $9,086,971 to deficit accumulated during the exploration stage, from stockholders’ equity to a short-term liability upon adoption. Additionally, the fair value of the warrants subject to FASB ASC 815-40 is adjusted to fair market value at the end of each reporting period.

On April 10, 2009 17,526,881 Warrants from the Warrant A Equity Series granted on April 10, 2007 expired unexercised.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

On May 14, 2009 we asked each holder of the Warrants that had a price protection clause to agree to amend their Warrants to delete the price protection clause. As and when any of the holders of these Warrants agree to the proposed amendment, we will provide them with an amended Warrant certificate that shows the price protection clause as having been deleted. As of June 30, 2010, the following Warrant agreements have been amended and, in accordance with FASB ASC 815-40, needed to be reclassified as stockholder’s equity:

					Fair value at date
Warrant series - expired	# of Warrants	Strike price	Grant date	Expiry date	of reclassification
Brokerage Warrant PP # 2	139'958	0.59	July 31, 2007	July 31, 2009	$6'810
Warrant Equity PP2 31-07-2007	3'315'550	0.59	July 31, 2007	July 31, 2009	$199'582
Warrant B Equity PP1	30'598'840	0.59	April 10, 2007	April 10, 2010	$8'101'860
Brokerage Warrant PP # 1	5'880'044	0.59	April 10, 2007	April 10, 2010	$1'930'710
Debenture Warrants	3'114'408	0.59	April 30, 2008	April 30, 2010	$722'288
Total					$10'961'250

On July 31, 2009 7,692,798 Warrants from the Warrant Equity PP2 Series granted on July 31, 2007 expired unexercised.

On July 31, 2009 253,899 Warrants from the Brokerage Warrant PP2 Series granted on July 31, 2007 expired unexercised.

On April 10, 2010 2,357,556 Warrants from the Warrant B Equity PP1 Series granted on April 10, 2007 were exercised and 32,696,207 expired unexercised.

On April 10, 2010 89,831 Warrants from the Brokerage Warrant PP 1 Series granted on April 10, 2010 were exercised and 5,790,213 expired unexercised.

On April 30, 2010 1,384,746 Warrants from the Debenture Warrants Series granted on April 30, 2008 were exercised and 2,174,576 expired unexercised.

On September 1, 2010 4,000,000 Warrants from the Equity PP3 Series granted on September 1, 2008 expired unexercised.

On June 2, 2010, we granted a consultant, stock options to purchase an aggregate of 150,000 shares of our common stock at an exercise price of $0.80 per share for a term expiring June 2, 2013 in consideration for the consulting services provided by him. On July 21, 2010, the consultant ceased to act as a consultant of the company. His options were cancelled and we issued 150,000 warrants with the same terms instead.

As of September 30, 2010 and December 31, 2009, the Company had 150,000 respectively 48,343,129 warrants outstanding to purchase common stock.

The following table summarizes information about the Company’s warrants outstanding as of September 30, 2010:

Warrant series	# of Warrants	Strike price	Grant date	Expiry date
Grant	150'000	0.8	June 2, 2010	June 2, 2013
Total warrants outstanding	150'000

The following table summarizes the Company’s warrant activity for the nine-month period ended September 30, 2010:

				Weighted-average
Warrants	Classifed as liability	Classified as equity	# of warrants	exercise price
Outstanding at December 31, 2009	5'581'532	42'911'597	48'493'129	0.62
Reclassification upon amendment of warrant agreement	(681'695)	681'695	-	0.59
Granted	-	150'000	150'000	0.80
Exercised	(350'763)	(3'481'370)	(3'832'133)	0.59
Forfeited or expired	(4'549'074)	(40'111'922)	(44'660'996)	0.59
Outstanding at September 30, 2010	-	150'000	150'000	0.80

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

The fair value of liability classified warrants that were exercised during the three and nine-month periods ended September 30, 2010 of $72,643 was reclassified to additional paid-in capital.

In connection with the warrants granted on July 21, 2010 we expensed during the three-month period ended September 30, 2010 $39,839 as consultant expense (included in stock based compensation).

For the three-month periods ended September 30, 2010 and 2009 we recorded in warrants expense $0 and $2,809,589 respectively.

For the nine-month periods ended September 30, 2010 and 2009 we recorded in warrants expense $533,223 and $(10,592,637) respectively.

10. BANK OVERDRAFT/SHORT-TERM LOAN

On December 31, 2009, we had a bank overdraft of $196,828 which is due on demand and free of interest. On March 3, 2010, we have repaid the bank overdraft of $196,828.

On December 3, 2009, as part of ongoing negotiations on the sale of the Albanian assets, Petromanas advanced $917,698 to the Company, which is due on demand and free of interest. In case of a successful closing of the agreement to sell the asset, the amount is considered part of the purchase price consideration. On February 12, 2010 we signed a formal share purchase agreement with WWI Resources Ltd. At closing, WWI Resources changed its name to Petromanas Energy Inc. (“Petromanas”, TSXV: PMI). On February 24, 2010, we completed the sale of all of the issued and outstanding shares of Manas Adriatic to Petromanas. As a result of this transaction, the advanced $917,698 was deemed part of the consideration and was recorded as a gain on sale on the income statement.

As of September 30, 2010, we had no outstanding Bank Overdraft/Short-Term Loans.

11. CONTINGENTLY CONVERTIBLE LOAN

On August 18, 2008, the Company issued contingently convertible loans (the “Loans”) with a principal amount of $2,000,000 and disposed of 8% of its interest in its operations in Mongolia related to Blocks 13 and 14 for aggregate proceeds of $2,000,000. The net proceeds after paying finder’s fee were $1,860,000. The Company is responsible for the Loan holder’s share of the exploration costs attributable to Blocks 13 and 14 through phases 1, 2 and 3, hereinafter referred to as the Participation Liability.

The Company has allocated part of the gross proceeds to a Participation Liability for the exploration costs related to the 8% interest in Blocks 13 and 14 in Mongolia provided to the unit holder. The Company has estimated that there is a range of costs that could be incurred through exploration phases 1, 2 and 3. The total minimum estimated spends for phase 1, the only phase that is currently probable, is $4,000,000 and therefore, a Participation Liability of $320,000 has been recorded. This liability was reduced as expenses incurred and amounted to $0 as of December 31, 2009.

The Loans carry an interest rate of 8% per annum and all principal and accrued interest is payable in full two years from the date of issuance (August 18, 2010). The Loans are secured by the Group’s assets in the Kyrgyz Republic.

The principal and any accrued but unpaid interest on the Loans are convertible, in whole or in part, at the option of the holders if the Group conducts a public offering at the prevailing market price. The loan was accounted for as a liability in accordance with FASB ASC 480-10-25 (Prior authoritative literature: FAS150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”). Because the financial instrument embodies a conditional obligation that the Company must or may settle by issuing a variable number of equity shares and the monetary value of the obligation is based on a fixed monetary amount known at inception.

The initial carrying amount of the Loans of $1,680,000 will be accreted to the redemption amount of $2,000,000 over the term of the loans using the effective interest method.

On March 9, 2010, we have prior to its maturity fully repaid the principal and interest accrued.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

For the nine month period ended September 30, 2010 we had interest expense on contingently convertible loan of $29,893 compared to $105,933 for the comparable previous year period. For the three-month periods ended September 30, 2010 and 2009 we had interest expense on contingently convertible loan of $0 and $40,013, respectively. At September 30, 2010 and December 31, 2009, the unamortized debt discount relating the contingently convertible loan amounted to $0 and $113,095, respectively. To account for the unamortized debt discount we have recorded for the nine-month period ended September 30, 2010 $83,202 and $0 for the comparable period of the previous year, respectively in loss on extinguishment of contingently convertible loan.

12. PROMISSORY NOTE

On December 5, 2008, the Company borrowed $540,646 from four Directors at no discount to the principal amount by selling promissory notes to shareholders (“Shareholder Notes”). The parties agreed that no interest shall accrue on the Shareholder Notes unless the Company breaches the repayment schedule. The repayment of the principal amount of the Shareholder Notes has to occur if the Company raises greater than $1,000,000 in financing or 90 days after written demand for repayment by the Shareholder Notes holder, whichever is first. The Company may also repay any or all principal amount of the Shareholder Notes at any time without notice, bonus or penalty. In the event that the Company fails to make a payment when it is due, the Company will pay interest on the outstanding principal amount of the Shareholder Notes at the rate of 12% per annum until the Shareholder Notes are paid in full. On May 1, 2009, the Company received $1,000,000 in financing. Therefore, as the payment falls due immediately, but so far has not been paid yet, interest is being accrued.

On March 9, 2010, we have fully repaid the principal of $540,646 and a total interest accrued of $54,568.

For the nine-month periods ended September 30, 2010 and 2009, we recorded $11,198 and $27,017 interest expense.

13. SALE OF MANAS ADRIATIC

On February 12, 2010 we signed a formal share purchase agreement with WWI Resources Ltd. At closing, WWI Resources Ltd. changed its name to Petromanas Energy Inc. (“Petromanas”, TSXV: PMI). On February 24, 2010, we completed the sale of all of the issued and outstanding shares of Manas Adriatic to Petromanas.

As consideration for these shares, DWM Petroleum received CAD$2,000,000 ($1,937,396) in cash on March 3, 2010, $350,000 on May 17, 2010 for compensation of operational expenses in Albania for January and February 2010 and 100,000,000 Petromanas common shares in addition to the $917,723 advanced from Petromanas in December 2009. Pursuant to the purchase agreement, DWM Petroleum is entitled to receive an aggregate of up to an additional 150,000,000 Petromanas common shares as follows:

  100,000,000 Petromanas common shares upon completion of the first well on the Albanian project by Manas Adriatic, or on the date that is 16 months after the Closing Date, whichever occurs first;

  25,000,000 Petromanas common shares if, on or before the tenth anniversary of the Closing Date, Manas Adriatic receives a report prepared pursuant to Canada’s National Instrument 51-101, Standards of Disclosure for Oil and Gas Activities, confirming that the Albanian project has 2P reserves of not less than 50,000,000 barrels of oil (BOE); and

  if, on or before the tenth anniversary of the Closing Date, Manas Adriatic receives a report prepared pursuant to Canada’s National Instrument 51-101, Standards of Disclosure for Oil and Gas Activities, confirming that the Albanian project has 2P reserves in excess of 50,000,000 BOEs, then for each 50,000,000 BOEs over and above 50,000,000 BOEs, Petromanas will be required to issue 500,000 Petromanas common shares to DWM Petroleum to a maximum of 25,000,000 Petromanas common shares.

In addition, at closing Petromanas funded Manas Adriatic with $8,500,000 to be used by Manas Adriatic to repay advances made by DWM Petroleum and its predecessors in respect of the Albanian project.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

At closing, Petromanas appointed to its six member board of directors three directors nominated by our company (Michael J. Velletta, Heinz Scholz and Peter-Mark Vogel). In addition, and also at closing, the board of directors of Petromanas appointed Erik Herlyn (our Chief Executive Officer) and Ari Muljana (our Chief Financial Officer) as the Chief Executive Officer and Chief Financial Officer, respectively, of Petromanas.

Contemporaneously with the completion of its purchase of Manas Adriatic, Petromanas completed a private placement offering in which it sold 100,000,000 of its common shares for gross proceeds of CAD $25,000,000 (approximately $24,518,000). After adjustment for the 100,000,000 common shares issued to DWM Petroleum at the completion of the sale of Manas Adriatic and the 100,000,000 common shares issued in this private placement, Petromanas had 328,231,466 common shares issued and outstanding, of which DWM Petroleum owns 100,000,000, or approximately 30.47% .

We have analyzed whether we have obtained control over Petromanas by considering undiluted and diluted voting interests, board members, executive officers, terms of the exchange of equity interest and the relative size of Petromanas and Manas Adriatic. Based on this analysis we concluded that:

  Manas Petroleum Corporation does not have majority voting interest in Petromanas. DWM, a wholly- owned subsidiary of Manas Petroleum Corporation, holds 100,000,000 outstanding shares of Petromanas, and another 100,000,000 shares are issuable at the earlier of 16 months or the completion of the drilling of the first well in Albania, i.e. DWM holds 30.47% or 46.70% of Petromanas. We also determined that Manas shareholders do not represent the majority shareholders.

  Manas Petroleum Corporation does not have a majority in the Board, nor does it have the ability to appoint, elect or remove a Director.

  Two out of three executive officers are current officers of Manas, which due to conflicts of interest are subject to change in near future.

  Regarding the terms of the exchange of equity interests we concluded that no assessment can be made concerning whether or not a significant premium was paid by either party.

  Regarding the relative size of Petromanas and Manas Adriatic, we concluded that both entities are small and have not yet generated any revenue and that neither one of the entities is significantly larger than the other.

Based on the above, Manas Petroleum Corporation did not obtain control over Petromanas.

The transaction therefore is accounted for in accordance with ASC 810-10-40, which results in a de-recognition of the subsidiary Manas Adriatic GmbH in exchange for cash received, liabilities assumed and 200,000,000 of Petromanas common shares issued.

The shares of Petromanas are traded on the TSX-V, which we deem an active market and we therefore believe that the quoted market price of the Petromanas share (PMI.V) is generally a readily determinable fair value and it can be taken as a basis for the calculation of the fair value.

We reached this conclusion based on an assessment on the following criteria:

-	The shares are traded in a foreign market of breadth and scope comparable to the OTCBB, which according to ASC 820 provides readily determinable fair value for equity securities;

-	Bid/ask-spreads are narrow; and

-	Trading activity is regular and frequent.

Since the shares are held in escrow and are subject to an escrow release schedule, we deem the shares as a Level 2 input for the calculation of the fair value in accordance with ASC 820 (Fair value measurements and disclosures). We apply an annual discount rate of 12% on the quoted market price based on the time before the shares become freely tradable. The discount rate is an estimate of the cost of capital, based on previous long-term debt the company has issued.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

Release Dates	Percentage of Total Escrowed Securities to be Released
At the time of the Final Exchange Bulletin	10% of the escrow securities
6 months from the Final Exchange Bulletin	15% of the escrow securities
12 months from the Final Exchange Bulletin	15% of the escrow securities
18 months from the Final Exchange Bulletin	15% of the escrow securities
24 months from the Final Exchange Bulletin	15% of the escrow securities
30 months from the Final Exchange Bulletin	15% of the escrow securities
36 months from the Final Exchange Bulletin	15% of the escrow securities

Each escrowed and issued share entitles Manas Petroleum Corporation to exercise voting rights and each escrowed and issued share corresponds to one vote.

Of the 200,000,000 common shares of Petromanas held by the Group, 25,000,000 were freely tradable as of September 30, 2010. The market value of these freely tradable shares was over $8,000,000.

The 50,000,000 additional Petromanas common shares which are issuable upon achievement of certain conditions (see above (i) and (ii)) will be accounted for in accordance with ASC 450 (Contingencies). These are contingent and will only be recognized when realized.

A gain on sale of asset is recognized on the statement of operations under non-operating income and is calculated according to ASC 810-10-40 as the difference between the fair value of the consideration received and the carrying amount of Manas Adriatic GmbH’s assets and liabilities resulting in a gain on sale of subsidiary:

USD
Cash	CAD$2,000,000	$1’937’396
Cash Advance Payment		$917’698
Cash Receipton May 17,2010	compensation for operational expenses for January and February in Albania to be borne by Petromanas	$350’000
100,000,000 WWI Resources common shares received on March 3, 2010	100,000,000 times quoted market price at February 25, 2010 of CAD$0.30 (dilution of issuable 100,000,000 shares below included) discounted by an effective discount of 16.23%*	CAD$0.30 x 100,000,000 (USD/CAD:0.94763 on Feb 25, 2010) on Feb 25, 2010) discounted by 16.23% $23’815’101
100,000,000 WWI Resources common shares that will be received the latest after 16 months after the Closing date and are not contingent	100,000,000 times quoted market price at February 25, 2010 of CAD$0.30 (dilution of issuable 100,000,000 shares included) discounted by an effective discount of 20.53%*	CAD$0.30 x 100,000,000 (USD/CAD:0.94763 on Feb 25, 2010) on Feb 25, 2010) discounted by 20.53% $22’591’720
50,000,000 WWI Resources common shares which are contingent.	These will be accounted for under ASC450 that is an acceptable approach under EITF09-4. As this is again contingency it will only be recorded when it can be realized.	$0
Push down of past exploration costs incurred as per agreement		$7’012’222

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

Forgiveness of IC payables	Total liabilities Manas Adriatic GmbH $(11,949,704) Assumed liabilities by Petromanas $8,500,000 $(3’449’704)
Net liabilities of Manas Adriatic GmbH as of 2/24/2010	$4’676’485
Gain on sale of subsidiary	$57’850’918

*The quoted market price on February 25, 2010 was CAD$0.39. In calculating the fair value per share we have taken into account the dilution effect of the additional 100,000,000 shares that are issuable 16 months after the closing date the latest. Furthermore, the shares are subject to an escrow agreement and their fair value was therefore discounted based on the escrow release schedule. The annual interest rate applied to discount the diluted quoted market price was 12% and represents cost of opportunity at which the Company may raise debt.

In the nine month period ended September 30, 2010, net cash proceeds from the sale of Manas Adriatic GmbH amounted to the total of CAD $2,000,000 ($1,937,396), $8,500,000 to be used by Manas Adriatic to repay advances made by DWM Petroleum and $350,000 for compensation of operational expenses in Albania for January and February 2010 reduced by $21,586, the cash owned by Manas Adriatic consolidated as of February 24, 2010.

14. INVESTMENT IN PETROMANAS

On February 12, 2010, our wholly-owned subsidiary DWM signed a formal Share Purchase Agreement and completed the sale of all of the issued and outstanding shares of Manas Adriatic to Petromanas Energy Inc. (“Petromanas”). As a result of this transaction, the Company owns 100,000,000 common shares of Petromanas, received on March 3, 2010, and another 100,000,000 common shares will be received upon completion of the first well on the Albanian project by Manas Adriatic, or on the date that is 16 months after the closing date of the transaction, whichever occurs first.

Pursuant to an Amending Agreement dated May 25, 2010, Petromanas has issued to DWM an additional 100,000,000 common shares. The shares are subject to a hold period expiring June 24, 2011 and bear a legend to that effect.

DWM now has ownership and control over 200,000,000 common shares of Petromanas and the right to acquire a further 50,000,000 common shares upon certain conditions. The 200,000,000 common shares represent 32.29% of the issued and outstanding common shares of Petromanas.

Refer to Note 13 for details on the initial measurement of the shares.

As of June 30, 2010, Petromanas had roughly $73 million (CAD $75,574,724) cash and cash equivalents available and approximately $73.5 million (CAD $76,146,695) working capital. Petromanas has sufficient cash to settle its outstanding liabilities and to complete its Albanian exploration and development programs. As of June 30, 2010, Petromanas had 618,131,466 common shares outstanding, of which 200,000,000 are owned by the Company. For details on Petromanas financial status please refer to www.sedar.com.

Due to timing differences in regulatory reporting we have elected the fair value option in accordance with ASC 820 for the subsequent measurement of the equity investment in Petromanas. The Petromanas financials as of September 30, 2010 are not readily available as of this balance sheet date and therefore the summarized financial information of the associate as required under APB18 is not disclosed herein. The shares of Petromanas are traded on the TSX-V, which we deem an active market and we therefore believe that the quoted market price of the Petromanas share (PMI.V) is generally a readily determinable fair value and it can be taken as a basis for the calculation of the fair value.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

Since the shares are held in escrow and are subject to a hold period of four and thirteen months, respectively and an escrow release schedule, we deem the shares a Level 2 input for the calculation of the fair value in accordance with ASC 820 (Fair value measurements and disclosures). We apply an annual discount rate of 12% on the quoted market price based on the time before the shares become freely tradable. The discount rate is an estimate of the cost of capital, based on previous long-term debt the company has issued.

The quoted market price of Petromanas on September 30, 2010 was CAD $0.35.

In order to calculate the fair value of our investment in Petromanas we have discounted the market price of the shares based on the escrow release schedule. The effective discount applied on the quoted market price of the restricted shares is 11.7% .

During the nine-month period ended September 30, 2010, we have recorded $13,635,119 unrealized gain on investment in Petromanas. During the three-month period ended September 30, 2010 we have recorded $10,700,583 unrealized gain on our investment in Petromanas.

15. RELATED PARTY DISCLOSURE

The consolidated financial statements include the financial statements of Manas Petroleum Corporation and the entities listed in the following table:

		Equity share	Equity share
Company	Country	Sep 30, 2010	Dec 31, 2009
DWM Petroleum AG, Baar (1)	Switzerland	100%	100%
Manas Petroleum AG, Baar (2)	Switzerland	100%	100%
Petromanas Energy Inc., Vancouver (3)	Canada	32.29%	n/a
CJSC South Petroleum Company, Jalalabat (4)	Kyrgyz Republic	25%	25%
CJSC Somon Oil Company, Dushanbe (5)	Rep of Tajikistan	90%	90%
Manas Petroleum of Chile Corporation, Victoria (6)	Canada	100%	100%
Manas Management Services Ltd., Nassau (7)	Bahamas	100%	100%
Manas Chile Energia Limitada, Santiago (8)	Chile	100%	100%
Gobi Energy Partners LLC, Ulaan Baator (9)	Mongolia	84%	84%
Manas Adriatic GmbH, Baar (10)	Switzerland	n/a	100%

(1)	Included Branch in Albania that was sold in February 2010
(2)	Founded in 2007
(3)	Petroleum Energy Inc. participation resulted from partial sale of Manas Adriatic GmbH; equity method investee that is not consolidated
(4)	CJSC South Petroleum Company was founded by DWM Petroleum AG; equity method investee that is not consolidated
(5)	CJSC Somon Oil Company was founded by DWM Petroleum AG
(6)	Founded in 2008
(7)	Founded in 2008
(8)	Manas Chile Energia Limitada was founded by Manas Management Services Ltd.; founded in 2008
(9)	Gobi Energy Partners LLC was founded in 2009 by DWM Petroleum AG (formerly Manas Gobi LLC)
(10)	Manas Adriatic GmbH was founded in 2009 by DWM Petroleum AG and sold in 2010.

Ownership and voting right percentages in the subsidiaries stated above are identical to the equity share.

The following table provides the total amount of transactions, which have been entered into with related parties for the relevant financial period:

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

Affiliates	nine months period ended		Three months period ended
	Sept 30, 2010	Sept 30, 2009	Sept 30, 2010	Sept 30, 2009
	USD	USD	USD	USD
Management services performed to Petromanas*	(145'662)	-	(65'281)	-

* Services invoiced or accrued and recorded as contra-expense in personnel cost and administrative cost

Board of directors	nine months period ended		Three months period ended
	Sept 30, 2010	Sept 30, 2009	Sept 30, 2010	Sept 30, 2009
	USD	USD	USD	USD
Payments to directors for office rent	18'000	30'923	6'000	6'000
Payments to related companies controlled by directors for rendered consulting services	214'714	262'700	80'307	72'000
Interest on Promissory notes from directors*	4'843	4'612	-	-
Interest on Promissory notes from former directors*	6'355	6'053	-	-

	As of Sept 30, 2010	As of Dec 31, 2009
	USD	USD
Promissory notes from directors*	-	233'812
Promissory notes from former directors*	-	306'834

* The promissory notes principal and accrued interest were repaid during the first quarter in 2010. No interest accrued prior to May 1, 2009.

16. COMMITMENTS & CONTINGENT LIABILITIES

Legal actions and claims (Kyrgyz Republic, Republic of Tajikistan, Chile and Albania)
In the ordinary course of business, the associates, subsidiaries or branches in the Kyrgyz Republic, Republic of Tajikistan, Mongolia and Chile may be subject to legal actions and complaints. Management believes that the ultimate liability, if any, arising from such actions or complaints will not have a material adverse effect on the financial condition or the results of future operations of the associates, subsidiaries or branches in the Kyrgyz Republic, Republic of Tajikistan, Mongolia and Chile.

During the initial phase of applying for our Chilean Exploration license, a joint bidding group was formed with Manas, IPR and Energy Focus. Each had a one-third interest. Of its own accord, Energy Focus left the bidding group. Energy Focus prepared a side letter, which was signed by Manas and IPR. By the terms of this side letter, Energy Focus was granted the option to rejoin the consortium under certain conditions.

Even though Energy Focus has been asked many times to join the group by contributing its prorated share of capital, they have failed to do so. Despite this, Energy Focus claims that they are entitled to participate in the consortium at any future time, not just under certain conditions. IPR and Manas disagree with this interpretation.

No litigation has been commenced as of September 30, 2010. Manas and IPR are firmly of the view that Energy Focus no longer has any right to join the consortium, as the previously agreed-upon conditions are no longer valid. While Energy Focus has not accepted this position, they have not commenced litigation.

Management regards the likelihood of a litigation as remote.

At September 30, 2010, there had been no legal actions against the associates, subsidiaries or branches in the Kyrgyz Republic, Republic of Tajikistan, Mongolia and Chile.

Management believes that the Group, including associates, subsidiaries or branches in the Kyrgyz Republic, Republic of Tajikistan, Mongolia and Chile are in substantial compliance with the tax laws affecting its operations. However, the risk remains that relevant authorities could take differing positions with regards to interpretative issues.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

17. PERSONNEL COSTS AND EMPLOYEE BENEFIT PLANS

Defined benefit plan
The Company maintains a Swiss defined benefit plan for 4 of its employees. The plan is part of an independent collective fund which provides pensions combined with life and disability insurance. The assets of the funded plan are held independently of the Company’s assets in a legally distinct and independent collective trust fund which serves various unrelated employers. The fund’s benefit obligations are fully reinsured by AXA Winterthur Insurance Company. The plan is valued by independent actuaries using the projected unit credit method. The liabilities correspond to the projected benefit obligations of which the discounted net present value is calculated based on years of employment, expected salary increases, and pension adjustments.

	Nine months period ended		Three months period ended
Pension expense	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
	USD	USD	USD	USD
Net service cost	3'001	21'939	1'000	7'313
Interest cost	5'060	14'064	1'687	4'688
Expected return on assets	(3'922)	(10'555)	(1'307)	(3'518)
Amortization of net (gain)/loss	-	-	-	-
Net periodic pension cost	4'139	25'448	1'380	8'483

During the nine-month periods ended September 30, 2010 and 2009 the Company made cash contributions of $55,021 and approximately $58,300, respectively to its defined benefit pension plan. The company does not expect to make any additional cash contributions to its defined benefit pension plans during the remainder of 2010.

18. FAIR VALUE MEASUREMENT

FASB ASC 820 (Prior authoritative literature: SFAS 157 Fair Value Measurements) establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. Financial assets and liabilities carried at fair value as of September 30, 2010 are classified in one of the three categories as follows:

	Level 1	Level 2	Level 3	Total

Assets
Investment Petromanas (Note 14)	$-	$60'041'939	$-	$60'041'939
Total Assets	$-	$60'041'939	$-	$60'041'939

The following table summarizes the changes in the fair value of the Company’s level 2 financial assets and liabilities for the period ending September 30, 2010:

Balance at January 1, 2010	-
Total gains (losses) realized and unrealized:
Included in earnings	13,635,118	2)
Included in other comprehensive income	-
Purchase, sale, or settlement	46,406,821	1)
Net transfer in / (out) of level 2	-
Balance at September 30, 2010	60,041.939

1)	Sale of Manas Adriatic GmbH (refer to Note 13)
2)	Recorded in change in fair value of investment in associate (refer to Note 14)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

The following table summarizes the changes in the fair value of the Company’s level 3 financial assets and liabilities for the period ending September 30, 2010:

Balance at January 1, 2010	683'305
Total gains (losses) realized and unrealized:
Included in earnings, as a part of change in fair value of warrants	(533'223)	1)
Included in other comprehensive income	-
Purchase, sale, or settlement	(72'643)	2)
Net transfer in / (out) of level 3	(77'439)	3)
Balance at September 30, 2010	-

1)	Recorded in Change in fair value of warrants.

2)	Recorded in additional paid-in capital due to warrant exercise

3)	Reclassification as equity instrument

19. EARNINGS PER SHARE

Basic earnings per share are calculated using the Company’s weighted-average outstanding common shares. When the effects are not anti-dilutive, diluted earnings per share is calculated using the weighted-average outstanding common shares, participating securities and the dilutive effect of all other stock-based compensation awards as determined under the treasury stock method.

A reconciliation of shares used in calculating basic and diluted earnings per share is presented in the table below:

	Nince months period ended		Three months period ended

	Sep 30, 2010	Sep 30, 2009	Sep 30, 2010	Sep 30, 2009
Basic weighted average shares outstanding	121,343,884	119,051,733	122,901,257	199,051,733
Effect of common stock equivalents*
- stock options and non-vested stock under employee compensation plans	3,385,991	-	2,777,292	2,190,706
- warrants	-	-	-	-
- contingently convertible loan	-	-	-	-
Diluted weighted average shares outstanding*	124,729,875	119,051,733	125,678,549	121,242,439

*For periods in which losses are presented, dilutive earnings per share calculations do not differ from basic earnings per share because the effects of any potential common stock equivalents are anti-dilutive and therefore not included in the calculation

20. SHARE PLACEMENT/PURCHASE AGREEMENT

On September 26, 2010, we entered into a share placement/purchase agreement with Alexander Becker, a holder of 14,144,993 shares of our common stock. Mr. Becker has expressed an interest in selling all of his shares of our common stock to a third party or back to our company. The share placement/purchase agreement provides that in the event any of Mr. Becker’s shares of our common stock are not placed with buyers within 6 months from September 26, 2010, we will be obligated to purchase such shares from Mr. Becker.

The purchase deadline is April 26, 2011 and it can be extended on mutual consent. The price of the shares is determined by the first offering. For free trading shares it is the average closing price of the last ten trading days prior to the closing minus a discount of 20 percent. For restricted shares it is the average closing price of the last ten trading days prior to the closing minus a discount of 25%.

As of September 30, 2010 we have calculated the exposure, i.e. the maximum cash obligation of the company according to ASC 480-10-S99 for all redeemable shares. The average closing price of the shares ten days prior to September 30, 2010 was $0.52. Due to the fact that the redeemable shares were restricted as of the balance sheet date, we have applied a discount of 25%. The following table shows the Company’s exposure:

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2010 and 2009

Maximum number of shares to be purchased as of Sep 30, 2010	14,144,993
Price per share on Sep 30, 2010	0.39
Exposure on September 30, 2010	5,516,547

The company recognizes changes in the redemption value immediately as they occur and adjusts the carrying value of the temporary equity to equal the redemption value at each reporting date.

The Company classified its redeemable shares according to ASC 480-10-S99 under Temporary Equity. The following table shows the development of Temporary Equity:

Temporary Equity	USD

Balance December 31, 2009	0
Redeemable shares	5,516,547

Balance September 30, 2010	5,516,547

21. SUBSEQUENT EVENT(S)

According to a share transfer agreement dated October 25, 2010 Mr. Becker sold 3,400,000 common shares at a price of $0.39 to a third party investor. Hence, our maximum obligation to repurchase shares from Mr. Becker has been reduced to 10,744,993 shares at a price of $0.39 on April 26, 2011 at the latest.

The company’s exposure after this transaction can be summarized as follows:

Maximum number of shares to be purchased as of Oct 25, 2010	10,744,933
Price per share to be paid on April 26, 2011	0.39
Exposure on October 25, 2010	4,190,547

On October 25, 2010 we formed Gobi Energy Partners GmbH as a wholly-owned subsidiary of DWM Petroleum AG to hold Gobi Energy Partners LLC. Currently, 26% of the beneficial title to Gobi Energy Partners GmbH is held in trust for others.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

CERTIFICATE OF MANAS PETROLEUM CORPORATION

DATE: January 31, 2011

This prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of every province of Canada except Québec.

/s/ Peter-Mark Vogel	/s/ Ari Muljana
Peter-Mark Vogel	Ari Muljana
President and Chief Executive Officer	Chief Financial Officer and Treasurer

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Heinz J. Scholz	/s/ Michael J. Velletta
Heinz J. Scholz	Michael J. Velletta
Chairman and Executive Director	Executive Director

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

CERTIFICATE OF THE AGENT

DATE: January 31, 2011

To the best of our knowledge, information and belief, this prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of every province of Canada except Québec.

RAYMOND JAMES LTD.

Per:	/s/ Gregg Delcourt
Name: Gregg Delcourt
Title: Managing Director

Minimum Offering: <> Shares
Maximum Offering: <> Shares

Manas Petroleum Corporation

Common Stock

_________________________________

Prospectus

_________________________________

<>, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholders will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the selling stockholders’ legal counsels applicable to the sale of their shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$4,005.45

Fees and expenses for qualification under Canadian securities laws	$16,000

Fees and expenses for qualification under state securities laws	$12,000

Fees and expenses for listing on TSX Venture Exchange	$46,000

Accounting fees and expenses	$60,000

Legal fees and expenses	$200,000

Printing and engraving expenses	$5,000

Transfer agent and registrar fees	$10,000

Miscellaneous expenses	$10,000

Total	$363,005.45

ITEM 14.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Our bylaws provide that we, to the maximum extent permitted by applicable law, have the power to indemnify each of our agents against expenses and have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

Under our bylaws, the term an “agent” includes any person who is or was a director, officer, employee or other agent of our company; or is or was serving at the request of our company as a director, officer, employee or agent of our company or another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of our company or of another enterprise at the request of such predecessor corporation. The term “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term “expenses” includes, without limitation, all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of our company.

ITEM 15.           RECENT SALES OF UNREGISTERED SECURITIES

On February 1, 2008, we granted 600,000 stock options to Thomas Flottmann, our former Chief Executive Officer, and 400,000 stock options to Rahul Sen Gupta, our former Chief Financial Officer. These options were to vest in 12 equal instalments beginning on the date of the grant and every three months thereafter. Each of these options is exercisable at $2.10, which was the closing price of our common stock on the Over-the-Counter Bulletin Board on February 1, 2008, the day that the options were granted. Neither of the persons receiving the options was a U.S person or resided in the United States. We issued these options in offshore transactions relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On April 30, 2008, we sold 4,000 units to four non-U.S. investors for aggregate proceeds of $4,000,000, or $1,000 per unit. Each unit consisted of one convertible debenture with a two-year term in the principal amount of $1,000 and 250 warrants. The units were issued in a private placement and, in issuing them, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S promulgated by the Securities and Exchange Commission thereunder.

The debentures carry a per annum interest rate of 8% payable semi-annually. Upon certain events, the debentures are convertible into shares of our common stock at a non-fixed rate. Each of these 1,000,000 warrants entitled the holder to purchase one share of our common stock for a price of $2.10 per share until April 30, 2010.

On March 3, 2008, we issued 1,369,893 shares of our common stock as bonus shares to our Albanian team. These shares were issued to non-U.S. persons relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S of the Securities Act of 1933.

On June 2, 2008, we issued 43,741 shares of our common stock to pay our interest on the debenture issued on April 30, 2008 at a cost of $57,479. These shares were issued to four non-US person relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S under the Securities Act of 1933.

On August 18, 2008, we issued convertible debentures with a two-year term for the aggregate principal amount of $2,000,000. The debentures carry a per annum interest rate of 8% payable annually on the first business day of December. In addition to the interest payable under the debentures, the debenture holders obtained 8% of our interest in Mongolia lots 13 and 14 without having to undertake any of the obligations of work programs connected to those lots. The principals and any accrued but unpaid interests on the debentures are convertible, in whole or in part, at the option of the debenture holders if we conduct a public offering. In the event of a conversion, the conversion price is to be the per share price in the public offering. The debentures are secured by our assets in the Kyrgyz Republic. The debentures were issued to four non-US persons relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S and/or Section 4(2) of the Securities Act of 1933.

On September 4, 2008, we sold 4,000,000 units to two U.S. investors for aggregate proceeds of $2,600,000, or $0.65 per unit. Each unit consisted of one share of our common stock, one warrant and an interest in rights granted to us by the Mineral Resources and Petroleum Authority of Mongolia with respect to certain production sharing contracts governing areas in Mongolia referred to as Sulinkheer 13 and Sulinkheer 14. The units were issued in a private placement and, in issuing them, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated by the Securities and Exchange Commission thereunder.

Each of the 4,000,000 unit warrants entitles the holder to purchase one additional share of our common stock for a price of $0.95 per share until September 4, 2010. We agreed to use our best efforts to file, on or before May 4, 2009, a registration statement with the Securities and Exchange Commission registering for resale (i) the unit shares and (ii) the shares that may be issued upon exercise of the warrants.

Each unit contained a 0.000002% interest in rights granted to us by the Mineral Resources and Petroleum Authority of Mongolia with respect to certain production sharing contracts, totaling 8% of our interests therein. If permitted by the production sharing contracts and Mongolian law, the holders of those interests may demand that these interests be transferred directly to the holders. We have agreed that the holders of these interests are not responsible for any costs associated with the projects being undertaken in connection with the production sharing agreements.

On October 21, 2008, we issued 1,160,000 shares of our common stock as bonus shares to employees, officers and a director. All of these shares were subject to a six month lock up, and all but 60,000 were subject to a 3% dribble out clause per quarter. The shares were issued to non-US persons relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S and/or Section 4(2) of the Securities Act of 1933.

On April 28, 2009, we granted stock options to an aggregate of three people, one of whom is an officer of our company, one is an employee of our company and one is an executive officer of a corporate consultant to our company, to purchase an aggregate of 4,400,000 shares of our common stock at an exercise price of $0.26 per share, for a term expiring April 28, 2012. The options will vest in 12 instalments every three months, with each instalment equal to 1/12th of the total number of options granted to the optionee. Each grant is subject to the execution of a stock option agreement by the grantee.

Two of the grantees are not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), and we issued 2,400,000 of these options to these two grantees in offshore transactions relying on the registration exemption provided by Regulation S and/or Section 4(2) of the Securities Act of 1933. The third grantee is a U.S. person and we issued the options to him relying on the registration exemption provided by Section 4(2) of the Securities Act of 1933.

On August 10, 2009, pursuant to the consulting agreement that we entered into with Richard Schenz and in return for acting as a member of our board of directors, we granted Dr. Schenz 500,000 stock options exercisable at $0.68 per share of common stock until November 21, 2018, and granted 500,000 stock options exercisable at $0.79 per share of common stock until November 21, 2018, vesting in 12 instalments, with the first instalment consisting of 46,196 shares, each of the second through the 11th instalment consisting of 83,334 shares and the 12th instalment consisting of 37,130 shares (with each instalment comprised of 50% $0.68 stock options and 50% $0.79 stock options). Dr. Schenz is not a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), and we issued these stock options to him in an offshore transaction relying on the registration exemption provided by Regulation S and/or Section 4(2) of the Securities Act of 1933.

On February 24, 2010, we granted stock options to a director of one of our subsidiaries to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.70 per share for a term expiring February 22, 2015. The options vest in 12 quarterly instalments, subject to proration to account for any partial calendar quarter at the beginning of the vesting period, with the first instalment to vest on the first day of the first full calendar quarter after the date of the optionee’s stock option agreement, and with each subsequent instalment to vest on the first day of each calendar quarter thereafter. The grant is subject to the execution of stock option agreements by the optionees and the terms of our 2008 stock option plan. All of the optionees are non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), and we issued all of these options in offshore transactions relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On March 31, 2010, we issued 150,000 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously. These shares were issued to a non-U.S. person relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S.

On April 1, 2010, we issued 677,966 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously. These shares were issued to a non-U.S. person relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S.

On April 6, 2010, we issued an aggregate of 291,763 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously. These shares were issued to two non-U.S. persons relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S.

On April 9, 2010, we issued an aggregate of 342,627 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously. These shares were issued to five non-U.S. persons relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S.

On April 10, 2010, we issued an aggregate of 985,031 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously. These shares were issued to ten non-U.S. persons relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S.

On April 26, 2010, we issued 1,334,746 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously. These shares were issued to one non-U.S. person relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S.

On April 30, 2010, we issued 50,000 shares of our common stock at an exercise price of $0.59 per share upon exercise of the warrants which we issued previously. These shares were issued to one non-U.S. person relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S.

On June 2, 2010, we granted a consultant stock options to purchase an aggregate of 150,000 shares of our common stock at an exercise price of $0.80 per share for a term expiring June 2, 2013 in consideration for the consulting services provided by him. The options vest in 12 quarterly instalments, subject to proration to account for any partial calendar quarter at the beginning of the vesting period, with the first instalment to vest on the first day of the first full calendar quarter after the date of his stock option agreement, and with each subsequent instalment to vest on the first day of each calendar quarter thereafter. We granted these stock options to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Section 4(2) of the Securities Act of 1933 and/or Rule 506 promulgated pursuant to the Securities Act of 1933.

On July 21, 2010 we cancelled stock options to purchase an aggregate of 150,000 shares of our common stock granted to a consultant on June 2, 2010 and issued warrants to purchase an aggregate of 150,000 shares of our common stock at an exercise price of $0.80 per share for a term expiring June 2, 2013 instead. The warrants vest in quarterly instalments equal to one-twelfth of the total number of warrants; subject, however, to proration to account for any partial calendar quarter at the beginning of the vesting period. The first instalment became exercisable on July 1, 2010 and each subsequent instalment becomes exercisable on the first day of each successive calendar quarter thereafter. We issued these warrants to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Section 4(2) of the Securities Act of 1933 and/or Rule 506 promulgated pursuant to the Securities Act of 1933.

We entered into the employment and non-competition agreement dated May 1, 2010 with one of our employees, pursuant to which we agreed, among other things, to grant certain shares of our common stock in consideration for his services. Upon commencement of the term of his employment on May 1, 2010, he was to receive 100,000 shares of our common stock. Thereafter, on the first day of anniversary date beginning with May 1, 2011, he is to receive an additional 100,000 shares of our common stock until 2014. On May 1, 2015, he is to receive 200,000 shares of our common stock. All granted shares are subject to one-year hold period from the date of each grant. We issued the initial 100,000 shares of our common stock as of September 14, 2010 and these initial shares are subject to a hold period until May 1, 2011. We have issued and intend to issue these shares to one non-U.S. person (as that term is defined in Regulation S promulgated under the Securities Act of 1933) in an offshore transaction relying on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933.

As of September 16, 2010, we granted Dr. Werner Ladwein, a director of our company, stock options to purchase 500,000 shares of our common stock at an exercise price of $0.52 per share and 500,000 shares of our common stock at an exercise price of $0.65 per share until September 16, 2020. The stock options vest in 12 quarterly instalments, subject to proration to account for any partial calendar quarter at the beginning of the vesting period, with the first instalment to vest on the first day of the first full calendar quarter after September 16, 2010, and with each subsequent instalment to vest on the first day of each calendar quarter thereafter. The grant is subject to the execution of a stock option agreement by Dr. Ladwein and us and the terms of our stock option plan. Dr. Ladwein is a non-U.S. person (as that term is defined in Regulation S promulgated under the Securities Act of 1933), and we granted these stock options in an offshore transaction relying on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933.

On December 6, 2010 we issued 2,000,000 shares of our common stock to a consultant in consideration for his consulting services. Half the shares are restricted from trading for 12 months, while the other half are restricted from trading for 24 months. We issued these shares to one U.S. person, who was an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933), and in issuing these shares to this consultant we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On December 7, 2010 we entered into a consulting agreement effective October 1, 2010 with a consultant to provide our company with business opportunities in petroleum exploration and development. We agreed to pay this consultant, among other things, an hourly fee of $150 per hour, payable 2/3 in cash and 1/3 in shares of our common stock. Pursuant to this consulting agreement, we issued an aggregate of 3,527 shares of our common stock to this consultant on December 9, 2010 (1,920 shares for the services performed during the month of October 2010 and 1,607 shares for the services performed during the month of November 2010). We issued these shares to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933.

On January 10, 2011, we issued 923,317 shares of our common stock at an exercise price of $0.26 per share upon exercise of the options which we granted previously. 250,000 of these shares are subject to a dribble-out clause, which allows a cumulative release of 3% of these shares (7,500 shares) every quarter. We issued these shares to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933.

On January 25, 2011, we issued 1,000 shares for the services performed during the month of December 2010 pursuant to a consulting agreement entered into on December 7, 2010 with a consultant to provide our company with business opportunities in petroleum exploration and development. We issued these shares to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933.

ITEM 16.           EXHIBITS

Exhibit
Number	Description

1.1**	Agency Agreement

3.1	Articles of Incorporation (incorporated by reference to an exhibit to our Registration Statement on Form SB-2 filed on July 14, 2003)

3.2

Certificate of Amendment to Articles of Incorporation of Express Systems Corporation filed on April 2, 2007 (changing name to Manas Petroleum Corporation) (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

3.3	Amended and Restated Bylaws (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 15, 2009)

4.1	Form of Debenture (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 16, 2008)

4.2	Form of Loan Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on August 25, 2008)

5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

10.1	Share Exchange Agreement, dated November 23, 2006 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.2	Farm-In Agreement, dated October 4, 2006 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.3

Letter Agreement – Phase 2 Work Period with Santos International Operations Pty. Ltd, dated July 28, 2008 (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on April 15, 2009)

10.4

Side Letter Agreement – Phase 1 Completion and Cash Instead of Shares with Santos International Holdings Pty Ltd., dated November 24, 2008 (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on April 15, 2009)

10.5	2007 Revised Omnibus Plan (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on April 15, 2009)

10.6	Promissory note issued to Heinz Scholz dated December 5, 2008 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.7	Promissory Note issued to Peter-Mark Vogel dated December 5, 2008 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.8	Promissory note issued to Alexander Becker dated December 5, 2008 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.9	Promissory note issued to Michael J. Velletta dated December 5, 2008 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.10	Consulting Frame Contract with Varuna AG dated February 1, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.11	Termination Agreement with Thomas Flottmann dated January 31, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.12

Amendment to the Notice with Terms and Condition for the Termination of Employment Agreement with Rahul Sen Gupta dated February 26, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.13	Amendment to the Termination Agreement with Rahul Sen Gupta dated March 31, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.14	Termination Agreement with Peter-Mark Vogel dated January 30, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.15	Consulting Frame Contract with Peter-Mark Vogel dated March 26, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.16

Production Sharing Contract for Contract Area Tsagaan Els-XIII between the Petroleum Authority of Mongolia and DWM Petroleum (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.17

Production Sharing Contract for Contract Area Zuunbayan-XIV between the Mineral Resources and Petroleum Authority of Mongolia and DWM Petroleum (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.18	Letter from AKBN regarding Production Sharing Contracts for Blocks A-B and D-E dated May 5, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.19	Employment Agreement between Ari Muljana and Manas Petroleum Corporation dated April 1, 2009 (incorporated by reference to an exhibit to our Registration Statement on Form S-1 filed on July 30, 2009)

10.20	Consultancy Agreement dated November 21, 2008 with Dr. Richard Schenz (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on August 13, 2009)

10.21

Letter of Intent with Petromanas Energy Inc. (formerly WWI Resources Ltd.) dated November 19, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q filed on November 23, 2009)

10.22

Share Purchase Agreement dated February 12, 2010 between Petromanas Energy Inc. (formerly WWI Resources Ltd.), DWM Petroleum AG and Petromanas Albania GmbH (formerly Manas Adriatic GmbH) (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on February 25, 2010)

10.23	Form of Stock Option Agreement (Investor Relations) (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on March 18, 2010)

10.24	Form of Stock Option Agreement (Non-Investor Relations) (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on March 18, 2010)

10.25	Agreement dated January 29, 2010 relating to the assignment of the interest in the Chilean project (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on March 18, 2010)

10.26	Termination Agreement dated July 31, 2010 with Erik Herlyn (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q filed on August 16, 2010)

10.27	Agreement between Gobi Energy Partners LLC and DQE International Tamsag (Mongol) LLC (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 7, 2010)

10.28	Appointment as Director dated September 16, 2010 by Dr. Werner Ladwein (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q filed on November 15, 2010)

10.29	Share Placement/Purchase Agreement dated September 26, 2010 with Alexander Becker (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q filed on November 15, 2010)

10.30	Employment and Non-Competition Agreement dated October 1, 2010 with Peter-Mark Vogel (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q filed on November 15, 2010)

10.31	Cooperation Agreement dated November 5, 2010 with Shunkhlai Group LLC (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on December 2, 2010)

21.1*	Subsidiaries of Manas Petroleum Corporation

23.1*	Consent of Deloitte AG

23.2*	Consent of BDO Visura International AG

23.3*	Consent of Clark Wilson LLP (included in Exhibit 5.1)

99.1*	Audit Committee Charter

*Filed herewith.
** To be filed by amendment.

ITEM 17.           UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

For the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned company or its securities provided by or on behalf of the undersigned registrant; and

4.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Baar, Switzerland on February 1, 2011.

Manas Petroleum Corporation

By:

/s/ Peter-Mark Vogel
Peter-Mark Vogel
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Peter-Mark Vogel
Peter-Mark Vogel
President and Chief Executive Officer
(Principal Executive Officer)
Date: February 1, 2011

/s/ Ari Muljana
Ari Muljana
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)
Date: February 1, 2011

/s/ Heinz J. Scholz
Heinz J. Scholz
Chairman and Executive Director
Date: February 1, 2011

/s/ Michael J. Velletta
Michael J. Velletta
Executive Director
Date: February 1, 2011

/s/ Richard Schenz
Richard Schenz
Director
Date: February 1, 2011

/s/ Werner Ladwein
Werner Ladwein
Director
Date: February 1, 2011

EXHIBIT INDEX

Exhibit
Number	Description

1.1**	Agency Agreement

3.1	Articles of Incorporation (incorporated by reference to an exhibit to our Registration Statement on Form SB-2 filed on July 14, 2003)

3.2

Certificate of Amendment to Articles of Incorporation of Express Systems Corporation filed on April 2, 2007 (changing name to Manas Petroleum Corporation) (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

3.3	Amended and Restated Bylaws (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 15, 2009)

4.1	Form of Debenture (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 16, 2008)

4.2	Form of Loan Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on August 25, 2008)

5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

10.1	Share Exchange Agreement, dated November 23, 2006 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.2	Farm-In Agreement, dated October 4, 2006 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.3

Letter Agreement – Phase 2 Work Period with Santos International Operations Pty. Ltd, dated July 28, 2008 (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on April 15, 2009)

10.4

Side Letter Agreement – Phase 1 Completion and Cash Instead of Shares with Santos International Holdings Pty Ltd., dated November 24, 2008 (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on April 15, 2009)

10.5	2007 Revised Omnibus Plan (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on April 15, 2009)

10.6	Promissory note issued to Heinz Scholz dated December 5, 2008 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.7	Promissory Note issued to Peter-Mark Vogel dated December 5, 2008 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.8	Promissory note issued to Alexander Becker dated December 5, 2008 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.9	Promissory note issued to Michael J. Velletta dated December 5, 2008 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.10	Consulting Frame Contract with Varuna AG dated February 1, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.11	Termination Agreement with Thomas Flottmann dated January 31, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.12

Amendment to the Notice with Terms and Condition for the Termination of Employment Agreement with Rahul Sen Gupta dated February 26, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.13	Amendment to the Termination Agreement with Rahul Sen Gupta dated March 31, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.14	Termination Agreement with Peter-Mark Vogel dated January 30, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.15	Consulting Frame Contract with Peter-Mark Vogel dated March 26, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.16

Production Sharing Contract for Contract Area Tsagaan Els-XIII between the Petroleum Authority of Mongolia and DWM Petroleum (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.17

Production Sharing Contract for Contract Area Zuunbayan-XIV between the Mineral Resources and Petroleum Authority of Mongolia and DWM Petroleum (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.18	Letter from AKBN regarding Production Sharing Contracts for Blocks A-B and D-E dated May 5, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.19	Employment Agreement between Ari Muljana and Manas Petroleum Corporation dated April 1, 2009 (incorporated by reference to an exhibit to our Registration Statement on Form S-1 filed on July 30, 2009)

10.20	Consultancy Agreement dated November 21, 2008 with Dr. Richard Schenz (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on August 13, 2009)

10.21

Letter of Intent with Petromanas Energy Inc. (formerly WWI Resources Ltd.) dated November 19, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q filed on November 23, 2009)

10.22

Share Purchase Agreement dated February 12, 2010 between Petromanas Energy Inc. (formerly WWI Resources Ltd.), DWM Petroleum AG and Petromanas Albania GmbH (formerly Manas Adriatic GmbH) (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on February 25, 2010)

10.23	Form of Stock Option Agreement (Investor Relations) (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on March 18, 2010)

10.24	Form of Stock Option Agreement (Non-Investor Relations) (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on March 18, 2010)

10.25	Agreement dated January 29, 2010 relating to the assignment of the interest in the Chilean project (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on March 18, 2010)

10.26	Termination Agreement dated July 31, 2010 with Erik Herlyn (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q filed on August 16, 2010)

10.27	Agreement between Gobi Energy Partners LLC and DQE International Tamsag (Mongol) LLC (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 7, 2010)

10.28	Appointment as Director dated September 16, 2010 by Dr. Werner Ladwein (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q filed on November 15, 2010)

10.29	Share Placement/Purchase Agreement dated September 26, 2010 with Alexander Becker (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q filed on November 15, 2010)

10.30	Employment and Non-Competition Agreement dated October 1, 2010 with Peter-Mark Vogel (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q filed on November 15, 2010)

10.31	Cooperation Agreement dated November 5, 2010 with Shunkhlai Group LLC (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on December 2, 2010)

21.1*	Subsidiaries of Manas Petroleum Corporation

23.1*	Consent of Deloitte AG

23.2*	Consent of BDO Visura International AG

23.3*	Consent of Clark Wilson LLP (included in Exhibit 5.1)

99.1*	Audit Committee Charter

*Filed herewith.
** To be filed by amendment.